As filed with the Securities and Exchange Commission on August 6,  1998
                                           Registration  File No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                          -----------------------------
                                    FORM S-4
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             Synovus Financial Corp.
             (Exact Name of registrant as specified in its charter)

   Georgia                           6022                            58-1134883
(State or other               (Primary Standard                 (I.R.S. Employer
 jurisdiction of                   Industrial                     Identification
 incorporation of              Classification                           Number)
 organization)                  Code Number)
                          Suite 301, One Arsenal Place
                                901 Front Avenue
                             Columbus, Georgia 31901
                                 (706) 649-2387
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)
                      ------------------------------------
        Kathleen Moates, Senior Vice President and Deputy General Counsel
                             Synovus Financial Corp.
                          Suite 202, One Arsenal Place
                                901 Front Avenue
                             Columbus, Georgia 31901
                                 (706) 649-4818
 (Name, Address, including zip code, and Telephone Number of Agent for Service)

                     Approximate date of commencement of the
                  proposed sale of the securities to the public:

         The date of mailing the Proxy Statement/Prospectus to the shareholders of Bank of Georgia.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. _____

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______


                         CALCULATION OF REGISTRATION FEE


Title of                                    Proposed              Proposed
each class of              Amount           maximum               maximum
securities                 to be            offering              aggregate             Amount of
to be registered           registered       price per unit        offering price        registration fee
----------------           ----------       --------------        --------------        ----------------
Common Stock               850,399                   <F1>                  <F1>              $1,722
$1.00 par value

Common Stock
Rights                     850,399                   <F2>                  <F2>                <F2>

<F1>     Determined pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based upon the book value of common stock of Bank of Georgia at June 30, 1998, there being 132,500 shares of such stock issued and outstanding on that date, having an aggregate book value on that date of approximately $5,835,970.

<F2>     The Common Stock Rights (the  "Rights")  are attached to and trade with the common stock of Synovus Financial Corp. The value, if any, attributable to the Rights is reflected in the market price of the common stock of Synovus Financial Corp.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                                 BANK OF GEORGIA

                          2100 Experiment Station Road
                           Watkinsville, Georgia 30677

                                  _______, 1998

Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders (the "Special Meeting") of Bank of Georgia to be held at 7:30 p.m., local time, on _________, 1998 at Bank of Georgia's office at 2100 Experiment Station Road, Watkinsville, Georgia 30677.

         As described in the enclosed Proxy Statement/Prospectus, at the Special Meeting you will be asked to consider and vote upon an Agreement and Plan of Merger, as amended (the "Merger Agreement"), dated April 22, 1998, by and between Bank of Georgia and Athens First Bank & Trust Company ("Athens First"), a wholly owned subsidiary of Synovus Financial Corp. ("Synovus"), and joined into by Synovus. The Merger Agreement provides for the Merger of Bank of Georgia with and into Athens First. After the Merger, the office of Bank of Georgia will operate as a branch of Athens First. The material terms of the Merger Agreement are described in the enclosed Proxy Statement/Prospectus.

         Bank of Georgia's Board of Directors has approved the Merger Agreement and recommends that you vote FOR the proposed Merger.

         Whether or not you plan to attend the Special Meeting in person, you are requested to complete, date, and sign the enclosed proxy and return it promptly in the enclosed envelope as soon as possible. If you decide to attend the Special meeting and wish to change your proxy vote, you may do so by voting in person at the Special Meeting. If you need assistance in completing your Proxy, please call Coleman Whitehead or me.

                                Very truly yours,

                                /s/Frank J. Christa

                                Frank J. Christa
                                President


                                 BANK OF GEORGIA
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

         Notice is hereby given that a Special Meeting (the "Special Meeting") of Shareholders of Bank of Georgia will be held at 7:30 p.m., local time, on _________, 1998 at Bank of Georgia's office at 2100 Experiment Station Road, Watkinsville, Georgia 30677 for the following purposes:

         To consider and vote upon a proposal to merge Bank of Georgia with and into Athens First Bank & Trust Company ("Athens First"), a wholly owned subsidiary of Synovus Financial Corp. ("Synovus"), with Athens First being the resulting bank of the merger (the "Merger"), upon the terms and conditions provided for in the Agreement and Plan of Merger, as amended, dated April 22, 1998 (the "Merger Agreement"), and to consider and act upon all matters necessary or incidental to the Merger Agreement and the Merger; and

         To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         Shareholders of Bank of Georgia shall have the right to dissent to the Merger and receive payment in cash of the fair value for their shares of Bank of Georgia Common Stock upon compliance with the procedures set forth in Section 14-2-1301 et. seq. of the Official Code of Georgia Annotated, as amended, a copy of which is attached as Appendix "B" to the Proxy Statement/Prospectus which accompanies this Notice of Special Meeting of Shareholders.

         Only shareholders of record at the close of business on ____ __, 1998 will be entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            /s/Frank J. Christa
Watkinsville, Georgia                       Frank J. Christa
_______, 1998                               President

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING OF BANK OF GEORGIA SHAREHOLDERS, PLEASE VOTE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT BANK OF GEORGIA MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, VOTE IN PERSON.
                            --------------------

THE BOARD OF DIRECTORS OF BANK GEORGIA RECOMMENDS THAT THE HOLDERS OF BANK OF GEORGIA COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND AUTHORIZATION OF THE MERGER.



                                TABLE OF CONTENTS

Caption                                                                                                       Page
AVAILABLE INFORMATION.............................................................................................1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................................1
SUMMARY OF PROXY STATEMENT/PROSPECTUS
         The Companies and Their Businesses.......................................................................4
         Bank of Georgia Special Shareholders' Meeting............................................................5
         The Merger...............................................................................................5
         Reasons for the Merger; Recommendation of Board of Directors.............................................5
         Votes Required...........................................................................................6
         Dissenters' Rights.......................................................................................6
         Interests of Certain Persons
           in the Merger..........................................................................................6
         Tax Opinion..............................................................................................7
         Accounting Treatment.....................................................................................7
         Conditions to the Merger; Regulatory Approvals...........................................................7
         Effective Date...........................................................................................8
         Waiver and Amendment.....................................................................................8
         Termination..............................................................................................8
         Description of Stock and Effect of Merger
           on Rights of Bank of Georgia Shareholders..............................................................8
         Markets and Market Prices................................................................................9
COMPARATIVE PER SHARE DATA....................................................................................... 9
SELECTED FINANCIAL DATA..........................................................................................11
THE SPECIAL MEETING
         General Information.....................................................................................13
         Voting Information......................................................................................13
THE MERGER.......................................................................................................14
         The Merger Agreement....................................................................................14
         Terms of the Merger.....................................................................................15
         Recommendation of Bank of Georgia Board of Directors; Background of
           and Reasons for the Merger............................................................................16
         Conditions to the Merger................................................................................17
         Regulatory Approvals....................................................................................19
         Waiver and Amendment....................................................................................19
         Termination.............................................................................................19
         Interests of Certain Persons in the Merger..............................................................20
         Employee Benefits.......................................................................................21
         Tax Opinion.............................................................................................21
         Accounting Treatment....................................................................................22
         Expenses................................................................................................22
         Resales of Synovus Common Stock.........................................................................22

                                        i

         NYSE Listing............................................................................................23
DESCRIPTION OF STOCK AND EFFECT OF MERGER
  ON RIGHTS OF BANK OF GEORGIA SHAREHOLDERS......................................................................23
         Synovus Common Stock....................................................................................25
         Voting Rights - Certain Anti-Takeover
           Effects - The Voting Amendment........................................................................25
         The Rights Plan.........................................................................................26
         Staggered Board of Directors; Supermajority Approvals...................................................29
         Evaluation of Business
           Combinations..........................................................................................30
         Bank of Georgia Common Stock............................................................................30
         Dissenters' Rights......................................................................................31
         Conduct of Business of Bank of Georgia
           and Synovus Pending the Merger........................................................................33
DESCRIPTION OF SYNOVUS...........................................................................................33
         Business................................................................................................33
         Management and Additional Information...................................................................34
REGULATORY MATTERS...............................................................................................34
         General.................................................................................................34
         Dividends...............................................................................................35
         Capital Requirements....................................................................................37
         Commitments to Subsidiary Banks.........................................................................38
         Prompt Corrective Action............................................................................... 38
         Safety and Soundness Standards......................................................................... 39
         Depositor Preference Statute........................................................................... 40
DESCRIPTION OF BANK OF GEORGIA.................................................................................. 40
         Background..............................................................................................40
         Business............................................................................................... 40
         Bank of Georgia Common Stock Owned by Management........................................................41
         Management's Discussion and Analysis of
           Financial Condition and Results of Operations........................................................ 43
EXPERTS......................................................................................................... 53
         Synovus................................................................................................ 53
         Bank of Georgia........................................................................................ 53
OTHER MATTERS................................................................................................... 53
SHAREHOLDER PROPOSALS........................................................................................... 53
PRO FORMA FINANCIAL INFORMATION................................................................................. 53
INDEX TO FINANCIAL STATEMENTS................................................................................... 55
Appendix "A" - Agreement and Plan of Merger, As Amended
Appendix "B" - Section 14-2-1301 et. seq. of the Official Code of Georgia Annotated,
                           as amended, relating to the rights of dissenting shareholders
Appendix "C" - Tax Opinion of KPMG Peat Marwick LLP

                                       ii



                                   PROSPECTUS
                                       OF
                             SYNOVUS FINANCIAL CORP.
                         850,399 SHARES OF COMMON STOCK
                                 PROXY STATEMENT
                                       OF
                                 BANK OF GEORGIA
                      FOR A SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON __________, 1998
                        CALLED TO CONSIDER THE AGREEMENT
                            PROVIDING FOR THE MERGER

         This Proxy Statement/Prospectus relates to the issuance in the Merger described herein, pursuant to which Bank of Georgia will be merged with and into Athens First Bank & Trust Company ("Athens First"), a wholly owned subsidiary of Synovus Financial Corp. ("Synovus"), of up to 850,399 shares of common stock of Synovus in exchange for all of the outstanding shares of common stock of Bank of Georgia (the "Merger").

         At the Special Meeting, Bank of Georgia shareholders will be asked to approve an Agreement and Plan of Merger, as amended, dated April 22, 1998 (the "Merger Agreement"), by and between Bank of Georgia and Athens First and joined into by Synovus. The Merger Agreement is attached as Appendix "A" and is incorporated herein by reference.

         The Merger Agreement provides that on the effective date of the Merger (the "Effective Date") all holders of the $5.00 par value common stock of Bank of Georgia ("Bank of Georgia Common Stock"), except dissenting shareholders, will be entitled to receive 6.4181 (less fractional shares for which cash shall be paid in lieu thereof) of the $1.00 par value common stock of Synovus ("Synovus Common Stock") for each share of Bank of Georgia Common Stock held of record. See "THE MERGER."

         This Proxy Statement/Prospectus was first mailed to Bank of Georgia shareholders on or about _________, 1998.

THE SECURITIES OF SYNOVUS TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SHARES OF SYNOVUS COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

The Date of this Proxy Statement/Prospectus is _______, 1998.


                              AVAILABLE INFORMATION

         Synovus is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission at: Chicago Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such reports, proxy statements and other information can be obtained from the Commission at prescribed rates by addressing a written request for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains an Internet World Wide Web site that contains reports, proxy and information statements and other information about issuers like Synovus, who file electronically with the Commission. The address of that site is http://www.sec.gov. The common stock of Synovus is listed on the New York Stock Exchange (the "NYSE") and such reports, proxy statements and other information concerning Synovus can be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005.

         Synovus has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Synovus Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not contain all the information and undertakings set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Documents relating to Synovus, excluding exhibits unless specifically incorporated herein, are available without charge upon written or oral request to Synovus Financial Corp., Suite 301, One Arsenal Place, 901 Front Avenue, Columbus, Georgia 31901,
Attention: G. Sanders Griffith, III, Senior Executive Vice President, General Counsel and Secretary, Telephone Number: (706) 649-2267. In order to ensure timely delivery of the documents, any request should be made at least five (5) business days prior to the date of the Special Shareholders' Meeting.

         The following documents filed by Synovus with the Commission are hereby incorporated by reference into this Proxy Statement/Prospectus: (i) Synovus' Annual Report on Form 10-K for the year ended December 31, 1997; (ii) Synovus' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) Synovus' Current Reports on Form 8-K dated March 9, 1998, April 23, 1998, May 18, 1998, June 5, 1998 and July 15, 1998; (iv) the description of Synovus Common Stock contained in Synovus'

                                        1


Registration Statement on Form 8-A filed with the Commission on August 21, 1989; and (v) the description of the Common Stock Rights of Synovus contained in Synovus' Registration Statement on Form 8-A filed with the Commission on May 3, 1989.

         All documents filed by Synovus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the
Special Meeting are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of Synovus or Bank of Georgia since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

         All information contained in this Proxy Statement/Prospectus with respect to Synovus and Synovus' subsidiaries has been supplied by Synovus and all information with respect to Bank of Georgia has been supplied by Bank of Georgia.

         This Proxy Statement/Prospectus does not relate to any resale of Synovus Common Stock received by any person upon consummation of the Merger and no person is authorized to make any use of this Proxy Statement/Prospectus in connection with any such resale.

         This Proxy Statement contains certain forward-looking statements with respect to the financial condition, results of operations, and business of Synovus following the consummation of the Merger including statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (i) expected cost savings from the Merger cannot be realized; (ii) deposit attrition, customer loss, or revenue loss

                                        2


following the Merger is greater than expected; (iii) competitive pressure in the banking industry increases significantly; (iv) costs or difficulties related to the integration of the business of Bank of Georgia into Synovus are greater than expected; (v) changes in the interest rate environment reduces margins; (vi) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (vii) changes occur in the regulatory environment; (viii) changes occur in business conditions and inflation; and (ix) changes occur in the securities markets. Further information on other factors that could affect the financial results of Synovus after the Merger is included in the documents filed by Synovus with the Commission incorporated by reference herein.

                                        3



                      SUMMARY OF PROXY STATEMENT/PROSPECTUS

         The following is a brief summary of certain information contained elsewhere in or incorporated by reference into this Proxy Statement/Prospectus. This summary is necessarily incomplete and is qualified in its entirety by reference to the more detailed information contained elsewhere herein or in the accompanying exhibits or documents incorporated herein by reference.

The Companies and their Businesses

Synovus

         Synovus is a multi-financial services company, organized and existing as a business corporation under the laws of the State of Georgia. Synovus is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC Act"). As of June 30, 1998, Synovus and its subsidiaries ("Subsidiaries") had total assets of $9.4 billion, total deposits of $7.8 billion, shareholders' equity of $954 million and net loans of $6.6 billion. Synovus and its 34 commercial banking affiliates presently provide banking services at approximately 227 offices located in the States of Georgia, Alabama, Florida and South Carolina. Synovus also owns nonbanking Subsidiaries including a full service brokerage firm and an 80.7% interest in Total System Services, Inc. ("Total System"), a bankcard data processing company whose stock is traded on the NYSE. The principal executive offices of Synovus are located at Suite 301, One Arsenal Place, 901 Front Avenue, Columbus, Georgia 31901 (telephone number (706) 649-2387).

         Synovus continually evaluates acquisition opportunities and frequently conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations frequently take place and future acquisitions involving cash or equity securities can be expected. Acquisitions typically involve the payment of a premium over book and market values, and therefore some dilution of Synovus' book value and/or net
income  per  common  share  may  occur  in  connection   with  any  such  future
acquisitions.

         Additional   information   about   Synovus  is  included  in  documents
incorporated by reference in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

Bank of Georgia

         Bank of Georgia is a commercial bank, organized and existing under the laws of the State of Georgia. As of June 30, 1998, Bank of Georgia had total assets of $54 million, total deposits of $47.4 million, total shareholders' equity of $5.8 million and net loans of $35.7 million. Bank of Georgia has one office located at 2100 Experiment Station Road, Watkinsville, Georgia 30677 (telephone number (706) 769-9031).

                                        4


Bank of Georgia Special Shareholders' Meeting

         The Special Meeting called to consider the Merger will be held at 7:30 p.m., local time, on _________, 1998 at Bank of Georgia's office at 2100 Experiment Station Road, Watkinsville, Georgia 30677. Only shareholders of record of Bank of Georgia Common Stock at the close of business on _______, 1998, will be entitled to receive notice of and to vote at the Special Meeting. See "THE SPECIAL MEETING - General Information" and "- Voting Information."

The Merger

         Subject to approval by the shareholders of Bank of Georgia at the Special Meeting, the receipt of required regulatory approvals, and certain other conditions, Bank of Georgia will be merged with and into Athens First pursuant to the Merger Agreement. As a result of the Merger, the former shareholders of Bank of Georgia will receive from Synovus 6.4181 shares of Synovus Common Stock for each of their shares of Bank of Georgia Common Stock (the "Per Share Exchange Ratio").

         No fractional shares of Synovus Common Stock will be issued in connection with the Merger but rather cash (without interest) will be paid in lieu thereof, with the amount of cash to be paid in lieu of fractional shares to be determined based upon the closing price per share of Synovus Common Stock on the NYSE on the fifth business day immediately preceding the effective date of the Merger ("Effective Date"). See "THE MERGER - The Merger Agreement."

Reasons for the Merger; Recommendation of Board of Directors

         The Board of Directors of Bank of Georgia considered a variety of factors in evaluating the Merger, including: (i) the value of the consideration to be received by Bank of Georgia shareholders relative to the book value and earnings per share of Bank of Georgia Common Stock; (ii) certain information concerning the financial condition, results of operations and business prospects of Synovus; (iii) the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with Synovus; (iv) the alternatives to the Merger, including remaining an independent institution; (v) the competitive and regulatory environment for financial institutions generally; and (vi) the fact that the Merger will enable Bank of Georgia shareholders to exchange their shares of Bank of Georgia Common Stock, in a tax-free transaction, for shares of common stock of a regional company, the stock of which is widely held and actively traded. Based on these factors, the Board of Directors of Bank of Georgia has determined that the Merger is in the best interests of the shareholders of Bank of Georgia and has approved the Merger Agreement. Accordingly, the Board of Directors recommends that the shareholders of Bank of Georgia vote FOR the Merger Agreement. See "THE MERGER - Recommendation of Bank of Georgia Board of Directors and Reasons for the Merger."

         The Board of Directors of Synovus, after careful study and evaluation of relevant

                                        5


factors, believes the Merger will provide Synovus with expanded market opportunities for profitable long-term growth. The Synovus Board believes that the Merger will result in the integration of a well-suited and positioned banking organization into Synovus' existing organization.

Votes Required

         The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Bank of Georgia Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement and to authorize the Merger. The holders of Bank of Georgia Common Stock are entitled to one vote on each matter to be considered and voted on at the Bank of Georgia Special Shareholders' Meeting for each share of Bank of Georgia Common Stock held by them of record at the close of business on _________, 1998.

         As of the record date for the Special Meeting, Bank of Georgia' present directors, executive officers and their affiliates had the power to vote, or direct the voting of, approximately 40% of the outstanding shares of Bank of Georgia Common Stock. It is anticipated that all shares of Bank of Georgia Common Stock as to which Bank of Georgia's directors, executive officers and their affiliates control the voting power will be voted to approve the Merger Agreement and the Merger. Approval of the Merger by the holders of Synovus Common Stock is not required and will not be sought. See "THE SPECIAL MEETING - Voting Information."

Dissenters' Rights

         The shareholders of Bank of Georgia Common Stock are entitled to dissenters' rights of appraisal with respect to the Merger under the Georgia Business Corporation Code. The failure by a shareholder of Bank of Georgia to precisely follow the statutory procedure for exercising dissenters' rights may result in the loss of such dissenters' rights. See "DESCRIPTION OF STOCK AND EFFECT OF MERGER ON RIGHTS OF Bank of Georgia SHAREHOLDERS - Dissenters' Rights."

Interests of Certain Persons in the Merger

         No officer or director of Bank of Georgia, nor any of their "associates," has any direct or indirect material interest in the Merger, except insofar as the following might be deemed to create such an interest: (i) the ownership by such person of Bank of Georgia Common Stock; (ii) the continued employment by such person with Athens First after consummation of the Merger;
(iii) the potential service by such person as a director of Athens First after consummation of the Merger; (iv) after the Effective Date, the eligibility of such persons to participate in the Synovus Financial Corp. Director and/or Employee Stock Purchase Plans or Synovus' welfare, incentive and benefit plans; and (v) certain rights to indemnification.

         In addition, if the Merger is consummated, Synovus has agreed to enter into an Employment Agreement with Frank J. Christa, President of Bank of Georgia, pursuant

                                        6


to which Mr. Christa will be elected as a Group Vice President of Athens First. The Agreement is for a three-year term and provides that Mr. Christa will be compensated for his services at an annual rate of base compensation of $123,200 per year. See "THE MERGER - Interests of Certain Persons in the Merger."

Tax Opinion

         Synovus and Bank of Georgia have received a tax opinion ("Tax Opinion") from KPMG Peat Marwick LLP ("KPMG"), Certified Public Accountants, to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Tax Code"); the basis of Synovus Common Stock to be received by each Bank of Georgia shareholder will be the same as the basis of Bank of Georgia Common Stock surrendered in exchange therefor; the holding period of Synovus Common Stock will include the holding period of the Bank of Georgia Common Stock exchanged therefor, provided that such Bank of Georgia Common Stock is held as a capital asset at the Effective Date of the Merger; and that, for federal income tax purposes, the shareholders of Bank of Georgia will not recognize gain or loss on the exchange in the Merger of their Bank of Georgia Common Stock for Synovus Common Stock (except to the extent of any cash paid in lieu of fractional shares, any cash paid to those Bank of Georgia shareholders who perfect their statutory dissenters' rights against the Merger and except to the extent that the Share Purchase Rights, which are described on pages 26 through 29 of this Proxy Statement/Prospectus, are determined to be other property within the meaning of Section 356 of the Tax Code, as described on page 9 of the Tax Opinion which is attached hereto as Appendix "C").

         ALL BANK OF GEORGIA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE TAX LAWS.

Accounting Treatment

         It is a condition precedent to the obligations of Bank of Georgia and Synovus to consummate the Merger for the Merger to qualify for pooling of interests accounting treatment. On the Effective Date, Synovus anticipates receiving a letter from KPMG to the effect that the Merger will qualify for pooling of interests accounting treatment. See "THE MERGER Accounting Treatment" ; and " - Resales of Synovus Common Stock."

Conditions to the Merger; Regulatory Approvals

         Consummation of the Merger is subject to various conditions, including receipt of the shareholder approval solicited hereby, receipt of the necessary regulatory approvals, receipt of the opinion of KPMG regarding certain tax aspects of the Merger (which has been satisfied), receipt of assurances that the Merger qualifies for pooling of interests accounting treatment and satisfaction of other customary closing conditions.

                                        7


         The regulatory approvals and consents necessary to consummate the transactions contemplated by the Merger Agreement include the approval of the Federal Deposit Insurance Corporation ("FDIC") and the Department of Banking and Finance of the State of Georgia ("Georgia Banking Department"). Applications have been submitted for such approvals. The Merger has not yet been approved by the FDIC or the Georgia Banking Department. See "THE MERGER - Conditions to the Merger; Regulatory Approvals."

Effective Date

         The Merger will become effective at the time a Certificate of Merger is filed with the Secretary of State of Georgia, or on such later date as the Certificate of Merger may specify ("Effective Date"). Subject to the conditions specified in the Merger Agreement, the parties currently anticipate that the Merger will become effective on November 30, 1998, although there can be no assurances as to whether or when the Merger will occur. See "THE MERGER - Conditions to the Merger; Regulatory Approvals."

Waiver and Amendment

         Prior to the Effective Date, any provision of the Merger Agreement may be waived by the party entitled to the benefits of such provision or by all parties, to the extent allowed by law. In addition, the Merger Agreement may be amended at any time, to the extent allowed by law, by an agreement in writing between Synovus and Bank of Georgia after approval of their respective Boards of Directors. See "THE MERGER - Waiver and Amendment."

Termination

         The Merger Agreement may be terminated at any time prior to the Effective Date by the mutual consent of Synovus, Bank of Georgia and Athens First, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board, and by any of them individually under certain specified circumstances, including if the Merger has not become effective by December 31, 1998. If the Merger Agreement is terminated by Synovus for reasons other than as specified in the Merger Agreement, Synovus must pay Bank of Georgia $100,000 or $200,000 in liquidated damages, with the amount of the liquidated damages payment to be determined based upon the reason for such termination. If the Merger Agreement is terminated by Bank of Georgia for reasons other than as specified in the Merger Agreement, Bank of Georgia must pay Synovus either $100,000 or $200,000 in liquidated damages, with the amount of the liquidated damages payment to be determined based upon the reason for such termination. See "THE MERGER - Termination."

Description of Stock and Effect of Merger on Rights of Bank of Georgia Shareholders

         On the Effective Date, shareholders of Bank of Georgia (other than Bank of Georgia shareholders who exercise and perfect their statutory dissenters' rights against the Merger) will automatically become shareholders of Synovus and their rights as

                                        8


shareholders of Synovus will be determined by the Georgia Business Corporation Code and by Synovus' Articles of Incorporation and bylaws. The rights of shareholders of Synovus differ from the rights of shareholders of Bank of Georgia with respect to certain important matters, including the required shareholder votes as to certain matters, Synovus' Share Purchase Rights Plan and Synovus' Voting Rights Amendment which entitles certain of its shareholders to ten votes per share. See "DESCRIPTION OF STOCK AND EFFECT OF MERGER ON RIGHTS OF BANK OF GEORGIA SHAREHOLDERS."

Markets and Market Prices

         The following table presents the closing price for Synovus Common Stock reported on the NYSE on April 21, 1998, the last business day preceding the public announcement of the Merger, and the closing price for Synovus Common Stock reported on the NYSE on ______, 1998. On August 1, 1998, there were 241 shareholders of record of Bank of Georgia Common Stock. No established trading market for Bank of Georgia Common Stock exists. Because transactions in Bank of Georgia Common Stock are infrequent and are negotiated privately between the persons involved in these transactions and because such transactions are not reported on an exchange or other organized trading system, Bank of Georgia does not have reliable data regarding recent trading activity in Bank of Georgia Common Stock. To the best knowledge of management of Bank of Georgia, the last transaction in Bank of Georgia Common Stock took place in October 1997 at a price of $45.00 per share. The table also sets forth the Bank of Georgia Common Stock Equivalent which represents the closing price of Synovus on April 21, 1998 and _____, 1998 multiplied by the Per Share Exchange Ratio of 6.4181.

                 Synovus Common         Bank of Georgia        Bank of Georgia
                 Stock                  Common Stock           Common Stock
                                                               Equivalent

April 21, 1998        $23.70                $45.00               $152.11
_____, 1998

         Shareholders are advised to obtain current market quotations for Synovus Common Stock. It is expected that the market price of Synovus Common Stock will fluctuate between the date of the Proxy Statement/Prospectus and the Effective Date of the Merger and thereafter. No assurances can be given as to the market price of Synovus Common Stock or Bank of Georgia Common Stock at, or in the case of Synovus Common Stock after, the Effective Date of the Merger.

                           COMPARATIVE PER SHARE DATA

         The following summary presents selected comparative unaudited per share information: (1) for Synovus Common Stock, on a historical and pro forma basis assuming the Merger had been effective during the periods presented and (2) for Bank

                                        9


of Georgia on a historical basis and on a pro forma equivalent basis. In presenting the equivalent Bank of Georgia per share amounts, the data reflects one share of Bank of Georgia Common Stock as 6.4181 shares of Synovus Common Stock to be exchanged therefor. The pro forma information has been prepared giving effect to the Merger as a pooling of interests. The pro forma financial information does not include the effects of other pending immaterial acquisitions by Synovus. These tables should be read in conjunction with the consolidated financial statements of Synovus and Bank of Georgia included in documents included or incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         The following information is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                       [Rest of page intentionally blank]

                                       10

The following table reflects the issuance of 850,399 shares of Synovus Common Stock pursuant to the Per Share Exchange Ratio of 6.4181 shares of Synovus Common Stock for each share of Bank of Georgia Common Stock currently outstanding.


                                                                                  As of and For The
                                                   Six Months                         Years Ended
                                                     Ended                           December 31,
                                                 June 30, 1998           1997            1996            1995
                                                   (Unaudited)      (Unaudited except Synovus and Bank of Georgia Historical)
Net Income per common share - basic

Historical:

        Synovus                                   $      0.32            0.63            0.53            0.44

        Bank of Georgia                                  3.63            6.04            6.35            5.24

Pro forma combined                                       0.32            0.63            0.54            0.44

Pro forma equivalent per common
  Bank of Georgia share <F1>                             2.05            4.04            3.47            2.82

Net income per common share - assuming dilution

Historical:

        Synovus                                          0.32            0.62            0.53            0.44

        Bank of Georgia                                  3.63            6.04            6.35            5.24

Pro forma combined                                       0.32            0.62            0.54            0.44

Pro forma equivalent per common
  Bank of Georgia share <F1>                             2.05            4.04            3.47            2.82

Cash dividends declared per common share

Historical:

        Synovus                                          0.15            0.24            0.19            0.16

        Bank of Georgia                                  0.94            1.00            0.90            0.75

Equivalent per common Bank of
  Georgia share <F2>                                     0.96            1.54            1.22            1.03

Book values per common share at period end

Historical:

        Synovus                                          3.63            3.44

        Bank of Georgia                                 44.05           40.95

Pro forma combined                                       3.64            3.45

Pro forma equivalent per common Bank
  of Georgia share <F1>                                 23.36           22.14

<F1>Determined  by  multiplying  the pro forma amounts by the Exchange  Ratio of
    6.4181:1.

<F2>Determined by multiplying the Synovus historical cash dividends declared per share by the Exchange Ratio of 6.4181:1.

                                      10.1


                             SELECTED FINANCIAL DATA

         The following tables set forth certain selected historical financial information for Synovus and Bank of Georgia. The selected historical financial information is based upon, derived from, and should be read in conjunction with the historical consolidated financial statements of Synovus and Bank of Georgia and the related notes therein, set forth in documents included or incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

         Interim unaudited information for Synovus and Bank of Georgia for the six months ended June 30, 1998, and June 30, 1997, reflect, in the opinion of management of Synovus and Bank of Georgia, respectively, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. Results for the six months ended June 30, 1998, are not necessarily indicative of results which may be expected for the year as a whole.

                       [Rest of page intentionally blank]

                                       11


                           SYNOVUS FINANCIAL CORP.
                            Selected Financial Data
                 (Dollars in thousands, except per share data)

                                                      Six Months Ended
                                                            June 30,
                                                          (Unaudited)                        Years Ended December 31,
                                                      1998          1997       1997       1996       1995       1994        1993

Net interest income                               $  214,002      200,763    412,389    374,874    341,875    301,231     263,213

Provision for losses on loans                     $   14,598       15,280     32,296     31,766     25,787     25,387      24,924

Income before extraordinary item                  $   85,425       75,129    165,236    139,604    114,583     89,452      80,379

Net income                                        $   85,425       75,129    165,236    139,604    114,583     89,452      77,467

Per share data:

   Income before extraordinary item - basic       $     0.32         0.29       0.63       0.53       0.44       0.35        0.32

   Income before extraordinary item - assuming
    dilution                                      $     0.32         0.28       0.62       0.53       0.44       0.35        0.32

   Net income - basic                             $     0.32         0.29       0.63       0.53       0.44       0.35        0.31

   Net income - assuming dilution                 $     0.32         0.28       0.62       0.53       0.44       0.35        0.31

   Cash dividends declared                        $     0.15         0.12       0.24       0.19       0.16       0.13        0.11

   Book value per share                           $     3.63         3.17       3.44       2.99       2.66       2.27        2.17

Long-term debt                                    $  123,484      127,239    126,174     97,283    106,815    139,811     143,481

Average total equity                              $  928,801      802,207    834,726    730,541    639,426    566,562     505,027

Average total assets                              $9,276,934    8,641,807  8,815,423  8,135,587  7,498,299  6,782,659   6,141,794

Ratios:

   Return on assets before extraordinary item <F1>      1.86 %       1.75       1.87       1.72       1.53       1.32        1.31

   Return on assets after extraordinary item <F1>       1.86         1.75       1.87       1.72       1.53       1.32        1.26

   Return on equity before extraordinary item <F1>     18.55        18.89      19.80      19.11      17.92      15.79       15.92

   Return on equity after extraordinary item <F1>      18.55        18.89      19.80      19.11      17.92      15.79       15.34

   Dividend payout ratio                               45.17        41.85      38.10      36.62      36.69      36.90       35.10

   Average equity to average assets                    10.02         9.29       9.47       8.98       8.53       8.35        8.22


<F1>    Ratios for the six month periods have been annualized.

                                      11.1



                      SELECTED HISTORICAL FINANCIAL DATA OF
                                 BANK OF GEORGIA

                                Six Months Ended
                                    June 30,                                 Years Ended December 31,
                                                              (Dollars in Thousands, Except Per Share Amounts)
                             1998            1997         1997         1996         1995         1994         1993
                             ----            ----         ----         ----         ----         ----         ----
Balance Sheet:

Total assets                 $53,961      $50,580        $51,528      $48,756      $47,872       $38,338      $36,113

Loans, net                    35,679       30,106         31,832       30,022       24,116        23,420       19,643
Securities
   available-for-sale          9,563       10,111         12,129       10,330        9,236         8,320       -
Securities
   held-to-maturity            2,689        2,215          1,970        2,331        2,780         3,109       10,588
Federal funds sold             1,850        3,540            970        2,100        7,400         -            2,400
Deposits                      47,446       44,931         45,425       43,595       43,420        35,214       32,893
Stockholders'
   equity                      5,836        5,056          5,426        4,636        3,963         2,803        2,995

Operating Data:

Interest income                2,275        2,057          4,230        4,020        3,528         2,973        2,551
Interest expense               1,095          974          2,014        1,911        1,632         1,184          980
Net interest income            1,180        1,083          2,216        2,109        1,896         1,789        1,571
Provision for
   loan losses                    30            5              5           20           50            45           20
Net interest income
   after provision for
   loan losses                 1,150        1,078          2,211        2,089        1,846         1,744        1,551
Other income                     187          155            323          403          292           188          202
Other expenses                   644          629          1,300        1,163        1,019         1,022          973
Income tax expense               212          213            434          487          425           346          293
Net income                       480          390            801          842          694           564          487
Basic earnings
   per share                    3.63         2.95           6.04         6.35         5.24          4.26         3.68
Cash dividends
   declared per share            .94          -             1.00          .90          .75           .60          .50


                       [Rest of page intentionally blank]

                                       12



                               THE SPECIAL MEETING

General Information

     This Proxy Statement/Prospectus is being furnished to the shareholders of Bank of Georgia in connection with the solicitation, by and on behalf of the Board of Directors of Bank of Georgia, of Proxies for use and to be voted at a Special Meeting of Shareholders of Bank of Georgia to be held at 7:30 p.m., local time, on _________, 1998 at Bank of Georgia's office at 2100 Experiment Station Road, Watkinsville, Georgia 30677, and at any adjournment thereof, and is being mailed on _______, 1998 to the Bank of Georgia shareholders entitled to receive Notice of and to vote at the Special Meeting.

     The Special Meeting has been called by the Board of Directors of Bank of Georgia so that Bank of Georgia shareholders may consider and vote upon a proposal to merge Bank of Georgia with and into Athens First, a wholly owned subsidiary of Synovus, with Athens First as the resulting bank of the Merger pursuant to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Appendix "A," and incorporated herein by reference. Upon the Effective Date of the Merger, Bank of Georgia shareholders will receive from Synovus 6.4181 shares of Synovus Common Stock for each of their shares of Bank of Georgia Common Stock (the "Per Share Exchange Ratio").

     No fractional shares of Synovus Common Stock will be issued in connection with the Merger but rather cash (without interest) will be paid in lieu thereof, with the amount of cash in lieu of fractional shares to be determined based upon the closing price per share of Synovus Common Stock on the NYSE on the fifth business day immediately preceding the Effective Date.

     If and when the Merger is consummated, Bank of Georgia will operate as a branch of Athens First and Bank of Georgia will cease to exist as a separate banking corporation.

Voting Information

     At the close of business on _______, 1998, the record date for determining shareholders of Bank of Georgia Common Stock eligible to receive Notice of and to vote at the Special Meeting, 132,500 shares of Bank of Georgia Common Stock were issued and out standing. With respect to all matters to be considered and voted upon at the Special Meeting, each shareholder of Bank of Georgia Common Stock is entitled to one vote for each share of Bank of Georgia Common Stock held by such shareholder on the record date.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares is necessary to constitute a quorum at the Special Meeting. Some proxies may be broker non-votes (marked to indicate that the shares are not being voted on the Merger Agreement). Any proxy authorized to be voted at the meeting (including on routine matters pursuant to the discretionary authority granted to management's proxy) whether or not the proxy is marked to "ABSTAIN" or to effect a broker non-vote, will be counted in establishing a quorum.

                                       13


     Approval of the Merger Agreement and the authorization of the Merger requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of Bank of Georgia Common Stock entitled to vote at the Special Meeting. Consequently, both abstentions and broker non-votes will have the effect of a vote against the Merger Agreement.

     As of the record date for the Special Meeting, Bank of Georgia's directors, executive officers and their affiliates had the power to vote, or direct the voting of, approximately 40% of the issued and outstanding shares of Bank of Georgia Common Stock entitled to be voted at the Special Meeting. It is anticipated that all shares of Bank of Georgia Common Stock as to which Bank of Georgia's present directors, executive officers and their affiliates control the voting power will be voted FOR approval of the Merger Agreement and the authorization of the Merger.

     Shares represented by properly executed Proxies, if such Proxies are received at or prior to the Special Meeting and not subsequently revoked, will be voted at the Special Meeting in accordance with the choice specified therein, or, if no choice is specified therein, will be voted FOR approval of the Merger Agreement and the authorization of the Merger. A Proxy may be revoked by its maker at any time before it is exercised by: (i) giving written notice of revocation to President Christa or Chairman Whitehead or (ii) properly submitting to Bank of Georgia a duly executed Proxy bearing a later date. Attendance at the Special Meeting will constitute revocation of the Proxy if the maker thereof elects to vote in person.

     The cost of soliciting proxies from holders of Bank of Georgia Common Stock will be borne by Bank of Georgia. In addition to use of the mail, Bank of Georgia shareholders may be solicited by personal contact, or by telephone, telegraph or other electronic communications, by directors, officers or employees of Bank of Georgia, who will receive no additional compen sation therefor. Custodians, nominees and fiduciaries will be reimbursed for reasonable out-of-pocket expenses incurred by them in connection with this solicitation of Proxies.

                                   THE MERGER

     The following is a description of certain provisions of the Merger Agreement, the Merger and the consequences thereof. THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX "A" TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ CAREFULLY THE MERGER AGREEMENT, AS WELL AS THE OTHER APPENDICES, IN THEIR ENTIRETY.

The Merger Agreement

     The Board of Directors of Bank of Georgia has approved, executed and delivered, and the proper officers of Bank of Georgia have executed and delivered, the Merger Agreement relating to the Merger. The Merger Agreement sets forth the terms of the Merger and contains: (i) conditions precedent to each party's obligations to consummate the Merger; (ii) conditions precedent to Synovus' obligations to consummate the Merger; (iii) conditions precedent to Bank of Georgia's obligations to consummate the Merger; (iv) provisions relating

                                       14


to Bank of Georgia's and Synovus' operations pending consummation of the Merger; and (v) certain other provisions.

Terms of the Merger

     On the Effective Date of the Merger (which is the date of or to be specified in the certificate to be issued by the Secretary of State of Georgia causing the Merger to become effective), the issued and outstanding shares of Bank of Georgia Common Stock will be converted into shares of Synovus Common Stock at the Per Share Exchange Ratio, and outstanding certificates representing shares of Bank of Georgia Common Stock shall thereafter represent shares of Synovus Common Stock.

     Certificates representing shares of Bank of Georgia Common Stock shall be surrendered to Synovus by the holders thereof on or after the Effective Date of the Merger for new certificates representing shares of Synovus Common Stock. Until so surrendered to Synovus, such certificates theretofore representing shares of Bank of Georgia Common Stock will be deemed for all corporate purposes to evidence the ownership of the respective number of shares of Synovus Common Stock which the holders could or would have been entitled to receive upon their surrender to Synovus (except for the payment of dividends, which shall be subject to the exchange of stock certificates as provided herein).

     UNTIL SUCH STOCK CERTIFICATES NOMINALLY REPRESENTING SHARES OF BANK OF GEORGIA COMMON STOCK ARE SURRENDERED TO SYNOVUS IN EXCHANGE FOR CERTIFICATES REPRESENTING SHARES OF SYNOVUS COMMON STOCK, NO DIVIDENDS PAYABLE AS OF ANY DATE SUBSEQUENT TO THE EFFECTIVE DATE OF THE MERGER ON THE SHARES OF SYNOVUS COMMON STOCK REPRESENTED BY SUCH BANK OF GEORGIA COMMON STOCK CERTIFICATES WILL BE PAID TO THE RECORD HOLDERS THEREOF (HOWEVER, FORMS 1099 REPORTING THE PAYMENT OF SUCH DIVIDENDS WILL BE FILED WITH THE INTERNAL REVENUE SERVICE AND MAILED TO EACH SHAREHOLDER); BUT UPON THE SURRENDER TO SYNOVUS OF SUCH BANK OF GEORGIA COMMON STOCK CERTIFICATES, THERE WILL BE PAID TO THE RECORD HOLDERS THEREOF THE AMOUNT OF DIVIDENDS WHICH THERETOFORE HAD BECOME PAYABLE, WITHOUT INTEREST THEREON, UPON THE SHARES OF SYNOVUS COMMON STOCK REPRESENTED BY SUCH OUTSTANDING BANK OF GEORGIA COMMON STOCK CERTIFICATES.

     No fractional shares of Synovus Common Stock will be issued in connection with the Merger, but rather cash (without interest) will be paid in lieu thereof, with the amount of cash to be paid in lieu of fractional shares to be determined based upon the closing price per share of Synovus Common Stock on the NYSE on the fifth day immediately preceding the Effective Date.

     The delivery of Synovus stock certificates and other amounts may be subject to possible forfeiture under applicable escheat laws if Bank of Georgia stock certificates are not surrendered for exchange within the legally specified periods of time which vary with the state of residence of the certificate holder. Therefore, all Bank of Georgia shareholders are urged to surrender their Bank of Georgia stock certificates at the earliest possible date after

                                       15


consummation of the Merger.

     As soon as practicable following consummation of the Merger, Synovus will send each shareholder of Bank of Georgia Common Stock a Letter of Transmittal explaining the procedure to be followed in exchanging certificates representing shares of Bank of Georgia Common Stock for certificates representing shares of Synovus Common Stock. Until such Letter of Transmittal is received, shareholders of Bank of Georgia should continue to hold their certificates representing shares of Bank of Georgia Common Stock.

     On the basis of the number of shares of Bank of Georgia Common Stock which were outstanding on the date of this Proxy Statement/Prospectus, a maximum of 850,399 shares of Synovus Common Stock may be issued to the shareholders of Bank of Georgia Common Stock pursuant to the terms of the Merger Agreement.

Recommendation of Bank of Georgia Board of Directors; Background of and Reasons for the Merger

     Background of and Reasons for the Merger. During the second quarter of 1997, the Board of Directors of Bank of Georgia began considering strategic alternatives. Bank of Georgia initially contacted three banks, including Athens First, to discuss a possible merger. A proposed transaction with Athens First was attractive since there had been long-standing relationships between members of the Board of Directors of Bank of Georgia and the executive officers of Athens First.

     The initial negotiations with respect to the proposed Merger took place between directors of Bank of Georgia and, thereafter, management of Bank of Georgia, and principals of Athens First. Following the initial discussions, representatives of Synovus also participated in the negotiations.

     On January 30, 1998, Synovus presented a proposed letter of intent to Bank of Georgia. Bank of Georgia's President reviewed the letter of intent with the members of Bank of Georgia's Board. Following these discussions, on February 5, 1998, Bank of Georgia's Chairman executed the letter of intent from Synovus.

     Thereafter,   Bank  of  Georgia  and  Synovus   conducted   due   diligence
investigations of each other and proceeded to negotiate the Merger Agreement.

     On April 13, 1998, at a regular meeting of the Board of Directors of Bank of Georgia, the Board of Directors discussed the proposed Merger, and counsel to Bank of Georgia reviewed various aspects of the proposed Merger with the Board including the proposed Merger Agreement.

     On April 22, 1998, at a special meeting of the Board of Directors of Bank of Georgia, the Board approved and adopted the proposed Merger Agreement subject to (i) final negotiation of an employment agreement between Bank of Georgia's President and Athens First and (ii) mutual agreement as to the disposition of certain insurance benefit plans for officers and directors of Bank of Georgia. The Merger Agreement was executed on April 22, 1998.

                                       16


     Recommendation of Bank of Georgia Board of Directors. Bank of Georgia's Board of Directors has approved the Merger Agreement and has determined that the Merger is in the best interests of Bank of Georgia and its shareholders. The terms of the Merger were the result of arms'-length negotiations between representatives of Bank of Georgia and representatives of Synovus. Without assigning any relative or specific weights to the factors, the Board of Directors of Bank of Georgia considered the following material factors: (i) the value of the consideration to be received by Bank of Georgia shareholders relative to the book value and earnings per share of Bank of Georgia Common Stock; (ii) certain information concerning the financial condition, results of operations and business prospects of Synovus; (iii) the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transaction with Synovus; (iv) the alternatives to the Merger, including remaining an independent institution; (v) the competitive and regulatory environment for financial institutions generally; and (vi) the fact that the Merger will enable Bank of Georgia shareholders to exchange their shares of Bank of Georgia Common Stock, in a tax-free transaction, for shares of common stock of a regional company, the stock of which is widely held and actively traded.

     Each member of the Board of Directors of Bank of Georgia has agreed to vote such members' shares of Bank of Georgia Common Stock in favor of the Merger.

     BANK    OF   GEORGIA'S   BOARD   OF   DIRECTORS  RECOMMENDS  THAT  BANK  OF
GEORGIA SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

     Management of Synovus believes that the Merger will provide Synovus with expanded market opportunities for profitable long-term growth. Management of Synovus also believes that the Merger will result in the integration of a well-suited and positioned banking organization into Synovus' existing organization.

Conditions to the Merger

     The respective obligations of Synovus and Bank of Georgia to effect the Merger are subject to the satisfaction prior to the Effective Date of the following conditions: (i) the Merger Agreement and the transactions contemplated thereby shall have been approved by the affirmative vote of the holders of two-thirds of Bank of Georgia Common Stock; (ii) approval of the Merger Agreement and the transactions contemplated thereby by the FDIC and the Georgia Banking Department; (iii) receipt of all other regulatory consents and approvals which are necessary to the consummation of the transactions contemplated by the Merger Agreement; provided, however, that no approval or consent referred to therein or in clause (ii) above will be deemed to have been received if it includes any conditions or requirements (other than conditions or requirements which are customarily included in such an approval or consent) which would have such a material adverse impact on the economic or business benefits of the transactions contemplated by the Merger Agreement as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of Synovus or Bank of Georgia; (iv) the satisfaction of all other statutory or regulatory requirements which are necessary to the consummation of the transactions contemplated by the Merger Agreement; (v) neither Synovus nor Bank of Georgia shall be subject to any order,

                                       17


decree or injunction or any other action of a United States federal or state court or a United States federal or state governmental, regulatory or administrative agency or commission permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement;
(vi) the Registration Statement of which this Proxy Statement/Prospectus forms a part will have become effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission and Synovus will have received all state securities law and "Blue Sky" permits, approvals, qualifications or exemptions necessary to consummate the transactions contemplated by the Merger Agreement; (vii) receipt by Synovus and Bank of Georgia of an opinion from KPMG to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code; (viii) receipt by Synovus and Bank of Georgia from each other of a certificate to the effect that the representations made by management of such party to KPMG in delivery of the opinion referenced in (vii) above were true, correct and complete when made; and
(ix) receipt by Synovus of a letter dated as of the Effective Date from KPMG to the effect that Merger will qualify for pooling of interests accounting treatment.

     The obligation of Synovus to effect the Merger is subject to the satisfaction prior to the Effective Date of the following additional conditions:
(i) there shall not exist inaccuracies in the representations and warranties or instances of non-compliance with the covenants of Bank of Georgia set forth in the Merger Agreement such that their aggregate effect has, or is reasonably likely to have, a material adverse effect on Bank of Georgia, and Synovus will have received a certificate signed by the Chief Executive Officer of Bank of Georgia, dated the Effective Date, to such effect; (ii) no litigation or proceeding is pending which: (a) has been brought against Bank of Georgia by any governmental agency seeking to prevent consummation of the transactions contemplated hereby; or (b) in the reasonable judgment of Synovus is likely to have a Material Adverse Effect (as defined in the Merger Agreement) on Bank of Georgia; (iii) Synovus will not have learned of any fact or condition with respect to the business, properties, assets, liabilities, deposit relationships or earnings of Bank of Georgia which, in the reasonable judgment of Synovus, is materially and adversely at variance with one or more of the warranties or representations set forth in the Merger Agreement or which, in the reasonable judgment of Synovus, has or will have a Material Adverse Effect on Bank of Georgia; (iv) Frank J. Christa will have entered into an Employment Agreement with Synovus; (v) Bank of Georgia will have a CAMEL rating of 1 on the Effective Date and a Community Reinvestment Act Rating of at least Satisfactory; (vi) on the Effective Date, Bank Georgia will have a loan loss reserve of at least 1.01% of loans and which will be adequate in all material respects under generally accepted accounting principles applicable to banks; (vii) Bank of Georgia will have delivered to Synovus certain environmental reports; (viii) the results of any regulatory exam of Bank of Georgia shall be reasonably satisfactory to Synovus; and (ix) a "no claims" letter shall have been delivered to Synovus by each of Bank of Georgia's officers and directors.

     The obligation of Bank of Georgia to effect the Merger is subject to the satisfaction prior to the Effective Date of the following additional conditions:
(i) there shall not exist inaccuracies in the representations and warranties or instances of non-compliance with the covenants of

                                       18

Synovus set forth in the Merger Agreement such that their aggregate effect has, or is reasonably likely to have, a material adverse effect on Synovus, and Bank of Georgia will have received a certificate signed by the Chief Executive Officer of Synovus, dated the Effective Date, to such effect; (ii) the listing for trading of the shares of Synovus Common Stock which shall be issued pursuant to the terms of the Merger Agreement on the NYSE shall have been approved by the NYSE subject to official notice of issuance; (iii) no litigation or proceeding is pending which: (a) has been brought against Synovus by any governmental agency seeking to prevent consummation of the transactions contemplated hereby; or (b) in the reasonable judgment of Bank of Georgia is likely to have a Material Adverse Effect on Synovus; and (iv) Bank of Georgia will not have learned of any fact or condition with respect to the business, properties, assets, liabilities, deposit relationships or earnings of Synovus which, in the reasonable judgment of Bank of Georgia, is materially and adversely at variance with one or more of the warranties or representations set forth in the Merger Agreement or which, in the reasonable judgment of Bank of Georgia, has or will have a Material Adverse Effect on Synovus.

Regulatory Approvals

     As indicated above, consummation of the Merger and the transactions contemplated thereby is subject to, and conditioned upon, receipt of the approvals from the FDIC and the Georgia Banking Department. Applications in connection with the Merger were filed with the FDIC and the Georgia Banking Department on or about June 5, 1998. The Merger has not yet been approved by the FDIC or the Georgia Banking Department. The Merger cannot be consummated for 30 days after approval thereof by the FDIC, although this period may be shortened to 15 days by the U.S. Attorney General. During such period, the United States Justice Department may challenge the Merger on antitrust grounds.

     There can be no assurance that the FDIC or the Georgia Banking Department or any other applicable regulatory authority will approve or take other required action with respect to the Merger. Synovus and Bank of Georgia are not aware of any governmental approvals or actions that are required in order to consummate the Merger except as described above. Should such other approval or action be required, it is contemplated that Synovus and Bank of Georgia would seek such approval or action. There can be no assurance as to whether or when any such other approval or action, if required, could be obtained.

Waiver and Amendment

     Prior to the Effective Date, any provision of the Merger Agreement may be waived by the party entitled to the benefits of such provision or by all parties, to the extent allowed by law. In addition, the Merger Agreement may be amended at any time, to the extent allowed by law, by an agreement in writing between Synovus, Bank of Georgia and Athens First after approval of their respective Boards of Directors.

Termination

     The Merger Agreement may be terminated prior to the Effective Date, either before or after its approval by the stockholders of Bank of Georgia: (i) by the mutual consent of Synovus,
                                       19

Bank of Georgia and Athens First, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; (ii) by Synovus, Bank of Georgia or Athens First if consummation of the Merger does not occur by reason of the failure of any of the conditions precedent set forth in the Merger Agreement; or (iii) by Synovus, Bank of Georgia or Athens First, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by December 31, 1998 unless the failure to so consummate by such time is due to the breach of the Merger Agreement by the party seeking to terminate. In the event of the termination of the Merger Agreement by Synovus, Bank of Georgia or Athens First for the reasons and as provided in this paragraph (except as provided below), the Merger Agreement will become void.

     In the event of the termination of the Merger Agreement by Bank of Georgia for any other reason (other than as set forth in the paragraph below), including, but not limited to its willful breach of any covenant or its willful misrepresentation of any representation contained in the Merger Agreement leading to a violation of the conditions precedent set forth in the Merger Agreement, Bank of Georgia will immediately pay Synovus $100,000 in liquidated damages. In the event of the termination of the Merger Agreement by Synovus for any other reason, including, but not limited to its willful breach of any covenant or its willful misrepresentation of any representation contained in the Merger Agreement leading to a violation of the conditions precedent set forth in the Merger Agreement, Synovus will immediately pay Bank of Georgia $100,000 in liquidated damages.

     In the event Bank of Georgia terminates the Merger Agreement as a result of negotiations with a third party concerning a possible business combination with Bank of Georgia, Bank of Georgia will immediately pay Synovus $200,000 in liquidated damages or in the event Bank of Georgia terminates the Merger Agreement as a result of a determination by its Board of Directors that it is in the best interests of Bank of Georgia and its shareholders to terminate the Merger Agreement, and Bank of Georgia is not otherwise entitled to terminate the Merger Agreement, Bank of Georgia will immediately pay Synovus $200,000 in liquidated damages. In the event Synovus or Athens First terminates the Merger Agreement as a result of a determination by either of their Boards of Directors that it is in either of their or their shareholders' best interests to terminate this Agreement, and neither Synovus nor Athens First otherwise entitled to terminate the Merger Agreement, Synovus will immediately pay Bank of Georgia $200,000 in liquidated damages.

Interests of Certain Persons in the Merger

     No officer or director of Bank of Georgia, nor any of their "associates," has any direct or indirect material interest in the Merger, except insofar as the following might be deemed to create such an interest: (i) the ownership by such person of Bank of Georgia Common Stock; (ii) the continued employment by such person with Athens First after consummation of the Merger; (iii) the potential service by such person as a director of Athens First after consummation of the Merger; (iv) after the Effective Date, the eligibility of such persons to participate in the Synovus Financial Corp. Director and/or Employee Stock Purchase Plans or Synovus' welfare, incentive and benefit plans; and (v) certain rights to indemnification. The Bank of Georgia Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

                                       20


     Pursuant to the Merger Agreement, for a period of six years after the Effective Date, Synovus will indemnify, defend and hold harmless each person entitled to indemnification from Bank of Georgia against all liabilities arising out of actions or omissions occurring at or prior to the Effective Date (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under Georgia law and by Bank of Georgia's Articles of Incorporation and bylaws.

     In addition, if the Merger is consummated, Synovus has agreed to enter into an Employment Agreement with Frank J. Christa, President of Bank of Georgia, pursuant to which Mr. Christa will be elected a Group Vice President of Athens First. The Agreement is for a three-year term and provides that Mr. Christa will be compensated for his services at an annual rate of base compensation of $123,200 per year.

Employee Benefits

     Synovus has agreed in the Merger Agreement that, following the Effective Date, Synovus will provide generally to officers and employees of Bank of Georgia employee benefits, including without limitation pension benefits, health and welfare benefits, life insurance and vacation and severance arrangements on terms and conditions which, when taken as a whole, are: (i) substantially similar to those currently provided by Bank of Georgia; or (ii) the same employee benefits as are provided to employees of Athens First.

Tax Opinion

     Synovus and Bank of Georgia have received an opinion from KPMG, to the effect that: (i) the Merger will constitute a tax-free reorganization under
Section 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code; (ii) the basis of Synovus Common Stock to be received by each Bank of Georgia shareholder will be the same as the basis of Bank of Georgia Common Stock surrendered in exchange therefor;
(iii) the holding period of Synovus Common Stock will include the holding period of the Bank of Georgia Common Stock exchanged therefor, provided that such Bank of Georgia Common Stock is held as a capital asset at the Effective Date of the Merger; and (iv) that, upon consummation of the Merger, no gain or loss will be recognized by the shareholders of Bank of Georgia upon their receipt of shares of Synovus Common Stock: (a) with the exception of any income or loss that will be recognized by any Bank of Georgia shareholders with respect to any cash payments required to be received by them in lieu of their receipt of fractional shares of Synovus Common Stock; (b) with the exception of any income or loss that will be recognized by any Bank of Georgia shareholders with respect to any cash payments received by them by virtue of their exercise of their statutory dissenters' rights against the Merger; and (c) except to the extent that the Share Purchase Rights, which are described on pages 26 through 29 of this Proxy Statement/Prospectus, are determined to be other property within the meaning of
Section 356 of the Tax Code, as described on page 9 of the opinion, which is attached hereto as Appendix "C." The Tax Opinion was issued on August 5, 1998. The Tax Opinion is based upon certain assumptions and representations by the managements of Synovus and Bank of Georgia (including, in general, the absence of any plan or intention of Bank of Georgia's shareholders to sell or otherwise dispose of any amount of Synovus Common Stock received in the Merger that would violate certain precedents regarding continuity of interest required to exist in a reorganization). KPMG

                                       21


serves Synovus as independent auditors.

     ALL BANK OF GEORGIA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE INCOME TAX LAWS.

Accounting Treatment

     It is anticipated that the Merger will be accounted for as a pooling of interests for financial reporting purposes. The Merger Agreement provides that consummation of the Merger is subject to the receipt by Synovus of an opinion from KPMG to the effect that the Merger will qualify as a pooling of interests under generally accepted accounting principles and applicable rules of the Commission if consummated in accordance with the Merger Agreement.

Expenses

     The Merger Agreement provides that Synovus and Bank of Georgia will each pay its own expenses in connection with the Merger and the transactions contemplated by the Merger Agreement, including, but not limited to, the fees and expenses of its own counsel and accountants. In the unlikely event that the Merger is not consummated, Synovus has agreed to pay up to $25,000 of Bank of Georgia's legal fees.

Resales of Synovus Common Stock

     The shares of Synovus Common Stock issued pursuant to the Merger Agreement will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of Bank of Georgia for purposes of Rule 145 under the Securities Act as of the date of the Bank of Georgia Special Meeting. Affiliates may not sell their shares of Synovus Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Bank of Georgia generally include individuals or entities that control, are controlled by or are under common control with Bank of Georgia and may include certain officers and directors of Bank of Georgia as well as principal shareholders of Bank of Georgia.

     Bank of Georgia has agreed in the Merger Agreement to use its best efforts to cause each director, executive officer and other person who is an affiliate of Bank of Georgia to enter into an agreement with Synovus providing that such person will not sell, pledge, transfer or otherwise dispose of shares of Bank of Georgia Common Stock owned by such person or Synovus Common Stock to be received by such person in the Merger: (i) in the case of shares of Synovus Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) during the periods when any such sale, pledge, transfer or other disposition would, under generally accepted accounting principles or the rules, regulations or interpretations of the Commission, disqualify the Merger for pooling of interests accounting treatment. Such periods in general encompass the period

                                       22


commencing 30 days prior to the Merger and ending at the time of publication of financial results covering at least 30 days of combined operations of Synovus and Bank of Georgia. This Proxy Statement/Prospectus does not cover resales of Synovus Common Stock following consummation of the Merger, and no person may make use of this Proxy Statement/Prospectus in connection with any such resale.

NYSE Listing

     Synovus Common Stock is listed on the NYSE. The Synovus Common Stock issued to the shareholders of Bank of Georgia pursuant to the Merger Agreement will be listed on the NYSE.

                    DESCRIPTION OF STOCK AND EFFECT OF MERGER
                    ON RIGHTS OF BANK OF GEORGIA SHAREHOLDERS

     If the Merger is consummated, Bank of Georgia shareholders will become shareholders of Synovus (other than Bank of Georgia shareholders who perfect their statutory dissenters' rights against the Merger).

     The following sets forth, in summary form, a comparison of certain rights of shareholders owning Synovus Common Stock and shareholders owning Bank of Georgia Common Stock.

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                                       23




               Synovus                                                             Bank of Georgia
   1.   Ten votes for each share held,                        1.   One vote for each share held
        except in certain limited
        circumstances described below

   2.   No cumulative voting rights in the                    2.   No cumulative voting rights in the
        election of directors, meaning that                        election of directors, meaning that
        the holders of a plurality of the                          the holders of a plurality of the
        shares elect the entire Board of                           shares elect the entire Board of
        Directors                                                  Directors

   3.   Dividends may be paid from funds                      3.   Dividends may be paid from funds
        legally available, subject to                              legally available, subject to
        contractual and regulatory                                 contractual and regulatory
        restrictions                                               restrictions

   4.   Right to  participate  pro rata in                    4.   Right to  participate  pro rata in
        distribution  of assets upon                               distribution  of assets  upon
        liquidation                                                liquidation

   5.   No  pre-emptive  or other  rights to                  5.   Shareholders  have  pre-emptive
        subscribe  for  any  additional  shares                    rights  to  subscribe  for  any
        or securities                                              additional shares of Bank of Georgia Common
                                                                   Stock if issued for cash
                                                                   consideration

   6.   No conversion  rights                                 6.   No conversion rights

   7.   Directors serve staggered                             7.   Directors serve one-year terms
        3-year terms

   8.   Certain corporate actions, including                  8.   Corporate actions require the
        business combinations, require the                         affirmative vote of a majority of the
        affirmative action or vote of 66-2/3%                      votes actually cast at the meeting,
        of the votes entitled to be                                unless otherwise required by law, as
        cast by the shareholders of all                            is the case in business combinations
        voting stock                                               which require the affirmative vote of
                                                                   two-thirds of the votes entitled to be
                                                                   cast at the meeting

   9.   No preferred  stock is authorized                     9.   No preferred  stock is authorized

  10.   Common Stock Purchase Rights                         10.   No comparable provision
        trade with shares as described
        below

                                       24


Synovus Common Stock

         Synovus is incorporated under the Georgia Business Corporation Code, and Synovus is authorized to issue 600,000,000 shares of Synovus Common Stock, of which shares 263,412,084 were outstanding on July 31, 1998. Synovus has no preferred stock authorized. Synovus' Board of Directors may at any time, without additional approval of the holders of Synovus Common Stock, issue authorized but unissued shares of Synovus Common Stock.

         Synovus' Articles of Incorporation and bylaws presently contain several provisions which may make Synovus a less attractive target for an acquisition of control by an outsider who does not have the support of Synovus' Board of Directors. See "DESCRIPTION OF STOCK AND EFFECT OF MERGER ON RIGHTS OF BANK OF GEORGIA SHAREHOLDERS - Voting Rights - Certain Anti-Takeover Effects - The Voting Amendment"; " - The Rights Plan"; " Staggered Board of Directors"; and "
- Evaluation of Business Combinations."

Voting Rights - Certain Anti-Takeover Effects - The Voting Amendment

         Pursuant to an amendment to Synovus' Articles of Incorporation and bylaws which became effective on April 24, 1986 ("Voting Amendment"), shareholders of Synovus Common Stock are entitled to ten votes on each matter submitted to a vote at a meeting of shareholders for each share of Synovus Common Stock which: (i) has had the same beneficial owner since April 24, 1986;
(ii) was acquired by reason of participation in a dividend reinvestment plan offered by Synovus and is held by the same beneficial owner for whom it was acquired under such plan; (iii) is held by the same beneficial owner to whom it was issued as a result of an acquisition of a company or business by Synovus where the resolutions adopted by Synovus' Board of Directors approving such issuance specifically reference and grant such rights, including shares of Synovus Common Stock to be issued to the former shareholders of Bank of Georgia upon consummation of the Merger; (iv) was acquired under any employee, officer and/or director benefit plan maintained for one or more employees, officers and/or directors of Synovus and/or its subsidiaries, and is held by the same beneficial owner for whom it was acquired under such plan; (v) is held by the same beneficial owner to whom it was issued by Synovus, or to whom it was transferred by Synovus from treasury shares, and the resolutions adopted by Synovus' Board of Directors approving such issuance and/or transfer specifically reference and grant such rights; (vi) has been beneficially owned continuously by the same shareholder for a period of 48 consecutive months prior to the record date of any meeting of shareholders at which the share is eligible to be voted; (vii) was acquired as a direct result of a stock split, stock dividend or other type of share distribution if the share as to which it was distributed has had the same beneficial owner for a period of 48 consecutive months prior to the record date of any meeting of shareholders at which the share is eligible to be voted; or (viii) is owned by a holder who, in addition to shares which are beneficially owned under the provisions of (i)-(vii) above, is the beneficial owner of less than 1,139,063 shares of Synovus Common Stock (which amount has been appropriately adjusted to reflect the stock splits which have occurred subsequent to April 24, 1986 and with such amount to be appropriately adjusted to properly reflect any other change in Synovus Common Stock by means of a stock split, a stock dividend, a recapitalization or otherwise occurring after April 24, 1986) ("ten-vote shares"). Shareholders of shares of Synovus Common Stock not described above are entitled

                                       25


to one vote per share for each such share ("one-vote shares"). A shareholder may own both ten-vote shares and one-vote shares, in which case he will be entitled to ten votes for each ten-vote share and one vote for each one-vote share.

         In connection with various meetings of Synovus' shareholders, shareholders are required to submit to Synovus' Board of Directors satisfactory proof necessary for it to determine whether such shareholders' shares of Synovus Common Stock are ten-vote shares. If such information is not provided to Synovus' Board of Directors, shareholders who would, if they had provided such information, be entitled to ten votes per share, are entitled to only one vote per share.

         As Synovus Common Stock is registered with the Commission and is listed on the NYSE, Synovus Common Stock is subject to the provisions of an NYSE rule, which, in general, prohibits a company's common stock and equity securities from being authorized or remaining authorized for listing on NYSE if the company issues securities or takes other corporate action that would have the effect of nullifying, restricting or disparately reducing the voting rights of existing shareholders of the company. However, such rule contains a "grandfather" provision, under which Synovus' Voting Amendment falls, which, in general, permits grandfathered disparate voting rights plans to continue to operate as adopted. Synovus' management believes that all current shareholders of Synovus Common Stock are entitled to ten votes per share, and as such, the further issuance of any ten-vote shares would not disenfranchise any existing shareholders. In the event it is determined in the future that Synovus cannot continue to issue ten-vote shares in mergers and acquisitions, Synovus will consider repealing the Voting Amendment and restoring the principle of one share/one vote.

         If the Merger is approved, present shareholders of Bank of Georgia Common Stock, as future shareholders of Synovus Common Stock, will, pursuant to the Voting Amendment described above, be entitled to ten votes per share for each share of Synovus Common Stock received by them on the Effective Date of the Merger. Such persons may also acquire by purchase, stock dividend or otherwise, up to 1,139,063 additional shares of Synovus Common Stock which will also be entitled to ten votes per share. However, if Bank of Georgia shareholders acquire by purchase, stock dividend or otherwise, more than 1,139,063 additional shares of Synovus Common Stock, they will be entitled to only receive one vote per share for each of such shares in excess of 1,139,063 shares until they have been held for four years.

         Except with respect to voting, ten-vote shares and one-vote shares are identical in all respects and constitute a single class of stock, i.e., Synovus Common Stock. Neither the ten-vote shares nor the one-vote shares have a preference over the other with regard to divi dends or upon liquidation. Synovus Common Stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of Synovus Common Stock.

The Rights Plan

         On April 20, 1989, the Board of Directors of Synovus established a Share Purchase Rights Plan ("Rights Plan") and declared a dividend distribution of one Common Stock Purchase Right ("Right") for each outstanding share of Synovus Common Stock. Each Right once it becomes exercisable entitles the registered holder to purchase from Synovus one

                                       26


share of Synovus Common Stock at a price of $12.84 per share ("Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement ("Rights Agreement") between Synovus and SunTrust Bank, Atlanta (formerly Trust Company Bank), as Rights Agent ("Rights Agent").

         As discussed below, initially the Rights will not be exercisable, certificates will not be sent to shareholders and the Rights will automatically trade with Synovus Common Stock. Until the close of business on the tenth day following the earlier to occur of (i) a public announcement that a person or group of affiliated persons has become an Acquiring Person, which is defined as a person who has acquired, or obtained the right to acquire, beneficial ownership of securities of Synovus representing 10% or more of the outstanding Common Stock of Synovus, or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person (the "Stock Acquisition Date"), or (ii) the commencement of, or public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the ownership of 15% or more of the outstanding Synovus Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the Synovus Common Stock certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of Synovus Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

         Each of the following persons (an "Exempt Person") will not be deemed to be an Acquiring Person even if they have acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding Common Stock of
Synovus: (i) Synovus, any subsidiary of Synovus, any employee benefit plan or employee stock plan of Synovus or of any subsidiary of Synovus; (ii) any shareholder who is a descendant of D. Abbott Turner (the "Turner Family"), any shareholder who is affiliated or associated with the Turner Family and any person who would otherwise become an Acquiring Person as a result of the receipt of Common Stock or a beneficial interest in Common Stock from one or more members of the Turner Family by way of gift, devise, descent or distribution, but not by way of sale, unless any such person, together with his affiliates and associates, becomes the beneficial owner of more than 30% of the outstanding shares of Synovus Common Stock; (iii) any person who would otherwise become an Acquiring Person solely by virtue of a reduction in the number of outstanding shares of Synovus Common Stock unless and until such person shall become the beneficial owner of any additional shares of Synovus Common Stock; and (iv) any person who is not otherwise an Exempt Person and who as of April 20, 1989 was the beneficial owner of 10% or more of the outstanding Common Stock unless and until such person shall become the beneficial owner of any additional shares of Synovus Common Stock.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on May 4, 1999, unless earlier redeemed by Synovus as described below.

         The Purchase Price payable, and the number of shares of Synovus Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the

                                       27


Common Stock of certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding dividends payable in Common Stock) or of subscriber rights or warrants (other than those referred to above).

         After the Rights have become exercisable, if Synovus is acquired in a merger or other business combination (in which any shares of Synovus Common Stock are changed into or exchanged for other securities or assets) or more than 30% of the assets or earning power of Synovus and its subsidiaries (taken as a whole) are sold or transferred in one transaction or a series of related transactions, the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right will have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price.

         In the event (i) any Person (other than an Exempt Person) becomes the beneficial owner of 15% or more of the then outstanding shares of Synovus Common Stock or any Exempt Person who is the beneficial owner of 15% or more of the outstanding shares of Synovus Common Stock fails to continue to qualify as an Exempt Person (unless, in either case, such Person's failure is inadvertent and, within 10 days after the date upon which Synovus first becomes aware of the occurrence of such ownership, the Board of Directors in its sole discretion approves the beneficial ownership interest then held by such Person or provides such Person a 30 day period to divest a sufficient number of shares so as to decrease the beneficial ownership of such Person to less than 15% or to requalify as an Exempt Person, and such Person does so) or (ii) any Acquiring Person or any of its affiliates or associates, directly or indirectly, engages in certain self-dealing transactions with Synovus as more particularly described in the Rights Agreement, such as entering into a merger with Synovus or engaging in transactions with Synovus on terms and conditions less favorable to Synovus than Synovus would be able to obtain in an arm's-length negotiation with an unaffiliated third party, then, and in each such case, each holder of record of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon payment of the Purchase Price, that number of shares of Synovus Common Stock having a market value at the time of the transaction equal to twice the Purchase Price. Any Rights that are or were at any time, on or after the earlier of the Stock Acquisition Date or the Distribution Date, beneficially owned by an Acquiring Person which is or was involved in or which caused or facilitated, directly or indirectly, the event or transaction or transactions described in this paragraph shall become null and void. Each of the above described events and each of the events described in the previous paragraph is referred to as a "Triggering Event."

         To the extent that sufficient shares of Synovus Common Stock are not available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then cash, property or other securities of Synovus, in proportions determined by Synovus, so that the aggregate value received is equal to twice the Purchase Price. Synovus, however, shall not be required to issue any cash, property or securities (other than Common Stock) upon exercise of the Rights to the extent their aggregate value would exceed the amount of cash Synovus would otherwise be entitled to receive upon exercise in full of the then exercisable Rights.

                                       28


         No fractional shares of Synovus Common Stock will be issued upon exercise of the Rights and, in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current market value of a share of Synovus Common Stock.

         At any time until the date of the first Triggering Event (subject to extension by the Board of Directors), Synovus may redeem the Rights in whole, but not in part, at a price of $0.01 per Right. Immediately upon the action of the Board of Directors of Synovus authorizing redemption of the Rights, the Rights will terminate, and the only right of the holders of Rights will be to receive the redemption price without any interest thereon.

         Until the close of business on the date of the first Triggering Event (subject to extension) Synovus may, except with respect to the redemption price or the date of expiration of the Rights, amend the Rights in any manner. After the date of the first occurrence of a Triggering Event (subject to extension), Synovus may amend the Rights in any manner that does not adversely affect the interest of holders of the Rights.

         Until a Right is exercised, the holder, as such, will have no rights as a shareholder of Synovus, including, without limitation, the right to vote or to receive dividends.

         The issuance of the Rights is not taxable to Synovus or to shareholders under presently existing federal income tax law, and will not change the way in which shareholders can presently trade Synovus Common Stock. If the Rights should become exercisable, shareholders, depending on then existing circumstances, may recognize taxable income.

         A copy of the Rights Agreement has been filed with the Commission as an Exhibit to a Registration Statement on Form 8-A which is incorporated into this Proxy Statement/Prospectus by reference. A copy of the Rights Agreement is available free of charge from either SunTrust Bank, Atlanta or Synovus. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement. If the Merger is approved, Rights will attach to the Synovus Common Stock issued to the present shareholders of Bank of Georgia.

Staggered Board of Directors; Supermajority Approvals

         Pursuant to Synovus' Articles of Incorporation and bylaws, Synovus' Board of Directors is divided into three classes of directors serving staggered 3-year terms, with the terms of each class of directors to expire each succeeding year. Also pursuant to Synovus' Articles of Incorporation and bylaws, the vote or action of shareholders possessing 66-2/3% of the votes entitled to be cast by the shareholders of all the issued and outstanding shares of Synovus Common Stock is required to: (i) call a special meeting of Synovus'
shareholders; (ii) fix, from time to time, the number of members of Synovus' Board of Directors; (iii) remove a member of Synovus' Board of Directors; (iv) approve any merger or consolidation of Synovus with or into any other corporation, and the sale, lease, exchange or other disposition of all, or substantially all, of Synovus' assets to or with any other corporation, person or entity, with respect to which the approval of Synovus' shareholders is required by the provisions of the corporate laws of the State of Georgia; and
(v)  alter,   delete  or  rescind  any   provision   of  Synovus'   Articles  of
Incorporation.

                                       29


         This allows directors to be removed only for cause by 66-2/3% of the votes entitled to be cast at a shareholders' meeting called for that purpose. Vacancies or new directorships can only be filled by a majority vote of the directors then in office. Synovus' staggered Board of Directors, especially when combined with the Voting Amendment, makes it more difficult for its shareholders to force an immediate change in the composition of the majority of the Board. A potential acquiror with shares recently acquired and not entitled to 10 votes per share under the Voting Amendment may be discouraged or prevented from soliciting proxies for the purpose of electing directors other than those nominated by current management for the purpose of changing the policies or control of Synovus.

Evaluation of Business Combinations

         Synovus' Articles of Incorporation also provide that in evaluating any business combination or other action, Synovus' Board of Directors may consider, in addition to the amount of consideration involved and the effects on Synovus and its shareholders, the interests of the employees, customers, suppliers and creditors of Synovus and its subsidiaries, the communities in which offices of the corporation or its subsidiaries are located, and any other factors the Board of Directors deem pertinent.

Bank of Georgia Common Stock

         The authorized capital stock of Bank of Georgia consists of 100,000,000 shares of Common Stock, $5.00 par value. As of June 30, 1998, 132,500 shares of Bank of Georgia Common Stock were issued and outstanding.

         Holders of Bank of Georgia Common Stock are entitled to one vote per share on all matters to be voted on by shareholders.

         Holders of shares of Bank of Georgia Common Stock are entitled to share ratably in such dividends as may be declared by the Board of Directors and paid by Bank of Georgia out of funds legally available therefor and to share pro rata in the distribution to shareholders upon dissolution of Bank of Georgia.

         Holders of Bank of Georgia Common Stock have pre-emptive rights which means they are entitled to purchase their pro rata portion of any shares of Bank of Georgia Common Stock issued by Bank of Georgia for cash consideration. Holders of Bank of Georgia Common Stock do not have conversion rights, and there are no redemption provisions with respect to such shares. All outstanding shares of Bank of Georgia Common Stock are fully paid and nonassessable.

         The preceding descriptive information supplied herein concerning Synovus Common Stock and Bank of Georgia Common Stock outlines certain provisions of Synovus' Articles of Incorporation and bylaws, Bank of Georgia's Articles of Incorporation and bylaws and certain statutes regulating the rights of holders of Synovus and Bank of Georgia Common Stock. The information does not purport to be complete and is subject in all respects to provisions of the Articles of Incorporation and bylaws of Synovus and Bank of Georgia and the laws of the State of Georgia.

                                       30


Dissenters' Rights

         Pursuant to Sections 7-1-537 and 14-2-1301 et. seq. of the Official Code of Georgia Annotated, as amended ("Georgia Law"), any shareholder of record of Bank of Georgia Common Stock who objects to the Merger, and who fully complies with all of the provisions of Georgia Law, will be entitled to demand and receive payment in cash of an amount equal to the fair value of his or her shares of Bank of Georgia Common Stock if the Merger is consummated. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies Bank of Georgia in writing of the names and addresses of each person on whose behalf he or she asserts dissenters' rights. A beneficial owner must dissent with respect to all the shares he or she owns. For the purpose of determining the amount to be received in connection with the exercise of statutory dissenters' rights under Georgia Law, the fair value of a dissenting shareholder's Bank of Georgia Common Stock is determined as of the close of the business on the date prior to the Effective Date of the Merger, excluding any appreciation or depreciation therein in anticipation of the Merger.

         Any Bank of Georgia shareholder desiring to receive payment of the fair value of his Bank of Georgia Common Stock in accordance with the requirements of Georgia Law: (i) must file with Bank of Georgia prior to the Special Meeting of Shareholders of Bank of Georgia at which the vote will be taken on the Merger Agreement and the Merger, or at the Special Meeting, but before the vote is taken, a written notice of his intent to demand payment of the fair value of his shares of Bank of Georgia Common Stock if the Merger Agreement is approved and the Merger is consummated; (ii) must not vote in favor of the proposal to which he objects (although he may abstain from voting); and (iii) must, by the date specified in the dissenters' notice ("Dissenters' Notice") mailed to him by Bank of Georgia, or Athens First as successor to Bank of Georgia, which date shall not be fewer than 30 nor more than 60 days from his receipt of the Dissenters' Notice, demand payment for his shares and deposit his share certificates in accordance with the terms of the Dissenters' Notice. A filing of the written notice of intent to demand payment for shares and the demand for payment pursuant to conditions (i) and (iii) above should be sent to: Bank of Georgia, 2100 Experiment Station Road, Watkinsville, Georgia 30677. A vote against the Merger Agreement and the Merger alone will not satisfy the requirements for the separate written notice of intent to demand payment and the payment demand referred to in conditions (i) and (iii) above; all three conditions must be separately complied with.

         If the Merger Agreement is approved and the Merger is authorized, Bank of Georgia, or Athens First as successor to Bank of Georgia, will mail within 10 days thereafter to each Bank of Georgia shareholder who has complied with conditions (i) and (ii) above, a Dissenters' Notice, addressed to the Bank of Georgia shareholder at such address as he has furnished Bank of Georgia in writing, or, if none, at the Bank of Georgia shareholder's address as it appears on the records of Bank of Georgia, which notice will: (i) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited; (ii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received, and (iii) set a day by which Bank of Georgia, or Athens First as successor to Bank of Georgia, must receive the payment demand

                                       31


which date may not be less than 30 nor more than 60 days after the Dissenters' Notice is delivered. A record shareholder who does not demand payment or deposit his share certificates where required, each by the date specified in the Dissenters' Notice, is not entitled to payment for his shares.

         If all of the conditions specified in (i), (ii) and (iii) above are fully complied with, Bank of Georgia, or Athens First as successor to Bank of Georgia, is required to make a written offer, within 10 days of the later of the date the Merger is consummated or receipt of the payment demand, to each dissenting shareholder to purchase all of his shares of Bank of Georgia Common Stock at a specified price which Synovus considers to be their fair value, plus accrued interest, as of the close of business on the day prior to the Merger, excluding any change in value induced by the corporate actions dissented from or their proposal.

         The offer of payment must be accompanied by:

    (i) A copy of Bank of Georgia's balance sheet as of the end of a fiscal year not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

    (ii) A statement of Bank of Georgia's and/or Athens First's and Synovus' estimate of the fair value of the shares;

    (iii)      An explanation of how the interest was calculated;

    (iv)       A statement  of the  dissenter's  right to demand  payment  under
               Section 14-2-1327 of Georgia Law; and

    (v) A copy of Section 14-2-1301 et. seq. of Georgia Law, a copy of which is attached to this Proxy Statement/Prospectus as Appendix "B."

         Assuming the Merger has been effected, if the shareholder accepts Athens First's and Synovus' offer by written notice within 30 days after the offer or is deemed to have accepted the offer by failing to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer of or the consummation of the Merger, whichever is later. If a dissenting shareholder's demand for payment under Section 14-2-1327 of Georgia Law remains unsettled, Athens First shall commence a proceeding within 60 days after receiving the payment demand and petition the Superior Court of Clarke County, Georgia to determine the fair value of the dissenter's shares and accrued interest, which interest shall be computed from the Effective Date of the Merger. If Athens First does not commence the proceeding within the 60 day period, it must pay each dissenter whose demand remains unsettled the amount demanded.

         The foregoing does not purport to be a complete statement of the provisions of Georgia Law relating to statutory dissenters' rights and is qualified in its entirety by reference to said provisions, relevant portions of which are reproduced in full in Appendix "B" to this Proxy Statement/Prospectus, which is incorporated herein by reference.

                                       32


Conduct of Business of Bank of Georgia and Synovus Pending the Merger

         The Merger Agreement provides that prior to the Effective Date of the Merger, Bank of Georgia shall conduct its banking business only in the ordinary course and will not, without the prior written consent of Synovus: (i) issue any options to purchase capital stock or issue any shares of capital stock; (ii) declare, set aside, or pay any dividend or distribution with respect to the capital stock of Bank of Georgia other than as set forth in Paragraph C of
Article II the Merger Agreement; (iii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Bank of Georgia; (iv) effect a split or reclassification of the capital stock of Bank of Georgia or a recapitalization of Bank of Georgia; (v) amend the articles of incorporation or bylaws of Bank of Georgia; (vi) grant any increase in the salaries payable or to become payable by Bank of Georgia or to any employee other than normal, annual salary increases to be made with regard to the employees of Bank of Georgia or as required by law; (vii) make any change in any bonus, group insurance, pension, profit sharing, deferred compensation, or other benefit plan, payment or arrangement made to, for or with respect to any employees or directors of Bank of Georgia, except to the extent such changes are required by applicable laws or regulations; (viii) enter into, terminate, modify or amend any contract, lease or other agreement with any officer or director of Bank of Georgia or any "associate" of any such officer or director, as such term is defined in Regulation 14A under the Exchange Act, other than in the ordinary course of its banking business; (ix) incur or assume any liabilities (in excess of $50,000), other than in the ordinary course of its business; (x) dispose of any of its assets or properties having in the aggregate a book value in excess of $25,000, other than in the ordinary course of its business; (xi) solicit, encourage or authorize any individual, corporation or other entity, including its directors, officers and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of Bank of Georgia's business or assets, or the acquisition of its voting securities, or the merger of Bank of Georgia with any bank or other entity other than as provided by the Merger Agreement, or, subject to the fiduciary obligations of its Board of Directors, provide any individual, corporation or other entity with information or assistance or negotiate with any individual, corporation or other entity in furtherance of such inquiries or to obtain such a proposal (and Bank of Georgia shall promptly notify Synovus of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters); (xii) take any other action not in the ordinary course of its business; or (xiii) directly or indirectly agree to take any of the foregoing actions.

         The Merger Agreement also provides that without the prior written consent of Bank of Georgia, Synovus will not: (i) declare, set aside or pay any cash dividend on its Common Stock other than normal and customary cash dividends in accordance with Synovus' current Dividend Policy; or (ii) take any action that would: (a) delay or adversely affect the ability of Synovus to obtain any necessary approvals of regulatory authorities required for the transactions contemplated by the Merger Agreement; or (b) adversely affect its ability to perform its covenants and agreements on a timely basis under the Merger Agreement.

                             DESCRIPTION OF SYNOVUS

Business

         The disclosures made in this Proxy Statement/Prospectus together with the following

                                       33


information which is specifically incorporated by reference herein describe the business of Synovus:

        1. Synovus' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (which includes certain portions of Synovus' 1997 Annual Report to Shareholders and its Proxy Statement for its Annual Meeting of Shareholders held on April 23, 1998).

        2. Synovus'Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

        3. Synovus' Current Reports on Form 8-K dated March 9, 1998, April 23, 1998, May 18, 1998, June 5, 1998 and July 15, 1998.

Management and Additional Information

         Certain information relating to the executive compensation, various benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Synovus is incorporated by reference or set forth in Synovus' Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated herein by reference. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Shareholders of Bank of Georgia desiring copies of such documents may contact Synovus at its address or phone number indicated under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                               REGULATORY MATTERS

General

         Synovus is a registered multi-bank holding company subject to supervision and regulation by the Federal Reserve under the BHC Act, and by the Georgia Banking Department under the bank holding company laws of the State of Georgia (the "Georgia Act"). As a bank holding company, Synovus is required to furnish the Federal Reserve and the Georgia Banking Department with annual reports of the financial condition, management and inter-company relationships of Synovus and its subsidiaries and affiliates at the end of each fiscal year, and such additional information as the Board and the Georgia Banking Department may require from time to time. The Board and the Georgia Banking Department also make examinations of Synovus and certain of its subsidiaries and affiliates.

         The BHC Act and the Georgia Act require each bank holding company to obtain the prior approval of the Federal Reserve and the Georgia Banking Department before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank, if, after such acquisition, such bank holding company will, directly or indirectly, own or control more than 5% of the voting shares of such bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of a bank; or (iii) it may merge or consolidate with any other bank holding company. In addition, under the Georgia Act, it is unlawful for any bank holding company to acquire, direct or indirect, ownership or control of more than 5% of the voting shares of any presently operating bank, unless such bank has been in existence

                                       34


and continuously operating as a bank for a period of five years or more prior to the date of making application to the Georgia Banking Department for approval of said acquisition.

         Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), effective September 29, 1995, bank holding companies were permitted to acquire banks in any state. Under the Interstate Banking Act, effective June 1, 1997, banks may merge or consolidate across state lines, unless either of the states involved elected to prohibit such merger or consolidation prior to May 31, 1997. Finally, under the Interstate Banking Act, states may authorize banks from other states to engage in branching across state lines.

         In addition, a bank holding company is, with certain exceptions, prohibited by the BHC Act from engaging in, or acquiring or retaining direct or indirect control of the voting shares of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve to be so closely related to banking, or managing or controlling banks, as to be a proper incident thereto.

         Because Synovus is a registered multi-bank holding company, its subsidiary banks are also subject to examination, supervision and regulation by the Board. The banks which are chartered under the banking laws of the States of Georgia, Florida and Alabama are subject to examination, supervision and regulation by the Georgia Banking Department, Florida Banking Department and the Alabama Banking Department, respectively. The banks which are chartered under the banking laws of the United States are subject to examination, supervision and regulation by the Office of the Comptroller of the Currency ("OCC"). In addition, the deposits of Synovus' subsidiary banks are insured by the FDIC to the extent provided by law, and are subject to examination, supervision and regulation by the FDIC.

         The Georgia Banking Department, Florida Banking Department, Alabama Banking Department, OCC and the FDIC regulate all areas of the banks' banking and trust operations, including, where appropriate, reserves, investments, loans, mergers, the issuance of securities, payment of dividends, interest rates, extension of credit to officers and directors, establishment of branches, maintenance of capital and other aspects of their operations.

         Also, the payment of management fees by banking subsidiaries of a bank holding company is subject to supervision and regulation by the Georgia Banking Department, Florida Banking Department, Alabama Banking Department, the OCC, the Federal Reserve and the FDIC. The payment of management fees by non-banking subsidiaries of a bank holding company is also subject to supervision and regulation by the Federal Reserve.

         Numerous other federal and state laws, as well as regulations promulgated by the Federal Reserve, the Georgia Banking Department, Florida Banking Department, Alabama Banking Department, the OCC and the FDIC govern almost all aspects of the operations of the banks.

Dividends

         Under the laws of the State of Georgia, Synovus, as a business corporation, may

                                       35


declare and pay dividends in cash or property unless the payment or declaration would be contrary to restrictions contained in its Articles of Incorporation, and unless, after payment of the dividend, it would not be able to pay its debts when they become due in the usual course of its businesses or its total assets would be less than the sum of its total liabilities. Synovus is also subject to certain contractual and regulatory capital restrictions that limit the amount of cash dividends that Synovus may pay.

         The primary sources of funds for Synovus' payment of dividends to its shareholders are dividends and fees to Synovus from its banking and nonbanking affiliates. Various federal and state statutory provisions and regulations limit the amount of dividends that the subsidiary banks of Synovus and Bank of Georgia may pay. Pursuant to the regulations of the Georgia Banking Department, a Georgia bank must have approval of the Georgia Banking Department to pay cash dividends if, at the time of such payment: (i) the ratio of such banking affiliate's equity capital (defined to include the aggregate par value of all outstanding common stock, paid-in surplus, retained earnings, capital resources, reserves for loan losses, aggregate par value of outstanding preferred stock which is not redeemable and other outstanding instruments which are required to be converted into common stock) to its adjusted total assets is less than 6%;
(ii) the aggregate amount of dividends to be declared or anticipated to be declared during the current calendar year exceeds 50% of its net after-tax profit for the previous calendar year; or (iii) its total classified assets in its most recent regulatory examination exceeded 80% of its equity capital (as defined above) as reflected in such examination. In general, the approval of the Alabama Banking Department and the Florida Banking Department, as applicable, is required if the total of all dividends declared by an Alabama or Florida bank, as the case may be, in any year would exceed the total of its net profits (as defined) for that year combined with its retained net profits for the preceding two years less any required transfers to surplus. In addition, the approval of the OCC is required for a national bank to pay dividends in excess of the bank's net income for the current year plus retained net income for the preceding two years, less any required transfers to surplus.

         Certain of Synovus' banking affiliates have in the past been required to secure prior regulatory approval for the payment of dividends to Synovus in excess of regulatory limits and may be required to seek approval for the payment of dividends to Synovus in excess of such limits in the future. If such prior regulatory approvals are sought, there is no assurance that any such regulatory approvals will be granted.

         Federal and state banking regulations applicable to Synovus and its banking subsidiaries require minimum levels of capital which limit the amounts available for payment of dividends. Synovus' objective is to pay out approximately one-third of prior year's earnings in cash dividends to its shareholders.

         Synovus and its predecessors have paid cash dividends on their common stock in every year since 1891. Under restrictions imposed under federal and state laws, Synovus' subsidiary banks could declare aggregate dividends to Synovus of approximately $92.9 million during 1998 without obtaining regulatory approval.

         At June 30, 1998, under restrictions imposed under federal and state laws, Bank of Georgia could declare aggregate dividends to its shareholders of approximately $275,450 without obtaining

                                       36

regulatory approval.

Capital Requirements

         Synovus is required to comply with the capital adequacy standards established by the Federal Reserve and its banking subsidiaries must comply with similar capital adequacy standards established by the OCC and FDIC as applicable. Bank of Georgia is required to comply with the capital adequacy standards of the FDIC. There are two basic measures of capital adequacy for bank holding companies and their banking subsidiaries that have been promulgated by the Federal Reserve, the FDIC and the OCC: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company or a bank to be considered in compliance.

         The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

         The minimum guideline for the ratio ("Risk-Based Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must comprise common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital").

         In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 4.0%. Bank holding companies are expected to maintain higher-than-minimum capital ratios if they have supervisory, financial, operational, or managerial weaknesses, or if they are anticipating or experiencing significant growth. Synovus has not been advised by the Federal Reserve of any specific minimum Leverage Ratio applicable to it.

         At June 30, 1998, Synovus' Total Capital ratio was 13.92%, its Tier 1 Capital ratio was 12.64% and its Tier 1 Leverage Ratio was 10.32%. Assuming the Merger, and Synovus' other pending acquisitions, had been consummated on June 30, 1998, the Total Capital ratio of Synovus would have been 13.78%, its Tier 1 Capital ratio would have been 12.51% and its Tier 1 Leverage Ratio would have been 10.71%. Each of these ratios exceeds the current requirements under the Federal Reserve's capital guidelines. Each of Synovus' subsidiary banks was in compliance with applicable minimum capital requirements as of June 30, 1998.

                                       37


         At June 30, 1998, Bank of Georgia's Total Capital ratio was 11.40%, its Tier 1 Capital ratio was 10.77% and its Tier 1 Leverage Ratio was 10.69%. Each of these ratios exceeds the current requirements under the FDIC's capital guidelines.

         Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC- insured depository institutions that fail to meet applicable capital requirements. See "Prompt Corrective Action."

         The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the federal banking agencies have amended the risk-based capital standards that calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures.

Commitments to Subsidiary Banks

         Under the Federal Reserve's policy, Synovus is expected to act as a source of financial strength to its subsidiary banks and to commit resources to support its subsidiary banks in circumstances when it might not do so absent such policy. In addition, any capital loans by Synovus to any of its subsidiary banks would also be subordinate in right of payment to depositors and to certain other indebtedness of such bank.

         In the event of Synovus' bankruptcy, any commitment by Synovus to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment. In addition, the Federal Deposit Insurance Act (the "FDIA") provides that any financial institution whose deposits are insured by the FDIC generally shall be liable for any loss incurred by the FDIC in connection with the default of, or any assistance provided by the FDIC to, a commonly controlled financial institution.

Prompt Corrective Action

         The Federal Deposit Insurance Corporation Act of 1991 ("FDICIA") establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system the federal banking regulators are required to rate supervised institutions on the basis of five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

                                       38


         Pursuant to FDICIA,  the  Federal  Reserve,  the FDIC,  the OCC and the
Office of Thrift Supervision ("OTS") have adopted regulations setting forth a five-tier scheme for measuring the capital adequacy of the financial institutions they supervise. Under the regulations, an institution would be placed in one of the following capital categories: (i) well capitalized (an institution that has a Total Capital ratio of at least 10%, a Tier 1 Capital ratio of at least 6% and a Tier 1 Leverage Ratio of at least 5%); (ii) adequately capitalized (an institution that has a Total Capital ratio of at least 8%, a Tier 1 Capital ratio of at least 4% and a Tier 1 Leverage Ratio of at least 4%); (iii) undercapitalized (an institution that has a Total Capital ratio of under 8%, a Tier 1 Capital ratio of under 4% or a Tier 1 Leverage Ratio of under 4%); (iv) significantly undercapitalized (an institution that has a Total Capital ratio of under 6%, a Tier 1 Capital ratio of under 3% or a Tier 1 Leverage Ratio of under 3%); and (v) critically undercapitalized (an institution whose tangible equity is not greater than 2% of total tangible assets). The regulations permit the appropriate Federal banking regulator to downgrade an institution to the next lower category if the regulator determines (i) after notice and opportunity for hearing or response, that the institution is in an unsafe or unsound condition or (ii) that the institution has received (and not corrected) a less-than-satisfactory rating for any of the categories of asset quality, management, earnings or liquidity in its most recent examination. Supervisory actions by the appropriate Federal banking regulator depend upon an institution's classification within the five categories. Synovus' management believes that Synovus and its bank subsidiaries have the requisite capital levels to qualify as well capitalized institutions under the FDICIA regulations.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. Federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

Safety and Soundness Standards

         The FDIA, as amended by FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information

                                       39


systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits and such other operational and managerial standards as the agencies deem appropriate. The federal bank regulatory agencies have adopted a set of guidelines prescribing safety and soundness standards pursuant to FDICIA. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit
excessive   compensation  as  an  unsafe  and  unsound   practice  and  describe
compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director or principal stockholders. The federal banking agencies determined that stock valuation standards were not appropriate. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized institution is subject under the prompt correction action provisions of FDICIA. See "Prompt Corrective Action." If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties.

Depositor Preference Statute

         Legislation has been enacted providing that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

                         DESCRIPTION OF BANK OF GEORGIA

Background

         Bank of Georgia was chartered on October 19, 1984 and operates one office in Watkinsville, Georgia.

Business

         The principal business of Bank of Georgia is to accept deposits from the public and to make loans and other investments in and around its primary service area of Oconee County, Georgia. The principal sources of income for Bank of Georgia are interest and fees collected on loans, interest and dividends collected on other investments, and service charges on deposit accounts. The principal expenses of the Bank of Georgia are interest paid on deposits, employee compensation, office expenses, and other overhead expenses.

                                       40


         Bank of Georgia offers a full range of deposit services that are typically available from financial institutions, including NOW accounts, demand accounts, savings accounts, and other time deposit accounts. In addition, retirement accounts such as Individual Retirement Accounts are available. All deposit accounts are insured by the FDIC up to the maximum amount currently permitted by law, which is generally $100,000 per depositor subject to certain aggregation rules.

         Bank of Georgia also provides loans to businesses, including both secured and unsecured short-term loans for working capital purposes, term loans for fixed asset and expansion needs such as real estate acquisition and improvements, real estate construction loans, and other commercial loans suitable to the needs of its business customers. Loans to individuals which are offered by Bank of Georgia include second mortgage loans and installment loans for personal use such as education and personal investment, or for the purchase of automobiles or other consumer items. Bank of Georgia also acts as a broker for mortgage loans.

         Bank of Georgia's loan portfolio at December 31, 1997, consisted of approximately 20% real estate construction loans, 44% commercial mortgage loans (based on the underlying collateral), 29% commercial loans, and 7% consumer and other installment loans.

         Bank of Georgia's marketing plan relies heavily upon local advertising and promotional activity and upon personal contacts by its directors, officers and employees to attract business and to acquaint potential customers with Bank of Georgia's personalized services. Bank of Georgia emphasizes a high degree of personalized client service to provide for each customer's banking needs. At the present time, Bank of Georgia does not offer trust or securities services.

Bank of Georgia Common Stock Owned by Management

         The following table sets forth as of June 30, 1998, the number and percentage ownership of shares of Bank of Georgia Common Stock beneficially owned by each director of Bank of Georgia, by all directors and executive officers as a group, and by each owner of more than 5% of the outstanding shares of Bank of Georgia Common Stock. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.


                                             Number of Shares                   Percentage
Name of Director                            Beneficially Owned<F1>                of Total
James A. Bowers                              1,525                              1.15

Frank J. Christa                             8,100                              6.11

W. Eugene Higginbotham                      13,000                              9.81

Robert J. Huff                                 500                              0.37

Donald H. Norris                              4,366                             3.30


                                       41



                                             Number of Shares                   Percentage
Name of Director                            Beneficially Owned<F1>               of Total
F. Michael Power                            13,000                              9.81

R. Coleman Whitehead                        13,000                              9.81

All Directors and Executive
 Officers as a
Group (7 persons)                           53,491                              40.37

Name/Address of Additional 5% Shareholders

Robert E. Mason                             13,000                              9.81
434 Academy Street
Madison, GA  30650

James E. Thaxton                             10,125                             7.64
P. O. Box 127
Watkinsville, GA  30067


<F1>     The information shown above is based upon information  furnished by the named persons. Information relating to beneficial ownership is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended. Under such rules a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to dispose or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial interest.

                                       42


                                 BANK OF GEORGIA

Management's Discussion and Analysis of Financial Condition and Results of Operations of Bank of Georgia for the Years Ended December 31, 1997 and 1996 and the Six Months Ended June 30, 1998 and June 30, 1997

         This analysis has been prepared to provide insight into the financial condition of Bank of Georgia (sometimes referred to as the "Bank") and address the factors which have affected Bank of Georgia's results of operations. Bank of Georgia's financial statements and accompanying notes are an integral part of this discussion and should be read in conjunction with it.

         Liquidity. Liquidity management involves the management of assets and liabilities in such a way to meet customer demands for deposit withdrawals and fund all prudent loan requests. Bank of Georgia's primary sources of cash flows are generated from interest and fee income, loan repayments, deposit growth, and the maturities of securities.

     Bank of Georgia manages its assets with the intent to satisfy its liquidity needs through normal bank operations. It is the target of Bank of Georgia to maintain a liquidity ratio of 30%. Federal funds sold, which averaged approximately $3,089,000 during 1997, represent Bank of Georgia's primary immediate source of liquidity and are generally maintained at a level adequate to meet the Bank's ongoing needs for liquidity. The Bank maintains Federal funds purchase lines totaling approximately $2,000,000 with correspondent banks to further facilitate liquidity needs.

     The Bank's liquidity ratio was approximately 34% as of December 31, 1997, and there were no borrowings outstanding under Federal funds purchase lines. All assets and liabilities are monitored in an effort to provide for proper balance between liquidity, safety, and profitability.

     The liquidity position of the Bank is significantly affected by the loan to deposit ratio. Bank of Georgia monitors its loan to deposit ratio on a daily basis with the target ratio being 80%. At December 31, 1997 and 1996, the loan to deposit ratio was 70.76% and 69.57%, respectively.

     Capital Resources. Bank of Georgia had capital in excess of regulatory minimums, as shown below. Stockholders' equity of $5,425,946 at December 31, 1997 increased by 17.04% over December 31, 1996. The increase in capital was due to earnings of $800,598 offset by the Bank's declared dividend of $132,500 or $1.00 per share. Additionally, stockholders' equity was increased by $121,916 in unrealized gains on securities available-for-sale, net of tax. As of June 30, 1998, stockholders' equity continued to increase by $410,024 or 7.56% to $5,835,970. The increase in capital was due to earnings of $480,351 and unrealized gains of $56,209 in securities available-for-sale, offset by quarterly declared dividends of $124,550 or $.94 per share for the first two quarters of 1998.

                                       43


     Set forth below are pertinent capital ratios for Bank of Georgia as of June 30, 1998 and December 31, 1997:

     Minimum Capital Requirements                                          Actual Capital Ratios

                                                                   June 30, 1998             December 31, 1997
                                                                   -------------             -----------------
         Tier 1 Capital to Risk-based
           Assets:  4%                                          10.77<F1>                 11.68% <F1>

         Total Capital to Risk-based
           Assets:  8%                                          11.40<F2>                 12.35% <F2>

         Leverage Ratio (Tier 1 Capital to
           Average Total Assets):  4%                           10.69<F3>                 10.28% <F3>

<F1> Minimum for Well-Capitalized     = 6%
<F2> Minimum for Capitalized          = 10%
<F3> Minimum for Well-Capitalized     = 5%

     Capability of Data Processing Software to Accommodate the Year 2000. Like many financial institutions, the Bank relies upon computers for the daily conduct of its business and for data processing generally. There is concern among industry experts that commencing on January 1, 2000, computers will be unable to read the new year and that there may be widespread computer malfunctions. Management has assessed the electronic systems, programs, applications, and other electronic components used in operations and believes that the Bank' s hardware and software have been programmed to be able to accurately recognize the year 2000, and that significant additional costs will not be incurred in connection with the year 2000 issue, although there can be no assurances in this regard. In addition, the business of the Bank's customers and vendors may be negatively affected by the year 2000 issue, and any financial difficulties incurred by the Bank's customers and vendors involving year 2000 issues could negatively affect their ability to perform their agreements with the Bank. Therefore, even if the Bank does not incur significant direct costs in connection with responding to the year 2000 issue, there can be no assurance that the failure or delay of the Bank's customers, vendors or other third parties in addressing the year 2000 issue or the cost involving such process will not have a material adverse effect on the Bank's liquidity, capital resources or operations.

     The Bank is not aware of any known trends, events or uncertainties, other than the effect of events as described above, that will have or that are reasonably likely to have a material effect on its liquidity, capital resources or operations. The Bank is also not aware of any current recommendations by the regulatory authorities which, if they were implemented, would have such an effect.

     Financial  Condition.   Total  assets  of  Bank  of  Georgia  increased  to
$51,528,325  at December  31, 1997 from  $48,756,115  at December  31, 1996 or a
$2,772,210 increase which approximates a 5.69% growth rate for 1997. As of June 30, 1998, total assets had grown to

                                       44


$53,961,238 or a 4.72% increase over December 31, 1997. The growth has been funded by increases in deposits of $1,830,358 and $2,021,313 for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively.

     In 1997, earning assets averaged approximately $46,697,000, or a 5.28% increase from $44,355,000 in 1996. The increase of $2,342,000 is comprised mainly of a $3,231,000 increase in average loans outstanding offset by decreases in average securities of $36,000 and average Federal funds sold of $830,000. Average earning assets totaled approximately $49,722,000 for the first six months of 1998 which represents a 6.48% increase over 1997. The increase was comprised mainly in average loan growth which amounted to approximately $2,594,000 for the first six months of 1998.

     Securities Portfolio. Bank of Georgia's securities portfolio constitutes the second largest component of total earning assets. The securities portfolio serves the functions of providing a primary source of liquidity for meeting the Bank's loan demands and periodic deposit outflows; serving as an investment medium for funds not immediately needed for meeting loan demand or deposit flows; and providing a supply of collateral for public deposits.

     It is generally the intent of Bank of Georgia to hold all securities purchased to maturity. However, market conditions may from time to time warrant the sale of securities prior to maturity. Therefore, the Bank has classified 78% of securities as of June 30, 1998 as available-for-sale in accordance with Statement of Financial Accounting Standards (SFAS) No. 115.

     During 1997, holdings in securities (including overnight Federal funds sold) increased $307,918 or 2.09%. At December 31, 1997, securities (including overnight Federal funds sold) represented 31.85% of earning assets as compared to 32.74% at December 31, 1996. Securities with a carrying value of $10,176,732 and $8,998,643 at December 31, 1997 and 1996, respectively, were pledged for public deposits and for other purposes. As of June 30, 1998, holdings of securities and Federal funds sold decreased to $14,102,198 or 6.42% over December 31, 1997.

     Unrealized losses amounted to approximately $59,420 and $259,892 at December 31, 1997 and 1996, respectively. As of June 30, 1998, the Bank had $27,026 in unrealized gains in its securities portfolio.

     Loan Portfolio. Loans are the single largest component of earning assets, as well as the highest yielding component. At December 31, 1997 and 1996, respectively, loans represented 67.94% and 67.26% of total earning assets and 62.38% and 62.20% of total assets. Total loans increased $1,816,511 or 5.99% in 1997, compared to an increase of $5,950,665 or 24.41% in 1996. The increase in 1996 was concentrated in commercial lending which resulted in an increase of $5,118,000 in commercial loans. The increase in 1996 was funded primarily through the use of funds previously invested in overnight funds. As a result, Federal funds sold decreased $5,300,000 during 1996.

     Bank of Georgia's loan portfolio also has a concentration in loans secured by real estate. Real estate loans include real estate mortgages, real estate construction projects, and

                                       45


consumer home equity lines. The amount of loans outstanding at the indicated dates are shown in the following table according to the type of loan. The other concentration is in commercial and financial loans which are made primarily to businesses in the Oconee County area. The following table presents the major categories of total loans for each period.


                                                            June 30,                            December 31,
                                                              1998                         1997               1996
                                                                               (Dollars in Thousands)
Real Estate:
  Secured by mortgages                                    $      13,608               $14,292              $11,887
   Construction                                                   8,086                 6,294                8,607
Consumer and other loans                                          2,241                 2,130                2,831
Commercial and financial                                         12,083                 9,428                7,002
                                                                 ------                 -----                -----
                                                          $      36,018               $32,144              $30,327

     Risk Elements. At June 30, 1998, past due loans over 30 days totaled approximately $63,000 or .17% of loans outstanding compared to $162,000 or .50% at December 31, 1997 and $280,000 or .92% at December 31, 1996. All loans reaching a 90 day delinquency are placed on non-accrual status unless fully secured by marketable collateral. Loans are charged-off when losses are identified. Loans past due in excess of 90 days and still accruing totaled approximately $48,000 and $204,000 as of December 31, 1997 and 1996 which represents .15% and .67% of outstanding loans, respectively. As of June 30, 1998, loans past due 90 days or more and still accruing totaled $9,000 which represented .02% of the loan portfolio.

     Management considers all nonaccrual loans to be impaired in accordance with SFAS No. 114 and 118. Loans past due greater than 90 days and still accruing represent those loans which have adequate collateral values, therefore minimizing the risk of loss of principal. As a result of management's ongoing review of the loan portfolio, loans are classified as nonaccruing when it is not reasonable to expect collection of interest or principal under the original terms of the loan. These loans may be classified as nonaccruing even though the presence of collateral or the borrower's financial strength may be sufficient to provide for ultimate repayment of the principal. There were no loans classified as nonaccrual or restructured as of June 30, 1998 nor as of December 31, 1997 and 1996. Additionally, no properties were held in foreclosure (other real estate owned) for the same time periods.

     In the opinion of management, any loans classified by regulatory authorities as doubtful, substandard or special mention that have not been disclosed above do not (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss have been charged off.

     Commitments and Lines of Credit. In the ordinary course of business, the Bank has granted commitments to extend credit and standby letters of credit to approved customers. Generally, these commitments to extend credit have been granted on a temporary basis for

                                       46


seasonal or inventory requirements and have been approved by the Bank's Board of Directors. These commitments are recorded in the financial statements when funds are disbursed or the financial instruments become payable. The Bank uses the same credit policies for these off balance sheet commitments as it does for financial instruments that are recorded in the financial statements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Following is a summary of the commitments outstanding at December 31, 1997 and 1996.


                                               1997             1996
                                               ----             ----
                                              Dollars in Thousands

     Commitments to extend credit     $        5,011        $   3,800
     Standby letters of credit                   57                33
                                               ----             ----
                                      $        5,068        $   3,833
                                               =====            =====

     Summary of Loan Loss Experience. The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to the allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan loss experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions, and other relevant facts. Bank of Georgia's allowance for loan losses was approximately $339,000 at June 30, 1998 compared with $312,000 at December 31, 1997. Bank of Georgia's allowance for loan loss was approximately $305,000 at December 31, 1996. The allowance for loan losses is reviewed regularly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan loss adequate to cover possible loan losses on the loans outstanding.

     Management has not specifically allocated the Bank's allowance for loan losses to categories of loans. Based on management's best estimate, approximately 60% of the allowance should be allocated to real estate loans, 20% to commercial, financial and agricultural loans and 20% to consumer loans as of December 31, 1997. The following table summarizes the percentage of loans held in each category.

                                       47


     The following table summarizes the allocation of the allowance for loan losses compared to the percentage of loans in each category as of the indicated dates.


                                         June 30,                      December 31
                                           1998                  1997                  1996
                                           ----                  ----                  ----
Real estate loans                   $   203        60%    $   188       64%     $  183        68%
Consumer and other loans                 68         6%         62        7%         61         9%
Commercial and financial loans           68        34%         62       29%         61        23%
                                       ----        --        ----      ----        ---       ----
                                    $   339       100%    $   312      100%     $  305       100%
                                        ===       ===         ===      ===         ===        ===


     The following table summarizes average loan balances for June 30, 1998 and for each year ended December 31, 1997 and 1996, changes in the allowance for loan losses arising from loans charged off, recoveries on loans previously charged off, additions to the allowance which have been charged to operating expense, and the rate of net charge-offs during the period to average loans.


                                                                         June 30,         December 31,
                                                                             1998          1997             1996
                                                                                  (Dollars in Thousands)
Average amount of loans outstanding                               $    35,810         $    30,921         $  27,690
                                                                       ======              ======            ======

Balance of allowance for loan losses at
  beginning of period                                             $       312         $       305         $     260
                                                                      -------            --------          --------

Charge offs:
     Consumer                                                              (4)                (17)              (14)
                                                                   ----------           ---------         ---------

Recoveries:
     Consumer                                                               1                  19                39
                                                                     --------            --------          --------

Net (charge-offs), recoveries                                              (3)                  2                25
                                                                   ----------          ----------         ---------
Additions to allowance charged to operating
  expense during year                                                      30                   5                20
                                                                    ---------          ----------         ---------

Balance of allowance for loan losses at end of year                       339                 312               305
                                                                     ========            ========          ========

Ratio of net loans (charged off) recoveries during
  the year to average loans outstanding                                  (.01)%               .01%        $    .09%
                                                                         ====                 ===              ===

     Deposits. Total deposits increased by $1,830,358 or 4.20% in 1997, compared to an increase of $174,723 or .40% in 1996. Total deposits continued to grow during the first six months of 1998 to a level of $47,446,448 or an increase of 4.45% over December 31, 1997. Average interest bearing deposits were approximately $42,632,000 for the year 1997 which reflects a moderate increase over the 1996 average of $41,280,000.

     Results of Operations - June 30, 1998 versus June 30, 1997. Net income for the six month period ended June 30, 1998 was $480,351 compared to $390,498 for the same period

                                       48


in 1997. Net interest income increased $97,587 which consisted of an increase in interest income of $218,119 and an increase in interest expense of $120,532.

     The provision for loan losses was $30,000 for the six months ended June 30, 1998 compared to $5,000 for the six months ended June 30, 1997. The increase is due to the growth in the loan portfolio from June 30, 1997 to June 30, 1998 in the amount of approximately $5,607,000. Net charge-offs decreased from approximately $5,000 during the six months ended June 30, 1997 to approximately $3,000 during the same period in 1998. The allowance for loan loss as a percentage of total outstanding loans was .94% at June 30, 1998 compared to 1.00% at June 30, 1997.

     Following is a comparison of noninterest income for June 30, 1998 and 1997:

                                                 1998                1997
                                                 ----                ----

     Service charges on deposit accounts      $     81,265     $     97,796
     Mortgage origination fees                      65,931           25,661
     Life insurance income (expense)                21,019           16,400
     Other income                                   19,199           14,859
                                                  --------         --------
                                              $    187,414     $    154,716
                                                   =======          =======

     Non-interest income increased $32,698 for the six months ended June 30,1998 compared to the six months ended June 30, 1997. The change is due to an increase in mortgage origination fees of $40,270. The increases were offset by a decrease in service charges on deposits of $16,531. Increases in mortgage origination fees is the result of increased growth in the residential loan market in the Oconee County area. Service charges on deposit accounts decreased due to decreased nonsufficient funds activity.

     Following is an analysis of noninterest expense for June 30, 1998 and 1997:

                                                 1998                 1997
                                                 ----                 ----

     Salaries and employee benefits       $     370,032        $  343,376
     Equipment expense                           33,580            34,111
     Occupancy expense                           31,909            33,248
     Other expense                              208,940           218,078
                                                 -------           -------
                                          $     644,461        $  628,813
                                                =======           =======

     Noninterest expense increased $15,648 or 2.49% as of June 30, 1998 compared to June 30, 1997. This change is primarily due to increases in salaries and employee benefits of $26,656. The increase in salaries and employee benefits is due to normal salary increases.

     Bank of Georgia recognized an income tax provision of $212,496 for the six months ended June 30, 1998, compared to $212,712 for the same period in 1997. The provisions resulted in a 31% and 35% effective tax rate for the periods ended June 30, 1998 and 1997, respectively.

                                       49


     Results of Operations - 1997 versus 1996. Net income for 1997 was $800,598 as compared to $841,905 for 1996. Net interest income before provision for loan losses increased $106,976 or 5.07% from $2,108,870 in 1996 to $2,215,846 in
1997. Yields on interest earning assets remained consistent at 9.06% in 1997 and 1996. The cost of interest bearing liabilities increased from 4.63% in 1996 to 4.72% in 1997. The effect of these changes was to reduce the net interest spread from 4.43% in 1996 to 4.34% in 1997. The net interest margin did not change from 4.75% for 1996 and 1997. Therefore, net interest income increased due to increases in the volume of interest-earning assets.

     Bank of Georgia decreased its provision for loan losses during 1997 by $15,000 due to continued net recoveries. Bank of Georgia had net recoveries of $1,509 during 1997 compared to $24,829 during 1996. The allowance for loan losses was $311,795 or .97% of total loans outstanding at December 31, 1997, compared to $305,286 or 1.01% of total loans outstanding at December 31, 1996.

     Following is a comparison of non-interest income for 1997 and 1996.

                                                          December 31,
                                                    1997                1996

     Service charges on deposit accounts       $   186,024           $   231,568
     Mortgage origination fees                      89,374                86,846
     Life insurance income (expense)                31,842                64,482
     Other operating income                         16,147                20,595
                                                    ------              --------
                                               $   323,387           $   403,491
                                                   =======               =======

     Non-interest income decreased by $80,104 or 19.85% from 1996 to 1997. This decrease was related to decreases in service charges on deposit accounts of $45,544 and decreases in life insurance income of $32,640. Service charges on deposit accounts decreased due to decreased nonsufficient funds activity and activity charges. Life insurance income decreased due to policy premiums exceeding the growth in the underlying cash surrender values.

     Following is an analysis of non-interest expense for 1997 and 1996.

                                                        December 31,
                                                 1997               1996

     Salaries and employee benefits        $   709,125        $   656,396
     Equipment expense                          69,125             66,140
     Occupancy expense                          61,817             43,251
     Other expense                             460,034            397,460
                                               -------            -------
                                            $ 1,300,101        $1,163,247
                                              =========         =========

     Non-interest expense increased by $136,854 or 11.76% from 1996 to 1997. During 1997 salaries and benefits increased $52,729. Normal increases in salaries are the primary causes of the increase. The increase in occupancy expense of $18,566 resulted from the expansion of the main office facility during 1997. Increases in other operating expenses were primarily due to other professional services of $20,742.

                                       50


     Bank of Georgia recognized an income tax provision of $433,534 for 1997, compared to a provision of $487,209 during 1996, resulting in an effective tax rate of 35% and 37% for the years ended December 31, 1997 and 1996 respectively.

     Results of Operations - 1996 versus 1995. Bank of Georgia's net income for 1996 was $841,905 versus $694,001 during 1995. Net interest income before provision for loan losses increased $212,639 or 11.21% from $1,896,231 in 1995 to $2,108,870 in 1996. Yields on interest earning assets decreased from 9.07% in 1995 to 9.06% in 1996. The cost of interest bearing liabilities increased from 4.44% in 1995 to 4.63% in 1995 to 4.43% in 1996 and decreased the net interest margin from 4.87% to 4.75% for the same time period. In summary, net interest income increased due to the increase in volume of interest-earning assets outpacing that of interest-bearing liabilities.

     The provision for loan losses was $20,000 for the year ended 1996 compared to $50,000 for 1995. The $30,000 decrease in the provision for loan losses was due to continued minimal losses in the loan portfolio and management's ongoing evaluation of the adequacy of the allowance for loan losses. The allowance for loan losses represented 1.00% and 1.07% of total outstanding loans at December 31, 1996 and December 31, 1995, respectively.

     Following is a comparison of non-interest income for 1996 and 1995.

                                                           December 31,
                                                     1996             1995

     Service charges on deposit accounts      $        231,568          204,396
     Mortgage origination fees                          86,846           90,749
     Life insurance income (expense)                    64,482          (19,643)
     Other operating income                             20,595           16,505
                                                        ------          -------
                                              $        403,491          292,007
                                                       =======          =======

     Non-interest income increased by $111,484 or 38.18% from 1995 to 1996. This increase was related to a increase in service charge income of $27,172 and an increase in life insurance income of $84,125. The increase in life insurance income was due to growth in cash surrender values of $16,915 and decreases in life insurance premiums of $67,201.

     Following is an analysis of non-interest expense for 1996 and 1995.

                                                        December 31,
                                                 1996             1995

     Salaries and employee benefits           $     656,396      $    598,131
     Equipment expense                               66,140            56,322
     Occupancy expense                               43,251            47,044
     Other expense                                  397,460           317,301
                                                    -------          --------
                                              $   1,163,247      $  1,018,798
                                                  =========         =========

     Non-interest expense increased by $144,449 or 14.18% from 1995 to 1996. Included in this change is an increase in salaries and employee benefits of $58,265 due to normal increase in salary and group insurance levels and officer bonuses. Other operating expenses increased

                                       51


$80,159 due primarily to increases in deferred compensation expense for the Bank's directors in the amount of $57,424. Other notable increases were to data processing expenses, audit expenses, and customer supplies in the amounts of $28,602, $13,605, and $18,528, respectively, which were offset by a decrease in deposit insurance premiums of $36,798.

     Bank of Georgia recognized an income tax provision of $487,209 for 1996, compared to a provision of $425,439 for 1995 which resulted in effective tax rates of 37% and 38% for the years ended December 31, 1996 and 1995, respectively.

Forward Looking Statements

     Certain statements contained in this Proxy Statement/Prospectus and the exhibits hereto which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements by Bank of Georgia in oral and written statements made by or with the approval of Bank of Georgia which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of Bank of Georgia or its management or Board of Directors, including those
relating  to  products  or  services;   (iii)   statements  of  future  economic
performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

     Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Facts that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the strength of the U.S. economy in general and the strength of the local economies in which operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve;
(iii) inflation, interest rate, market and monetary fluctuations; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by users; (v) changes in consumer spending, borrowing and saving habits; (vi) technological changes; (vii) acquisitions; (viii) the ability to increase market share and control expenses;
(ix) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which Bank of Georgia must comply; (x) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xi) changes in Bank of Georgia's organization, compensation and benefit plans; (xii) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and (xiii) the success of Bank of Georgia at managing the risks involved in the foregoing.

     Such forward-looking statements speak only as of the date on which such statements are made, and Bank of Georgia undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

                                       52


                                     EXPERTS

Synovus

     The consolidated balance sheets of Synovus and its subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, all of which are incorporated by reference in this Proxy Statement/Prospectus, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report thereon is incorporated herein by reference. Such financial statements have been so incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP and upon their authority as experts in accounting and auditing.

Bank of Georgia

     The balance sheets of Bank of Georgia as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the years ended December 31, 1997, 1996 and 1995, included in this Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, LLC, independent certified public accountants, in reliance upon their report appearing elsewhere herein, and upon their authority as experts in accounting and auditing.

                                  OTHER MATTERS

     Bank of Georgia's Board of Directors does not know of any matters to be presented at the Special Meeting other than those set forth above. If any other matters are properly brought before the Special Meeting or any adjournment thereof, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by the proxy as to any such matters.

                              SHAREHOLDER PROPOSALS

     Synovus management expects to hold its next annual meeting of shareholders during April 1999. Under the Commission's rules, proposals of shareholders intended to be presented at that meeting must have been received by Synovus at its principal executive offices on or before November 13, 1998 for consideration by Synovus for possible inclusion in such proxy materials.

     If the Merger is not consummated, Bank of Georgia will inform its shareholders of the date and time of the 1999 annual meeting of shareholders of Bank of Georgia.

                         PRO FORMA FINANCIAL INFORMATION

     Pro forma financial information reflecting the acquisition of Bank of Georgia by Synovus is not presented herein since the pro forma effect is not significant.

     On June 5, 1998, Synovus signed an Agreement and Plan of Merger providing for the acquisition of Community Bank Capital Corporation ("CBCC"). CBCC is located in Alpharetta,

                                       53


Georgia and has one subsidiary, the Bank of North Georgia. At June 30, 1998, CBCC had total assets of $345.9 million and shareholders' equity of $22.3 million, and for the six months ended June 30, 1998, reported net income of $1.6 million. On April 20, 1998, Synovus signed a letter of intent providing for the acquisition of Georgia Bank & Trust which is located in Calhoun, Georgia. At June 30, 1998, Georgia Bank & Trust had total assets of $173 million and shareholders' equity of $14 million, and for the six months ended June 30, 1998, reported net income of $1.3 million. Pro forma financial information reflecting these two pending acquisitions is not presented herein because such acquisitions are not significant either individually or in the aggregate, or when combined with Bank of Georgia.

                       [Rest of page intentionally blank]

                                       54


                          INDEX TO FINANCIAL STATEMENTS

Bank of Georgia:

Independent Auditors' Report.................................................F-1

Balance Sheets - December 31, 1997 and 1996..................................F-2

Statements of Income for the Years
     ended December 31, 1997, 1996 and 1995..................................F-3

Statements of Stockholders' Equity for the Years
     ended December 31, 1997, 1996 and 1995..................................F-4

Statements of Cash Flows for the Years
     ended December 31, 1997, 1996 and 1995..................................F-5

Notes to Financial Statements................................................F-7

Unaudited Condensed
     Balance Sheets - June 30, 1998 and December 31, 1997...................F-21

Unaudited Condensed Statements of Income and Comprehensive Income
     for the Three and Six Months Ended
     June 30, 1998 and 1997.................................................F-22

Unaudited Condensed Statements of Cash Flows
     for the Six Months Ended
     June 30, 1998 and 1997.................................................F-24

Notes to Unaudited Condensed
     Financial Statements...................................................F-26

                       [Rest of page intentionally blank]



                                       55


                          INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------
To the Board of Directors
Bank of Georgia
Watkinsville, Georgia

     We have audited the accompanying balance sheets of Bank of Georgia as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bank of Georgia as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                              /s/Mauldin & Jenkins, LLC

Atlanta, Georgia
April 9, 1998
                                      F-1

                                BANK OF GEORGIA

                                 BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

-----------------------------------------------------------------------------------------------------------------
                                                Assets                  1997                             1996
-----------------------------------------------------------------------------------------------------------------
Cash and due from banks                                      $        1,831,457                $      1,438,519
Interest-bearing deposits in banks                                       99,000                              -
Federal funds sold                                                      970,000                       2,100,000
Securities available-for-sale                                        12,128,598                      10,330,457
Securities held-to-maturity                                           1,970,434                       2,330,657

Loans                                                                32,143,646                      30,327,135
Less allowance for loan losses                                          311,795                         305,286
-----------------------------------------------------------------------------------------------------------------
           Loans, net                                                31,831,851                      30,021,849
-----------------------------------------------------------------------------------------------------------------
Premises and equipment                                                  646,690                         571,550
Other assets                                                          2,050,295                       1,963,083
-----------------------------------------------------------------------------------------------------------------
          Total assets                                       $       51,528,325                $     48,756,115
=================================================================================================================
                              Liabilities and Stockholders' Equity
Deposits
    Noninterest-bearing demand                               $        4,308,136                $      4,500,457
    Interest-bearing demand                                           9,100,479                       8,556,776
    Savings                                                           2,398,506                       2,500,151
     Time, $100,000 and over                                          9,812,247                       9,943,036
    Other time                                                       19,805,767                      18,094,357
-----------------------------------------------------------------------------------------------------------------
          Total deposits                                             45,425,135                      43,594,777
Other liabilities                                                       677,244                         525,406
-----------------------------------------------------------------------------------------------------------------
          Total liabilities                                          46,102,379                      44,120,183
-----------------------------------------------------------------------------------------------------------------
Commitments and contingent liabilities

Stockholders' equity
     Common stock, par value $5; 100,000,000 shares authorized;
        132,500 shares issued and outstanding                           662,500                         662,500
    Capital surplus                                                     462,500                         462,500
    Retained earnings                                                 4,340,163                       3,672,065
    Unrealized losses on securities available-for-sale, net of tax      (39,217)                       (161,133)
-----------------------------------------------------------------------------------------------------------------
          Total stockholders' equity                                  5,425,946                       4,635,932
-----------------------------------------------------------------------------------------------------------------

          Total liabilities and stockholders' equity         $       51,528,325                $     48,756,115
=================================================================================================================

See Notes to Financial Statements.

                                       F-2

                                BANK OF GEORGIA
                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                            1997                            1996                            1995
-----------------------------------------------------------------------------------------------------------------------------------
Interest income
    Loans                                      $         3,280,135              $        3,011,563             $         2,632,096
    Taxable securities                                     736,380                         749,676                         768,405
    Nontaxable securities                                   44,302                          35,606                             -
    Deposits in banks                                           -                            7,638                          13,543
    Federal funds sold                                     168,895                         215,617                         113,809
------------------------------------------------------------------------------------------------------------------------------------
          Total interest income                          4,229,712                       4,020,100                       3,527,853
------------------------------------------------------------------------------------------------------------------------------------
Interest expense on deposits                             2,013,866                       1,911,230                       1,631,622
------------------------------------------------------------------------------------------------------------------------------------
          Net interest income                            2,215,846                       2,108,870                       1,896,231
Provision for loan losses                                    5,000                          20,000                          50,000
------------------------------------------------------------------------------------------------------------------------------------
          Net interest income after provision
               for loan losses                           2,210,846                       2,088,870                       1,846,231
-----------------------------------------------------------------------------------------------------------------------------------
Other income
    Service charges on deposit accounts                    186,024                         231,568                         204,396
    Mortgage origination fees                               89,374                          86,846                          90,749
    Life insurance income (expense)                         31,842                          64,482                         (19,643)
    Other operating income                                  16,147                          20,595                          16,505
------------------------------------------------------------------------------------------------------------------------------------
          Total other income                               323,387                         403,491                         292,007
------------------------------------------------------------------------------------------------------------------------------------
Other expenses
    Salaries and employee benefits                         709,125                         656,396                         598,131
    Equipment expenses                                      69,125                          66,140                          56,322
    Occupancy expenses                                      61,817                          43,251                          47,044
    Data processing expense                                 99,729                          94,298                          65,696
    Director's deferred compensation expense                56,963                          57,424                               -
    Deposit insurance premiums                               6,000                           4,333                          41,131
    Other operating expenses                               297,342                         241,405                         210,474
----------------------------------------------------------------------------------------------------------------------------------
          Total other expenses                           1,300,101                       1,163,247                       1,018,798
-----------------------------------------------------------------------------------------------------------------------------------
          Income before income taxes                     1,234,132                       1,329,114                       1,119,440

Income tax expense                                         433,534                         487,209                         425,439
-----------------------------------------------------------------------------------------------------------------------------------
          Net income                                 $     800,598                $        841,905                $        694,001
===================================================================================================================================
Earnings per common share                            $       6.04                 $          6.35                 $          5.24
====================================================================================================================================

See Notes to Financial Statement

                                       F-3

                                 BANK OF GEORGIA

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------



                                                                                                       Unrealized
                                                                                                       Losses on
                                                                                                       Securities
                                                                                                       Available-       Total
                                                       Common Stock       Capital       Retained       for-Sale,     Stockholders'
                                               -----------------------
                                               Shares      Par Value      Surplus       Earnings       Net of Tax        Equity
------------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1994                   132,500      $  662,500    $ 462,500    $ 2,354,784      $ (676,632)  $  2,803,152
    Net income                                     -               -            -         694,001              -         694,001
     Cash dividends declared,
        $.75 per share                             -               -            -         (99,375)             -         (99,375)
    Net change in unrealized
        losses on securities available-
        for-sale, net of tax                       -               -            -              -          565,439        565,439
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1995                    132,500         662,500      462,500      2,949,410        (111,193)     3,963,217
    Net income                                     -               -            -         841,905              -         841,905
    Cash dividends declared,
        $.90 per share                             -               -            -        (119,250)             -        (119,250)
    Net change in unrealized
        losses on securities available-
        for-sale, net of tax                       -               -            -              -          (49,940)       (49,940)
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1996                    132,500         662,500      462,500      3,672,065        (161,133)     4,635,932
    Net income                                     -               -            -         800,598              -         800,598
    Cash dividends declared,
        $1.00 per share                            -               -            -        (132,500)             -        (132,500)
    Net change in unrealized
        losses on securities available-
        for-sale, net of tax                       -               -            -              -          121,916        121,916
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1997                    132,500      $  662,500    $ 462,500    $ 4,340,163     $   (39,217)  $  5,425,946
====================================================================================================================================

See Notes to Financial Statements.

                                       F-4



                                 BANK OF GEORGIA

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                            1997                     1996                  1995
------------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
    Net income                                                   $        800,598          $        841,905      $        694,001
    Adjustments to reconcile net income to net cash
        provided by operating activities:
        Depreciation                                                       63,461                    55,504                47,780
        Provision for loan losses                                           5,000                    20,000                50,000
        Deferred income taxes                                             (29,539)                   (4,173)                 (280)
        Increase in interest receivable                                    (4,318)                  (43,343)              (18,469)
        Increase in interest payable                                       62,494                    70,831               115,991
        Increase (decrease) in taxes payable                               16,996                   (46,587)              (14,998)
        Other operating activities                                        (72,812)                 (207,329)              (85,689)
------------------------------------------------------------------------------------------------------------------------------------
              Net cash provided by operating activities                   841,880                   686,808               788,336
------------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
    Purchases of securities available-for-sale                         (2,487,144)               (1,920,619)             (300,000)
    Proceeds from maturities of securities
        available-for-sale                                                889,474                   734,609               240,988
    Proceeds from maturities of securities
        held-to-maturity                                                  360,223                   448,928               329,908
    Net (increase) decrease in Federal funds sold                       1,130,000                 5,300,000            (7,400,000)
    Net (increase) decrease in interest-bearing
        deposits in banks                                                 (99,000)                  100,000                     -
    Net increase in loans                                              (1,815,002)               (5,862,556)             (809,716)
    Purchase of premises and equipment                                   (138,601)                 (280,287)                    -
    Disposals of premises and equipment                                         -                     9,520                     -
-----------------------------------------------------------------------------------------------------------------------------------
              Net cash used in investing activities                    (2,160,050)               (1,470,405)           (7,938,820)
-----------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
    Net increase in deposits                                            1,830,358                   174,723             8,205,784
    Dividends paid                                                       (119,250)                  (99,375)              (79,500)
-----------------------------------------------------------------------------------------------------------------------------------
              Net cash provided by financing activities                 1,711,108                    75,348             8,126,284
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and due from banks                        392,938                  (708,249)              975,800
------------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks at beginning of year                            1,438,519                 2,146,768             1,170,968
------------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks at end of year                         $        1,831,457        $        1,438,519    $        2,146,768
====================================================================================================================================

                                       F-5


                                 BANK OF GEORGIA
                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                            1997                              1996                        1995
-----------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES
   Cash paid for:
        Interest                                  $        1,951,372               $        1,840,399              $     1,515,631

        Income taxes                              $          446,077               $          537,969              $       440,717

NONCASH TRANSACTIONS
    Unrealized (gains) losses on securities
        available-for-sale                        $         (200,472)              $           91,418              $       856,726)

    Principal balances on loans transferred to
        other real estate                         $                -               $                -              $        63,280


See Notes to Financial Statements.


                                       F-6

                                 BANK OF GEORGIA
                          NOTES TO FINANCIAL STATEMENTS

               Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Nature of Business

               Bank of Georgia (the Bank) is a commercial bank with operations in Watkinsville, Oconee County, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area of Oconee County and surrounding counties.

               Basis of Presentation

               The accounting and reporting policies of the Bank conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

               Cash and Due From Banks

               Cash on hand, cash items in process of collection, and amounts due from banks are included in cash and due from banks.

               The Bank maintains amounts due from banks which, at times, may exceed Federally insured limits. The Bank has not experienced any losses in such accounts.

               Securities

               Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. All other debt securities are classified as available-for-sale and carried at fair value with net unrealized gains and losses included in stockholders' equity, net of tax. Equity securities without a readily determinable market value are classified as available for sale and carried at cost.

               Interest on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

                                       F-7



                          NOTES TO FINANCIAL STATEMENTS

Note 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Loans

               Loans are carried at their principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding.

               Loan fees on real estate loans are deferred and recognized into income over the life of the loans as a yield adjustment. Loan fees charged and costs incurred on other loans are recognized when the loan is made. Because net loan fees and costs are not material, the results of operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

               The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses, and may require the Bank to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

               The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. Interest income is subsequently recognized only to the extent cash payments are received.

               A loan is impaired when it is probable the Bank will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.


                                       F-8


                          NOTES TO FINANCIAL STATEMENTS

Note 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Premises and Equipment

               Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

               Other Real Estate Owned

               Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other expenses.

               Income Taxes

               Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized for the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

               Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance would be recorded for those deferred tax items for which it is more likely than not that realization would not occur.

               Earnings Per Common Share

               Basic earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding. Diluted earnings per share would be computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. There were no potential common shares outstanding at December 31, 1997 or 1996.

                                       F-9




                          NOTES TO FINANCIAL STATEMENTS

Note 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Recent Developments

               The Financial Accounting Standards Board (FASB) has issued, and the Bank has adopted, Statement of Financial Accounting Standards
               (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 125 was amended by SFAS No. 127, which defers the effective date of certain provisions of SFAS No. 125 until January 1, 1998. This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this statement did not have a material effect on the Bank's financial statements.

               The FASB has issued, and the Bank has adopted, SFAS No. 128, "Earnings Per Share". SFAS No. 128 supersedes Accounting Principles Board Opinion No. 15 "Earnings Per Share" and specifies the computation, presentation, and disclosure requirements for earnings per share (EPS) for entities with publicly held common stock or potential issuable common stock. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS and fully diluted EPS with diluted EPS. It also requires dual presentation of basic and diluted EPS on the face of the statement of income for all entities with complex capital structures and requires a reconciliation of the numerator and denominator for the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 is effective for financial statements for both interim and annual periods ending after December 15, 1997. The adoption of this statement did not have an effect on the Bank's financial statement.

               The FASB has issued SFAS No. 130, "Reporting Comprehensive Income". This statement establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 requires all items that are required to be recognized under accounting standards as components of comprehensive income to be reported in a financial statement that is displayed in equal prominence with the other financial statements. The term "comprehensive income" is used in the SFAS to describe the total of all components of comprehensive income including net income. "Other comprehensive income" refers to revenues, expenses, gains and losses that are included in comprehensive income but excluded from earnings under current accounting standards. Currently, "other comprehensive income" for the Bank consists of items previously recorded directly in equity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". SFAS No. 130 is effective for financial statements beginning after December 15, 1997.

                                      F-10


                          NOTES TO FINANCIAL STATEMENTS

Note 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Reclassifications

               Certain balance sheet and income statement items for the year ended December 31, 1995 and 1996 have been reclassified, with no effect to total assets and net income, to be consistent with classifications for the year ended December 31, 1997.

NOTE 2.        SECURITIES

               The amortized cost and fair value of securities are summarized as follows:

                                                                                Gross              Gross
                                                             Amortized        Unrealized         Unrealized             Fair
                                                                Cost            Gains              Losses              Value
------------------------------------------------------------------------------------------------------------------------------
                  Securities Available-for-Sale
                      December 31, 1997:
                         U. S. Government and
                           agency securities           $        849,988   $            -   $        (3,175)  $        846,813
                         Mortgage-backed  securities          9,999,170           32,074          (113,254)         9,917,990
                         State and municipal securities       1,188,460           24,935                  -         1,213,395
                         Equity securities                      150,400                -                  -           150,400
-----------------------------------------------------------------------------------------------------------------------------
                                                       $     12,188,018   $       57,009   $      (116,429)  $     12,128,598
 ============================================================================================================================

                      December 31, 1996:
                         U. S. Government and
                           agency securities           $        849,988   $            -   $        (8,535)  $        841,453
                         Mortgage-backed securities           8,865,381            5,277          (259,014)         8,611,644
                         State and municipal securities         874,980            6,034            (3,654)           877,360
-----------------------------------------------------------------------------------------------------------------------------
                                                       $     10,590,349   $       11,311   $      (271,203)  $     10,330,457
 ============================================================================================================================

                   Securities Held-to-Maturity
                      December 31, 1997:
                         Mortgage-backed securities    $      1,970,434   $       33,663   $       (25,838)  $      1,978,259
=============================================================================================================================

                      December 31, 1996:
                         Mortgage-backed securities    $      2,330,657   $       27,986   $       (47,746)  $      2,310,897
=============================================================================================================================


                                      F-11


                          NOTES TO FINANCIAL STATEMENTS

NOTE 2.        SECURITIES (Continued)

               The amortized cost and fair value of securities as of December 31, 1997 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid without penalty. Therefore, these securities and equity securities are not included in the maturity categories in the following maturity summary.

                                                         Securities Available-for-Sale          Securities Held-to-Maturity
----------------------------------------------------------------------------------------------------------------------------
                                                           Amortized            Fair             Amortized            Fair
                                                             Cost               Value                Cost             Value
----------------------------------------------------------------------------------------------------------------------------
                     Due within one year or less    $        300,000  $        300,072    $              -  $              -
                     Due from one to five years              849,988           846,813                   -                 -
                     Due from five to ten years              538,478           546,355                   -                 -
                     Due after ten years                     349,982           366,968                   -                 -
                     Mortgage-backed securities            9,999,170         9,917,990           1,970,434         1,978,259
                     Equity securities                       150,400           150,400                   -                 -
----------------------------------------------------------------------------------------------------------------------------
                                                    $     12,188,018  $     12,128,598    $      1,970,434  $      1,978,259
============================================================================================================================


               There were no sales of securities during 1997, 1996 or 1995.

               Securities with a carrying value of $10,176,732 and $8,998,643 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes.

NOTE 3.        LOANS AND ALLOWANCE FOR LOAN LOSSES

               The composition of loans is summarized as follows:


                                                                                                 December 31,

----------------------------------------------------------------------------------------------------------------------------
                                                                                              1997                   1996
----------------------------------------------------------------------------------------------------------------------------
                      Commercial, financial and agricultural                      $         9,428,000    $         7,002,000
                      Real estate - construction                                            6,294,000              8,607,000
                      Real estate - mortgage                                               14,330,000             11,909,000
                      Consumer and other                                                    2,130,118              2,830,779
----------------------------------------------------------------------------------------------------------------------------
                                                                                           32,182,118             30,348,779
                      Unearned income                                                         (38,472)               (21,644)
                      Allowance for loan losses                                              (311,795)              (305,286)
----------------------------------------------------------------------------------------------------------------------------
                      Loans, net                                                  $        31,831,851    $        30,021,849
============================================================================================================================


                                      F-12


                          NOTES TO FINANCIAL STATEMENTS

NOTE 3.        LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

               Changes in the allowance for loan losses for the years ended December 31 were as follows:

                                                                                   1997            1996             1995
----------------------------------------------------------------------------------------------------------------------------
                     Balance, beginning of year                             $       305,286  $      260,457   $      219,372
                        Provision for  loan losses                                    5,000          20,000           50,000
                        Loans charged off                                           (17,495)        (13,956)         (54,628)
                        Recoveries of  loans previously charged off                  19,004          38,785           45,713
----------------------------------------------------------------------------------------------------------------------------
                     Balance, end of year                                   $       311,795  $      305,286   $      260,457
============================================================================================================================

               At December 31, 1997 and 1996, management had not identified any loans which were considered impaired loans as determined by Statement of Financial Accounting Standard No. 114, ("Accounting by Creditors for Impairment of a Loan").

               The Bank has granted loans to certain directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1997 are as follows:



                     Balance, beginning of year      $      1,725,173
                        Advances                              351,793
                        Repayments                           (805,703)
---------------------------------------------------------------------
                     Balance, end of year            $      1,271,263
=====================================================================



NOTE 4.           PREMISES AND EQUIPMENT

                  Premises and equipment are summarized as follows:

                                                             December 31,
---------------------------------------------------------------------------------------
                                                           1997                1996
---------------------------------------------------------------------------------------

                     Land                          $        127,000    $        127,000
                     Buildings and improvements             654,006             329,966
                     Equipment                              462,075             430,303
                     Construction in process                      -             217,211
---------------------------------------------------------------------------------------
                                                          1,243,081           1,104,480
                     Accumulated depreciation              (596,391)           (532,930)
---------------------------------------------------------------------------------------
                                                   $        646,690    $        571,550
=======================================================================================



                                      F-13


                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5.        EMPLOYEE BENEFIT PLANS

               The Bank has a trusteed contributory profit-sharing plan covering substantially all of its employees. Contributions to the plan charged to expenses during 1997, 1996 and 1995 amounted to $20,904, $17,138 and $14,236, respectively.

               The Bank has a defined benefit plan with its directors which provides benefits payable at age sixty-five or if he or she becomes totally disabled. Under certain circumstances, benefits are payable to his or her beneficiary. The present value of the estimated liability under the agreement is being accrued over the expected remaining years of service. For the years ended December 31, 1997 and 1996, the Bank had accrued $144,682 and $88,399, respectively, under the directors' plan.

               The Bank also has a retirement plan with its key officers which provides benefits payable at age sixty-five or if he or she becomes totally disabled. Under certain circumstances, benefits are payable to his or her beneficiary.

               The Bank has a salary continuation agreement with a key officer of the Bank which provides for benefits upon retirement at age sixty-five or for the officer's beneficiary in the case of death. No amounts have been accrued under this plan, the results of which are not materially different from generally accepted accounting principles.

               The Bank is also the owner and beneficiary of life insurance policies on the lives of its directors and key officers. The Bank intends to use these policies to fund the benefit plans described above. The carrying value of the policies was $1,336,184 and $1,208,342 at December 31, 1997 and 1996, respectively.

NOTE 6.        INCOME TAXES

               Income tax expense consists of the following:

                                                                                              December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   1997               1996               1995
-------------------------------------------------------------------------------------------------------------------------------
                     Current                                              $      463,073     $      491,382     $       425,719
                     Deferred                                                    (29,539)            (4,173)               (280)
  -----------------------------------------------------------------------------------------------------------------------------
                             Income tax expense                           $      433,534     $      487,209     $       425,439
 ==============================================================================================================================


                                      F-14



                          NOTES TO FINANCIAL STATEMENTS

NOTE 6.        INCOME TAXES (Continued)

               The Bank's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                                                                   December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                        1997                           1996                           1995
------------------------------------------------------------------------------------------------------------------------------------
                                                   Amount      Percent           Amount        Percent           Amount      Percent
------------------------------------------------------------------------------------------------------------------------------------
              Income taxes at statutory rate $     419,605       34 %      $      451,899        34%      $      380,610        34%
                 Tax-exempt interest              (15,063)      (1)              (12,106)       (1)                    -         -
                 State income taxes                 38,139        3                44,095         3               36,140         3
                 Other items, net                  (9,147)      (1)                 3,321         1                8,689         1
------------------------------------------------------------------------------------------------------------------------------------
              Income tax expense             $     433,534       35 %      $      487,209        37%      $      425,439        38%
====================================================================================================================================


                  The components of deferred income taxes are as follows:


                                                                                                      December 31,

 ----------------------------------------------------------------------------------------------------------------------------
                                                                                                    1997               1996
-----------------------------------------------------------------------------------------------------------------------------
                     Deferred tax assets:
                        Loan loss reserves                                                 $        84,273    $        66,051
                        Deferred loan fees                                                          14,519              9,366
                        Deferred compensation                                                       54,603             33,362
                        Securities available-for-sale                                               20,203             98,759
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                   173,598            207,538
-----------------------------------------------------------------------------------------------------------------------------

                     Deferred tax liabilities:
                        Depreciation                                                                26,581             26,164
                        Other                                                                       40,162             25,502
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                    66,743             51,666
-----------------------------------------------------------------------------------------------------------------------------

                     Net deferred tax assets                                               $       106,855    $       155,872
=============================================================================================================================


                                      F-15


                          NOTES TO FINANCIAL STATEMENTS

NOTE 7.        COMMITMENTS AND CONTINGENT LIABILITIES

               In the normal course of business, the Bank has entered into off-balance sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.


               The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Bank's commitments is as follows:

                                                                                                    December 31,

---------------------------------------------------------------------------------------------------------------------------
                                                                                                 1997               1996
---------------------------------------------------------------------------------------------------------------------------
                     Commitments to extend credit                                        $     5,011,297    $     3,799,897
                     Standby letters of credit                                                    57,138             33,200
---------------------------------------------------------------------------------------------------------------------------
                                                                                         $     5,068,435    $     3,833,097
===========================================================================================================================


               Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, crops, marketable securities, accounts receivable, inventory, equipment and personal property.

               Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

                                      F-16


                          NOTES TO FINANCIAL STATEMENTS

NOTE 7.        COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

               In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management of the Bank, any liability resulting from such proceedings would not have a material effect on the Bank's financial statements.

NOTE 8.        CONCENTRATIONS OF CREDIT

               The Bank originates primarily commercial, residential, and consumer loans to customers in Oconee County and surrounding counties. The ability of the majority of the Bank's customers to honor their contractual loan obligations is dependent on the economy in the Oconee County area.

               Sixty-four percent (64%) of the Bank's loan portfolio is concentrated in loans secured by real estate, of which a substantial portion is secured by real estate in the Bank's primary market area. Accordingly, the ultimate collectibility of the loan portfolio is susceptible to changes in market conditions in the Bank's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

               The Bank, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of statutory capital, or approximately $1,200,000.

NOTE 9.        REGULATORY MATTERS

               The Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1997, approximately $400,000 of retained earnings were available for dividend declaration without regulatory approval.

               The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                                      F-17




                          NOTES TO FINANCIAL STATEMENTS

NOTE 9.        REGULATORY MATTERS (Continued)

               Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1997, the Bank meets all capital adequacy requirements to which it is subject.

               As of December 31, 1997, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

               The Bank's actual capital amounts and ratios are presented in the following table.


                                                                                             To Be Well
                                                                      For Capital         Capitalized Under
                                                                       Adequacy           Prompt Corrective
                                                   Actual              Purposes           Action Provisions
--------------------------------------------------------------------------------------------------------------
                                              Amount      Ratio     Amount      Ratio     Amount        Ratio
--------------------------------------------------------------------------------------------------------------
                                                                  (Dollars in Thousands)
--------------------------------------------------------------------------------------------------------------
As of December 31, 1997

  Total Capital (to Risk Weighted Assets)   $    5,777    12.35%    $  3,742     8.00%    $  4,677      10.00%
  Tier I Capital (to Risk Weighted Assets)  $    5,465    11.68%    $  1,871     4.00%    $  2,806       6.00%
  Tier I Capital (to Average Assets)        $    5,465    10.28%    $  2,126     4.00%    $  2,658       5.00%



As of December 31, 1996

  Total Capital (to Risk Weighted Assets)   $    5,102    11.80% $     3,458     8.00% $     4,323    10.00%
  Tier I Capital (to Risk Weighted Assets)  $    4,797    11.10% $     1,729     4.00% $     2,594     6.00%
  Tier I Capital (to Average Assets)        $    4,797     9.60% $     1,998     4.00% $     2,498     5.00%



                                      F-18


                          NOTES TO FINANCIAL STATEMENTS

NOTE 10.       FAIR VALUE OF FINANCIAL INSTRUMENTS

               The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1997 and 1996. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

               Cash, Due From Banks, Interest-Bearing Deposits in Banks and Federal Funds Sold:

               The carrying amounts of cash, due from banks, interest-bearing deposits in banks and Federal funds sold approximate their fair value.

               Securities:

               Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

               Loans:

               For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values.

               Deposits:

               The carrying amounts of demand deposits and savings deposits approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

                                      F-19


                          NOTES TO FINANCIAL STATEMENTS

NOTE 10.       FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

               Accrued Interest:

               The carrying amounts of accrued interest approximate their fair values.

               Off-Balance-Sheet Instruments:

               Fair values of the Bank's off-balance-sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit and standby letters of credit do not represent a significant value to the Bank until such commitments are funded. The Bank has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

               The estimated fair values of the Bank's financial instruments were as follows:


                                                               December 31, 1997                      December 31, 1996
---------------------------------------------------------------------------------------------------------------------------------
                                                             Carrying               Fair             Carrying              Fair
                                                              Amount               Value              Amount              Value
---------------------------------------------------------------------------------------------------------------------------------
                Financial assets:
                   Cash, due from banks,             $       2,900,457   $       2,900,457  $       3,538,519   $       3,538,519
                      interest-bearing deposits in
                      banks and Federal funds sold
                   Securities available-for-sale            12,128,598          12,128,598         10,330,457          10,330,457
                   Securities held-to-maturity               1,970,434           1,978,259          2,330,657           2,310,897
                   Loans                                    31,831,851          32,180,000         30,021,849          30,200,000
                   Accrued interest receivable                 508,453             508,453            504,135             504,135

                Financial liabilities:
                   Deposits                                 45,425,135          45,607,121         43,594,777          43,557,384
                   Accrued interest payable                    365,734             365,734            303,240             303,240


                                    F-20


                                    Assets                                                   1998                   1997
--------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                       $          1,380,512   $           1,831,457
Interest-bearing deposits in banks                                                               -                  99,000
Federal funds sold                                                                       1,850,000                 970,000
Securities available-for-sale                                                            9,563,465              12,128,598
Securities held-to-maturity                                                              2,688,733               1,970,434

Loans                                                                                   36,017,792              32,143,646
Less allowance for loan losses                                                             339,210                 311,795
--------------------------------------------------------------------------------------------------------------------------
              Loans, net                                                                35,678,582              31,831,851
--------------------------------------------------------------------------------------------------------------------------
Premises and equipment                                                                     608,375                 646,690
Other assets                                                                             2,191,571               2,050,295
--------------------------------------------------------------------------------------------------------------------------
                                                                              $         53,961,238   $          51,528,325
==========================================================================================================================
                  Liabilities and Stockholders' Equity

Deposits
   Noninterest-bearing demand                                                 $          5,264,936   $           4,308,136
   Interest-bearing demand                                                               8,177,130               9,100,479
   Savings                                                                               2,551,287               2,398,506
   Time, $100,000 and over                                                              10,370,505               9,812,247
   Other time                                                                           21,082,590              19,805,767
--------------------------------------------------------------------------------------------------------------------------
              Total deposits                                                            47,446,448              45,425,135
Other liabilities                                                                          678,820                 677,244
--------------------------------------------------------------------------------------------------------------------------
              Total liabilities                                                         48,125,268              46,102,379
--------------------------------------------------------------------------------------------------------------------------


Commitments and contingent liabilities

Stockholders' equity
   Common stock, par value $5; 100,000,000 shares authorized;
      132,500 shares issued and outstanding                                                662,500                 662,500
   Capital surplus                                                                         462,500                 462,500
   Retained earnings                                                                     4,693,403               4,340,163
   Accumulated other comprehensive income (loss), net of taxes                              17,567                 (39,217)
--------------------------------------------------------------------------------------------------------------------------
              Total stockholders' equity                                                 5,835,970               5,425,946
--------------------------------------------------------------------------------------------------------------------------
                                                                              $         53,961,238   $          51,528,325
==========================================================================================================================

See Notes to Financial Statements.

                                      F-21

                                 BANK OF GEORGIA

                  STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                    THREE MONTHS ENDED JUNE 30, 1998 AND 1997
                   AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)

                                                         Three Months Ended June 30,              Six Months Ended June 30,
                                                         1998                  1997               1998                  1997
----------------------------------------------------------------------------------------------------------------------------------
Interest income
   Loans                                            $       949,418      $        813,532   $      1,817,172      $      1,606,764
   Taxable securities                                       191,466               183,085            389,383               370,413
   Nontaxable securities                                     10,957                10,132             21,913                20,263
   Federal funds sold                                        23,200                39,151             46,334                59,243
----------------------------------------------------------------------------------------------------------------------------------
        Total interest income                             1,175,041             1,045,900          2,274,802             2,056,683
----------------------------------------------------------------------------------------------------------------------------------
Interest expense, deposits                                  558,300               495,719          1,094,908               974,376
----------------------------------------------------------------------------------------------------------------------------------
        Net interest income                                 616,741               550,181          1,179,894             1,082,307
Provision for loan losses                                    25,000                 5,000             30,000                 5,000
----------------------------------------------------------------------------------------------------------------------------------
        Net interest income after provision
           for loan losses                                  591,741               545,181          1,149,894             1,077,307
----------------------------------------------------------------------------------------------------------------------------------
Other income
   Service charges on deposit accounts                       41,985                51,489             81,265                97,796
   Mortgage origination fees                                 27,732                11,003             65,931                25,661
   Life insurance income (expense)                           14,369                 6,650             21,019                16,400
   Other operating income                                     3,952                 2,905             19,199                14,859
----------------------------------------------------------------------------------------------------------------------------------
                                                             88,038                72,047            187,414               154,716
----------------------------------------------------------------------------------------------------------------------------------
Other expense
   Salaries and employee benefits                           172,237               160,728            370,032               343,376
   Equipment expense                                         17,316                16,117             33,580                34,111
   Occupancy expense                                         16,191                19,020             31,909                33,248
   Data processing expense                                   16,911                25,686             41,585                49,662
   Director's deferred compensation expense                  11,115                15,407             21,720                23,387
   Other operating expenses                                  69,071                76,063            145,635               145,029
----------------------------------------------------------------------------------------------------------------------------------
                                                            302,841               313,021            644,461               628,813
----------------------------------------------------------------------------------------------------------------------------------
        Income before income taxes                          376,938               304,207            692,847               603,210
Income tax expense                                          111,928               106,472            212,496               212,712
----------------------------------------------------------------------------------------------------------------------------------
        Net income                                  $       265,010      $        197,735   $        480,351      $        390,498
----------------------------------------------------------------------------------------------------------------------------------

                                      F-22

                                 BANK OF GEORGIA

                  STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                    THREE MONTHS ENDED JUNE 30, 1998 AND 1997
                   AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)


                                                       Three Months Ended June 30,              Six Months Ended June 30,
                                                       1998                  1997               1998                  1997
--------------------------------------------------------------------------------------------------------------------------------
Other comprehensive income, net of tax
   Unrealized gains on securities available-
      for-sale arising during period                       22,645                26,413             56,784                37,392
--------------------------------------------------------------------------------------------------------------------------------
        Comprehensive income                              287,655               224,148            537,135               427,890
================================================================================================================================

   Earnings per common share                      $          2.00      $           1.49   $           3.63      $           2.95
================================================================================================================================
   Cash dividends per common share                $           .47      $              -   $            .94      $              -
================================================================================================================================
   Weighted average shares outstanding                    132,500               132,500            132,500               132,500
================================================================================================================================

See Notes to Financial Statements.

                                      F-23

                                 BANK OF GEORGIA

                            STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (Unaudited)


                                                                                           1998                 1997
----------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
   Net income                                                                        $         480,351    $         390,498
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                                              30,834               33,072
      Provision for loan losses                                                                 30,000                5,000
      (Increase) decrease in interest receivable                                               (78,472)               9,494
      Increase in interest payable                                                              58,208               13,132
      Decrease in taxes payable                                                                (64,330)             (33,369)
      Other operating activities                                                               (17,134)              19,795
----------------------------------------------------------------------------------------------------------------------------
              Net cash provided by operating activities                                        439,457              437,622
---------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
   Purchases of securities available-for-sale                                                  (99,750)                   -
   Proceeds from maturities of securities available-for-sale                                  ,751,359              276,798
   Purchases of securities held-to-maturity                                                   (961,777)                   -
   Proceeds from maturities of securities held-to-maturity                                     243,478              115,506
   Net decrease in interest-bearing deposits in banks                                           99,000                    -
   Net increase in Federal funds sold                                                         (880,000)          (1,440,000)
   Net increase in loans                                                                    (3,876,731)             (89,360)
   Purchases of premises and equipment, net                                                          -            (130,153)
   Disposals of premises and equipment, net                                                      7,481                    -
---------------------------------------------------------------------------------------------------------------------------
              Net cash used in investing activities                                         (2,716,940)          (1,267,209)
---------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
   Net increase in deposits                                                                  2,021,313            1,336,231
   Dividends paid                                                                             (194,775)            (119,250)
---------------------------------------------------------------------------------------------------------------------------
              Net cash provided by financing activities                                      1,826,538            1,216,981
---------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and due from banks                                            (450,945)             387,394

Cash and due from banks at beginning of period                                               1,831,457            1,438,519
---------------------------------------------------------------------------------------------------------------------------

Cash and due from banks at end of period                                             $       1,380,512    $       1,825,913
===========================================================================================================================


                                      F-24


                                                      BANK OF GEORGIA

                                                 STATEMENTS OF CASH FLOWS
                                         SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                                        (Unaudited)

                                                                                           1998                 1997
-----------------------------------------------------------------------------------------------------------------------------
CASH FLOW INFORMATION
   Cash paid during the period for:
      Interest                                                                       $       1,036,701     $         961,244
      Income taxes                                                                   $         336,826     $         246,081

NONCASH INVESTING ACTIVITIES
   Unrealized gains on securities available-for-sale                                 $         (86,476)    $         (57,526)


See Notes to Financial Statements.

                                      F-25

                                 BANK OF GEORGIA
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1.   BASIS OF PRESENTATION

          The financial information included herein is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.

          The results of operations for the three and six month periods ended June 30, 1998 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.   CURRENT ACCOUNTING DEVELOPMENTS

          The adoption of the provisions of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" that became effective on January 1, 1998 did not have a material effect on the Bank's financial statements.

          The adoption of SFAS No. 130, "Reporting Comprehensive Income", that became effective on January 1, 1998 required the Bank to report comprehensive income in the Bank's Statements of Income and Comprehensive Income.

          There are no other recent accounting pronouncements that have had, or are expected to have, a material effect on the Bank's financial statements.

                                      F-26

                                   Appendix A

                          AGREEMENT AND PLAN OF MERGER

         This Plan of Merger ("Plan" or "Agreement") is made and entered into as of April 22, 1998 by and between Bank of Georgia and Athens First Bank & Trust Company ("Athens First"), both of which are state banks organized and existing under the laws of the State of Georgia, and joined into by Synovus Financial Corp., a business corporation organized and existing under the laws of the State of Georgia which owns all of the outstanding stock of Athens First ("Synovus").

                                    RECITALS:

         A. Synovus. Synovus has been duly incorporated and is an existing corporation in good standing under the laws of Georgia, with its principal executive offices located in Columbus, Georgia. As of the date hereof, Synovus has 600,000,000 authorized shares of common stock, par value $1.00 per share ("Synovus Common Stock"), of which 175,371,834 shares are outstanding on the date hereof. All of the issued and outstanding shares of Synovus Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable and not subject to any preemptive rights. Synovus has 34 wholly-owned banking subsidiaries and other non-banking subsidiaries ("Subsidiaries") as of the date hereof.

         B. Bank of Georgia. Bank of Georgia has been duly incorporated and is an existing banking corporation in good standing under the laws of Georgia, with its principal executive offices located in Watkinsville, Georgia. As of the date hereof, Bank of Georgia has 1,000,000 authorized shares of common stock, par value $5.00 per share ("Bank of Georgia Common Stock"), of which 132,500 shares are outstanding on the date hereof. All of the issued and outstanding shares of Bank of Georgia Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable and not subject to any preemptive rights.

         C. Athens First. Athens First has been duly incorporated and is an existing banking corporation in good standing under the laws of Georgia, with its principal executive offices located in Athens, Georgia. As of the date hereof, Athens First has 10,000,000 authorized shares of common stock, par value $1.00 per share ("Athens First Common Stock"), of which 1,000 shares are outstanding on the date hereof. All of the issued and outstanding shares of Athens First Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable and not subject to any preemptive rights.

         D. Board Approvals. The respective Boards of Directors of Synovus, Bank of Georgia and Athens First have duly approved the Plan and have duly authorized its execution.

         E. Materiality. Unless the context otherwise requires, any reference in this Agreement to materiality with respect to Synovus shall be deemed to be with respect to


Synovus and its Subsidiaries.

         In consideration of their mutual promises and obligations hereunder, and intending to be legally bound hereby, Synovus, Bank of Georgia and Athens First hereto adopt and make the Plan and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                  I. THE MERGER

         (A) Structure of the Merger. Subject to the terms and conditions set forth in this Agreement, on the Effective Date (as defined in Article VII) Bank of Georgia shall be merged with and into Athens First under the Articles of Incorporation of Athens First pursuant to the provisions of and with the effect provided in Section 7-1-530, et seq. of the Official Code of Georgia Annotated, as amended, ("Merger"). Athens First shall be the surviving bank resulting from the Merger and shall continue to conduct its business under the name Athens First Bank & Trust Company. The Merger shall be consummated pursuant to the terms of this Plan, which has been approved and adopted by the respective Boards of Directors of Synovus, Bank of Georgia and Athens First, and by Synovus as the sole shareholder of Athens First.

         (B) Effect on Outstanding Shares. By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Bank of Georgia Common Stock issued and outstanding on the Effective Date (other than shares as to which dissenters' appraisal rights have been validly exercised and perfected and for which cash is payable pursuant to the Georgia Business Corporation Act ("Dissenters' Shares")), shall become and be converted into 4.2787 shares of Synovus Common Stock ("Per Share Exchange Ratio"). As of the Effective Date, each share of Bank of Georgia Common Stock held as treasury stock of Bank of Georgia shall be canceled, retired and cease to exist, and no payment shall be made in respect thereof.

         No fractional shares of Synovus Common Stock shall be issued in connection with the Merger, but rather cash shall be paid in lieu thereof, with the amount of cash to be paid in lieu of fractional shares to be determined based upon the closing price per share of Synovus Common Stock on the New York Stock Exchange ("NYSE") on the fifth business day immediately preceding the Effective Date of the Merger.

         Each shareholder of Bank of Georgia Common Stock will be entitled to ten votes for each share of Synovus Common Stock to be received by him/her on the Effective Date pursuant to a set of resolutions adopted by the Board of Directors of Synovus on April 22, 1998 in accordance with and subject to those certain Articles of Amendment to Synovus' Articles of Incorporation, dated April 24, 1986. Synovus shall provide Bank of Georgia with certified copies of such resolutions.

         Upon and after the Effective Date, each issued and outstanding share of Synovus Common Stock and Athens First Common Stock shall remain unchanged and shall continue to evidence the same number of shares of Synovus Common Stock and Athens First Common Stock.

                                        2


         Dissenters'  Shares  shall be purchased and paid for in accordance with
the  applicable  provisions  of   Section   14-2-1301,  et seq. of  the  Georgia
Business Corporation Act.

         In the event that, subsequent to the date of this Plan but prior to the Effective Date, the outstanding shares of Synovus Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in Synovus' capitalization, then an appropriate and proportionate adjustment shall be made to the Per Share Exchange Ratio.

         (C) Procedures. Certificates which represent shares of Bank of Georgia Common Stock that are outstanding on the Effective Date (each, a "Certificate") and are converted into shares of Synovus Common Stock pursuant to the Plan shall, after the Effective Date, be deemed to represent shares of the Synovus Common Stock into which such shares have become converted and shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates representing the shares of Synovus Common Stock into which such shares have been converted.

         As promptly as practicable after the Effective Date, Synovus shall send to each holder of record of shares of Bank of Georgia Common Stock outstanding on the Effective Date transmittal materials for use in exchanging the Certificates for such shares for certificates for shares of the Synovus Common Stock into which such shares of the Bank of Georgia Common Stock have been converted pursuant to the Plan. Upon surrender of a Certificate, together with a duly executed stock power and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate for the number of shares of Synovus Common Stock to which such holder is entitled, and such Certificate shall forthwith be canceled. No dividend or other distribution payable after the Effective Date with respect to the Synovus Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof surrenders such Certificate, at which time such holder shall receive all dividends and distributions, without interest thereon, previously withheld from such holder pursuant hereto. After the Effective Date, there shall be no transfers on the stock transfer books of Bank of Georgia of shares of Bank of Georgia Common Stock which were issued and outstanding on the Effective Date and converted pursuant to the provisions of the Plan. If after the Effective Date, Certificates are presented for transfer to Bank of Georgia, they shall be canceled and exchanged for the shares of Synovus Common Stock deliverable in respect thereof as determined in accordance with the provisions of Paragraph (B) of Article I and in accordance with the procedures set forth in this Paragraph.

         After the Effective Date, holders of Bank of Georgia Common Stock shall cease to be, and shall have no rights as, stockholders of Bank of Georgia, other than to receive shares of Synovus Common Stock into which such shares have been converted or fractional share payments pursuant to the Plan.

                                        3


         Notwithstanding the foregoing, neither Synovus nor Bank of Georgia nor any other person shall be liable to any former holder of shares of Bank of Georgia Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (D) Business of Athens First. The business of Athens First from and after the Effective Date shall continue to be that of a state banking corporation. The business shall be conducted from its main office located in Athens, Georgia and at its legally established branches, which shall also include the main office and all branches, whether in operation or approved but unopened, of Bank of Georgia on the Effective Date.

         (E) Assumption of Rights. On the Effective Date, the separate existence and corporate organization of Bank of Georgia shall be merged into and continued in Athens First, as the surviving bank of the Merger. All rights, franchises and interests of Bank of Georgia and Athens First in and to every type of property (real, personal and mixed), and all choses in action of Bank of Georgia and Athens First shall be transferred to and vested in Athens First as the surviving bank by virtue of the Merger without any deed or other transfer. Athens First, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either of Bank of Georgia or by Athens First on the Effective Date.

         (F) Assumption of Liabilities. All liabilities and obligations of both of Bank of Georgia and of Athens First of every kind and description shall be assumed by Athens First as the surviving bank by virtue of the Merger, and Athens First shall be bound thereby in the same manner and to the same extent that either of Bank of Georgia or Athens First was so bound on the Effective Date.

         (G) Articles of Incorporation. The Articles of Incorporation and bylaws of Athens First, as in effect on the Effective Date, shall continue in full force and effect as the Articles of Incorporation and bylaws of Athens First after the Effective Date.

         (H) Directors. The Board of Directors of Athens First immediately following the Effective Date shall consist of the persons named in Exhibit "A" to the Plan, each of whom shall serve until his respective successor is elected and qualified or until a new Board of Directors is elected as provided in the Articles of Incorporation or bylaws of Athens First or as provided by law.

                                        4


                           II. ACTIONS PENDING MERGER

         (A) Bank of Georgia shall conduct its banking business only in the ordinary course and shall not prior to the Effective Date, without the prior written consent of Synovus, which consent will not be unreasonably withheld: (1) issue any options or warrants to purchase capital stock or issue any shares of capital stock; (2) declare, set aside, or pay any dividend or distribution with respect to the capital stock of Bank of Georgia, other than quarterly cash dividends as set forth in Paragraph (C) below; (3) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Bank of Georgia; (4) effect a split or reclassification of Bank of Georgia's capital stock or a recapitalization of Bank of Georgia; (5) amend the Articles of Incorporation or bylaws of Bank of Georgia; (6) grant any increase in the compensation payable or to become payable by Bank of Georgia to any employee other than normal, annual compensation increases that are desired to be made with regard to Bank of Georgia's employees or are required by law; (7) make any change in any bonus, group insurance, pension, profit sharing, deferred compensation, or other benefit plan, payment or arrangement made to, for or with respect to any employees or directors of Bank of Georgia, except to the extent such changes are required by applicable laws or regulations; (8) enter into, terminate, modify or amend any contract, lease or other agreement with any officer or director of Bank of Georgia or any "affiliate" of any such officer or director, as such term is defined in Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act"), other than in the ordinary course of its banking business; (9) incur or assume any liabilities (in excess of an aggregate of $50,000), other than in the ordinary course of its banking business; (10) dispose of any of its assets or properties having in the aggregate a book value in excess of $25,000, other than in the ordinary course of its banking business;
(11) solicit, encourage or authorize any individual, corporation or other entity, including its directors, officers and other employees, to solicit from any third party inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it with any bank or other entity other than as provided by this Agreement, or subject to the fiduciary obligations of its Board of Directors, provide any individual, corporation or other entity with information or assistance or negotiate with any individual, corporation or other entity in furtherance of such inquiries or to obtain such a proposal (and Bank of Georgia shall promptly notify Synovus of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters); (12) take any other action not in the ordinary course of its business; or (13) directly or indirectly agree to take any of the foregoing actions.

         (B) Without the prior written consent of Bank of Georgia, which consent will not be unreasonably withheld, Synovus will not declare or pay any extraordinary or special cash dividend on its Common Stock or take any action that would: (1) delay or adversely affect the ability of Synovus to obtain any necessary approvals of regulatory authorities required for the transactions contemplated hereby; or (2) adversely affect its ability to perform its covenants and agreements on a timely basis under this Plan.

         (C) It is the intention of Synovus and Bank of Georgia to equalize the dividends of Bank of Georgia and Synovus subsequent to January 30, 1998. Between January 30,

                                        5


1998 and the Effective Date, Bank of Georgia will pay quarterly cash dividends to its shareholders consistent with the timing of dividends paid by Synovus to its shareholders and at a rate equivalent based on the Exchange Ratio to the cash dividends paid to Synovus shareholders during such period. The record and payment dates of each cash dividend declared by Bank of Georgia will be the same as record and payment dates of the Synovus dividend declared for such quarter. The "equivalency" will be determined as follows:

         Dividends Paid Per Bank of Georgia Share = (Exchange Ratio [4.2787 to 1]) (Synovus dividend per share rate [$.11]).

                       III. REPRESENTATIONS AND WARRANTIES

         Synovus, for itself and on behalf of Athens First, hereby represents and warrants to Bank of Georgia, and Bank of Georgia represents and warrants to Synovus, that, except as previously disclosed in a letter of Synovus or Bank of Georgia, respectively, of even date herewith delivered to the other party (all references to Synovus below shall be deemed to include its Subsidiaries):

         (A) the representations set forth in Recitals A through E of the Plan with respect to it are true and correct;

         (B) its outstanding shares of capital stock are duly authorized, validly issued and outstanding, fully paid and non-assessable, and subject to no preemptive rights;

         (C) it has the power and authority, and is duly qualified in all jurisdictions (except for such qualifications the absence of which will not as a whole have a Material Adverse Effect, as hereinafter defined) where such qualification is required, to carry on its business as it is now being conducted and to own all its material properties and assets, and it has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such powers and authorizations the absence of which, either individually or in the aggregate, would not have a Material Adverse Effect;

         (D) in the case of Synovus, the shares of capital stock of each of its Subsidiaries are owned (except for director's qualifying shares) free and clear of all liens, claims, encumbrances and restrictions on transfer;

         (E) subject, in the case of Bank of Georgia, to the receipt of any required shareholder approval of this Plan, the Plan has been authorized by all necessary corporate action and, subject to receipt of such approval of shareholders and required regulatory approvals, is a valid and binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (F) the execution, delivery and performance of the Plan by it does not, and the

                                        6


consummation of the transactions contemplated hereby by it will not, constitute:
(1) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of it or to which it (or any of its respective properties) is subject which breach, violation or default would have a material adverse effect on the financial condition, results of operations or business of it, and in the case of Synovus, its subsidiaries, taken as a whole (a "Material Adverse Effect"), or enable any person to enjoin any of the transactions contemplated hereby; or (2) a breach or violation of, or a default under, its Articles of Incorporation or bylaws; and the consummation of the transactions contemplated hereby will not require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than the required approvals of applicable regulatory authorities and the approval of the shareholders of Bank of Georgia both of which are referred to in Paragraph (A) of Article V and any consents and approvals the absence of which will not have a Material Adverse Effect;

         (G) in the case of Synovus, as of their respective dates, neither of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, nor any other document filed subsequent to December 31, 1997 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form filed with the Securities and Exchange Commission ("SEC") (collectively, its "Reports"), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets in or incorporated by reference into Synovus' Reports (including the related notes and schedules) fairly presents the financial position of the entity or entities to which it relates as of its date and each of the statements of operations and retained earnings and of cash flows and changes in financial position or equivalent statements in or incorporated by reference into Synovus' Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows and changes in financial position, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles applicable to bank holding companies consistently applied during the periods involved, except as may be noted therein. Synovus has no material obligations or liabilities (contingent or otherwise) except as disclosed in the Reports. For purposes of this paragraph, material shall have the meaning as defined under the Securities Act of 1933, as amended ("Securities Act"), the Exchange Act and the rules promulgated thereunder;

         (H) in the case of Bank of Georgia, it has no material liabilities and obligations secured or unsecured, whether accrued, absolute, contingent or otherwise, known or unknown, due or to become due, including, but not limited to tax liabilities, that should have been but are not reflected in or reserved against in its audited financial statements as of December 31, 1997;

                                        7


         (I) there has not been the occurrence of one or more events, conditions, actions or states of facts which have caused a Material Adverse Effect in its business, financial condition or results of operations since December 31, 1997;

         (J) all material federal, state, local, and foreign tax returns required to be filed by or on behalf of it have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired; and to the best of its knowledge, all such returns filed are complete and accurate in all material respects. All taxes shown on returns filed by it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). As of the date of the Plan, there is no audit examination, deficiency, or refund litigation with respect to any taxes of it that would result in a determination that would have a Material Adverse Effect. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or con cluded litigation relating to it have been paid in full or adequate provision has been made for any such taxes on its balance sheet (in accordance with generally accepted accounting principles). It has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect;

         (K)(1) no litigation, proceeding or controversy before any court or governmental agency is pending, and there is no pending claim, action or proceeding against it which in the reasonable judgment of its Chief Executive Officer is likely to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby, and, to the best of its knowledge, no such litigation, proceeding, controversy, claim or action has been threatened or is contemplated; and (2) it is not subject to any agreement, memorandum of understanding, commitment letter, board resolution or similar arrangement with, or transmitted to, any regulatory authority materially restricting its operations as conducted on the date hereof or requiring that certain actions be taken which could reasonably be expected to have a Material Adverse Effect;

         (L) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that cover any of its employees, comply in all material respects with all applicable requirements of ERISA, the Internal Revenue Code, as amended ("Code") and other applicable laws; it has not engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any such plan which is likely to result in any material penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code; no material liability to the Pension Benefit Guaranty Corporation has been or is expected by it to be incurred with respect to any such plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained by it, them or any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code; no Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA) (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section

                                        8


4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof; it has not contributed to a "multi-employer plan", as defined in Section 3(37) of ERISA; and it does not have any obligations for retiree health and life benefits under any benefit plan, contract or arrangement, except as required by Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA;

         (M) it has  good and  marketable  title to its  properties  and  assets
(other than property as to which it is lessee) that are material to its business, except as disclosed or reserved against in its financial statements and except for such defects in title which would not, in the aggregate, have a Material Adverse Effect;

         (N) it knows of no reason why the regulatory approvals referred to in Paragraphs (A)(2) and (A)(3) of Article V should not be obtained without the imposition of any condition of the type referred to in the proviso following such Paragraphs (A)(2) and (A)(3);

         (O) it has all material permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted and the absence of which would have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders, and approvals are in full force and effect, and to the best knowledge of it no suspension or cancellation of any of them is threatened;

         (P) in the case of Synovus, the shares of capital stock to be issued pursuant to the Plan, when issued in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights;

         (Q) it is not a party to, and is not bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is it or the subject of a proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it pending or threatened;

         (R) neither it, nor any of its respective officers, directors, or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for it in connection with the Plan or the transactions contemplated hereby;

         (S) the information to be supplied by it for inclusion in: (1) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed

                                        9


under the Securities Act with the SEC by Synovus for the purpose of, among other things, registering the Synovus Common Stock to be issued to the shareholders of Bank of Georgia in the Merger (the "Registration Statement"); or (2) the proxy statement to be filed with the SEC under the Exchange Act and distributed in connection with Bank of Georgia's meeting of its shareholders to vote upon this Plan (as amended or supplemented from time to time, the "Proxy Statement", and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement/Prospectus") will not at the time such Registration Statement becomes effective, and in the case of the Proxy Statement/Prospectus at the time it is mailed and at the time of the meeting of stockholders contemplated under this Plan, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

         (T) for purposes of this section, the following terms shall have the indicated meaning:

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss. 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. ss. 300f, et seq; all accompanying federal regulations and all comparable state and local laws; and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

         "Hazardous Substance" means any substance or waste presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

         "Loan Portfolio Properties and Other Properties Owned" means those properties owned or operated by Synovus or Bank of Georgia.

                                       10


         (1) there are no actions, suits, demands, notices, claims, investigations or proceedings pending or, to its actual knowledge, threatened against it relating to the Loan Portfolio Properties and Other Properties Owned by it under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, nor, to its actual knowledge, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings, except such which will not have, or result in, a Material Adverse Effect; and

         (2) Bank of Georgia will, within 30 days after the date hereof, engage a firm satisfactory to Synovus to conduct a phase one environmental audit of the banking facilities currently owned or leased by Bank of Georgia upon which Bank of Georgia is conducting a banking business, which audit shall include at a minimum a site history, on-site inspection, asbestos report, evaluation of surrounding properties and soil tests in the event any underground storage tanks are discovered. Synovus has requested such inspection and testing in an effort to reasonably determine whether or not any violations of Environmental Law described in this section exist. Delivery of this report to Synovus is an express condition precedent to the consummation of the Merger. Within 15 days after receipt of such report, Synovus shall notify Bank of Georgia in writing whether or not, in the reasonable judgment of Synovus, the results of such report will have a Material Adverse Effect on Bank of Georgia. In the event that Synovus determines, in its reasonable judgment, that the results of such report will have a Material Adverse Effect on Bank of Georgia, such written notification shall include a statement by Synovus regarding whether or not it intends to terminate this Agreement based upon the results of such report. The Parties agree that Synovus has given Bank of Georgia good and valuable consideration for its agreement to obtain and pay the cost of such inspection and testing, and Synovus shall be entitled to rely on same;

         (U) in the case of Synovus, its reserve for possible loan losses as shown in its audited financial statements as of December 31, 1997 was, and its reserve for possible loan losses as shown its Quarterly Reports on Form 10-Q filed prior to the Effective Date will be, adequate in all material respects under generally accepted accounting principles applicable to banks and bank holding companies and, in the case of Bank of Georgia, its reserve for possible loan losses as shown in its audited financial statements as of December 31, 1997 was, and its reserve for possible loan losses as shown in its unaudited quarterly financial statements prepared for all quarters ending prior to the Effective Date will be, adequate in all material respects under generally accepted accounting principles applicable to banks; and

         (V) in the case of Bank of Georgia, there are no outstanding options, agreements, contracts, calls or commitments which would require the issuance by Bank of Georgia of any shares of Bank of Georgia Common Stock or securities convertible into such Common Stock; and

         (W) it has adopted and is in the process of implementing policies and procedures to ensure that it will be in compliance with the Federal Financial Institution Examination

                                       11


Counsel's May 5, 1997 Interagency Statement on Year 2000 Project Management Awareness and subsequent regulatory directives with respect to Year 2000 issues.

                                  IV. COVENANTS

         Synovus hereby covenants to Bank of Georgia, and Bank of Georgia hereby covenants to Synovus, that:

         (A) it shall take or cause to be taken all action necessary or desirable under the Plan on its part as promptly as practicable, including the filing of all necessary applications and the Registration Statement, so as to permit the consummation of the transactions contemplated by the Plan at the earliest possible date and cooperate fully with the other party hereto to that end;

         (B) in the case of Bank of Georgia, it shall: (1) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving, upon the recommendation of its Board of Directors, the Plan as soon as is reasonably practicable; (2) distribute to its shareholders the Proxy Statement/Prospectus in accordance with applicable federal and state law and with its Articles of Incorporation and bylaws; and (3) cooperate and consult with Synovus with respect to each of the foregoing matters;

         (C) it will  cooperate  in the  preparation  and  filing  of the  Proxy
Statement/Prospectus and Registration Statement in order to consummate the transactions contemplated by the Plan as soon as is reasonably practicable;

         (D) in the case of Synovus, it will advise Bank of Georgia, promptly after Synovus receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of Synovus Common Stock issuable pursuant to the Plan for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information;

         (E) in the case of Synovus, it shall take all actions to obtain, prior to the effective date of the Registration Statement, all applicable state securities law or "Blue Sky" permits, approvals, qualifications or exemptions for the Synovus shares to be issued pursuant to this Plan;

         (F) subject to its disclosure obligations imposed by law, unless reviewed by the other party hereto in advance, it will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby;

         (G) from and subsequent to the date hereof, it will: (i) give to the other party hereto and its respective counsel and accountants full access to its premises and books and records during normal business hours for any reasonable purpose related to the transactions contemplated hereby; and (ii) cooperate and instruct its respective counsel

                                       12


and accountants to cooperate with the other party hereto and with its respective counsel and accountants with regard to the formulation and production of all necessary information, disclosures, financial statements, registration statements and regulatory filings with respect to the transactions encompassed by the Plan. Any nonpublic information regarding either party shall be held strictly confidential and used solely for the purposes of the transactions contemplated herein. In the event of termination, each party shall return all nonpublic information regarding the other party to such other party;

         (H) it shall notify the other party hereto as promptly as practicable of: (1) any breach of any of its representations, warranties or agreements contained herein; and (2) any material adverse change in its financial condition, results of operations or business;

         (I) it shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies or agencies, including, in the case of Synovus, submission of waiver requests or applications for approval of the Plan and the transactions contemplated hereby to the Board of Governors of the Federal Reserve System ("Board of Governors") in accordance with the provisions of the Bank Holding Company Act of 1956, as amended ("BHC Act"), the Georgia Department of Banking and Finance ("Georgia Department"), the Federal Deposit Insurance Corporation ("FDIC") and to such other regulatory agencies as required by law;

         (J) in the case of Synovus, it shall cause the shares of Synovus Common Stock to be issued pursuant to the terms of this Plan to be approved for listing on the NYSE, and each such share shall be entitled to ten votes per share in accordance with and subject to those certain Articles of Amendment to Synovus' Articles of Incorporation dated April 24, 1986;

         (K) in the case of Synovus, following the Effective Date, it shall provide generally to officers and employees of Bank of Georgia employee benefits, including without limitation pension benefits, health and welfare benefits, life insurance and vacation and severance arrangements, on terms and conditions which, when taken as a whole, are: (1) substantially similar to those currently provided by Bank of Georgia; or (2) the same employee benefits as are provided to employees of Athens First;

         (L) in the case of Bank of Georgia, it will deliver to Synovus on or prior to May 15, 1998 audited financial statements of Bank of Georgia as of, and for the year ended, December 31, 1997;

         (M) in the case of Bank of Georgia, it shall have used its best efforts to obtain written acknowledgments from each executive officer, director and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Bank of Georgia at the time the Merger is submitted to Bank of Georgia's shareholders for approval, that each such person is receiving any shares of Synovus Common Stock as a result of the Merger subject to the provisions of Rule 145, as promulgated under the Securities Act, and the consent and agreement of each such person that: (1) he or she may be deemed

                                       13


an "underwriter" pursuant to paragraph (c) of such Rule; (2) he or she will make no disposition of such shares except in compliance with the provisions of paragraph (d) of such Rule, or pursuant to an effective registration statement under the Securities Act, unless Synovus shall have received an opinion of counsel reasonably satisfactory to it that such compliance or registration is not required; (3) the certificate(s) evidencing the shares of Synovus Common Stock to be received by him or by her as a result of the Merger will bear an appropriate legend reflecting clauses (1) through (2) of this paragraph; and (4) a stop order will be placed upon the transfer of such shares of Synovus Common Stock with the transfer agent of Synovus;

         (N) it will not directly or indirectly take any action or omit to take any action to cause any of its representations and warranties made in this Plan to become untrue;

         (0) in the case of Synovus, it shall take no action which would cause the shareholders of Bank of Georgia to recognize gain or loss as a result of the Merger to the extent such shareholders would not otherwise recognize gain or loss as described in Paragraph (A)(7) of Article V;

         (P) in the case of Synovus, it shall provide: (1) that (a) with respect to pension plans (within the meaning of ERISA Section 3(2)) which Athens First maintains or otherwise participates in after the Merger, service by Bank of Georgia employees prior to the Merger shall be treated as service with Athens First for eligibility and vesting purposes to the extent required by ERISA and
Section 414 of the Code for those Bank of Georgia employees who become employed by Athens First in connection with the Merger (collectively, "Former Bank of Georgia Employees"); and (b) with respect to all other employee benefit programs, including employee welfare benefit plans (within the meaning of ERISA
Section 3(1)), which Athens First maintains or otherwise participates in after the Merger, service by Bank of Georgia employees prior to the Merger shall be treated as service with Athens First for eligibility, vesting and benefit accrual purposes for Former Bank of Georgia Employees; and (2) for the waiver of pre-existing condition limitations, if any, as might otherwise be applied against Former Bank of Georgia Employees respecting participation in any ERISA welfare benefit plan which Athens First maintains or otherwise participates in after the Merger;

         (Q)(a) in the case of Synovus, subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, Athens First and Synovus shall indemnify, defend and hold harmless each person entitled to indemnification from Bank of Georgia (each, an "Indemnified Party") against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia law and by Bank of Georgia's Articles of Incorporation and bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by Athens First and Synovus is required to effectuate any indemnification, Athens First and Synovus shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Athens First and Synovus and the Indemnified Party.

                                       14


                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) upon learning of any such liability or litigation, shall promptly notify Athens First and Synovus thereof. In the event of any such litigation (whether arising before or after the Effective Time), (i) Athens First and Synovus shall have the right to assume the defense thereof, and Athens First and Synovus shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Athens First and Synovus elect not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Athens First and Synovus and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Athens First and Synovus shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Athens First and Synovus shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such litigation, and (iii) Athens First and Synovus shall not be liable for any settlement effected without its prior written consent; and provided further, that Athens First and Synovus shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law; and

         (R) in the case of Synovus, it shall cause Athens First to assume the Indexed Executive Salary Continuation Plan Agreement/Flexible Premium Life Insurance Endorsement Method Split Dollar Plan Agreement, Executive Shared Control Insurance Agreement and Director Defined Benefit Plan Agreement ("Insurance Plans") in connection with the Merger. Athens First may amend or terminate the Insurance Plans, and any split dollar agreements attendant to each, on such terms and subject to such conditions as are mutually acceptable to the parties.

                          V. CONDITIONS TO CONSUMMATION

         (A) The respective obligations of Synovus and of Bank of Georgia to effect the Merger shall be subject to the satisfaction prior to the Effective Date of the following conditions:

         (1) the Plan and the transactions contemplated hereby shall have been approved by the affirmative vote of the shareholders of Bank of Georgia owning at least two-thirds of Bank of Georgia Common Stock;

         (2) the procurement by Synovus of approval of the Plan and the transactions contemplated hereby by the Board of Governors (or the acceptance by the Board of Governors of a waiver request from Synovus), the Georgia Department and the FDIC;

         (3) procurement of all other regulatory consents and approvals which are necessary to the consummation of the transactions contemplated by the Plan; provided, however, that no approval or consent in Paragraphs (A)(2) and (A)(3) of this Article V

                                       15


shall be deemed to have been received if it shall include any conditions or requirements which would have a Material Adverse Effect on the economic or business benefits of the transactions contemplated hereby in the reasonable opinion of the Board of Directors of Synovus or Bank of Georgia;

         (4) the satisfaction of all other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by the Plan;

         (5) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger;

         (6) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and Synovus shall have received all state securities law and "Blue Sky" permits, approvals, qualifications or exemptions necessary to consummate the transactions contemplated hereby;

         (7) each party shall have received an opinion from KPMG Peat Marwick, Certified Public Accountants ("KPMG"), updated as of the Effective Date, to the effect that, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and that, accordingly: (i) no gain or loss will be recognized by Synovus or Bank of Georgia as a result of the Merger; and (ii) no gain or loss will be recognized by the shareholders of Bank of Georgia who exchange their shares of Bank of Georgia Common Stock solely for shares of Synovus Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Synovus Common Stock or cash received as a result of the exercise of statutory dissenters' rights against the Merger);

         (8) each party shall have delivered to the other party a certificate, dated as of the Effective Date, signed by its Chairman of the Board, and its Chief Financial Officer or Controller to the effect that, to the best knowledge and belief of such officers, the statement of facts and representations made on behalf of the management of such party, presented to KPMG in delivering the Tax Opinion, were at the date of such presentation true, correct and complete. Each party shall have received a copy of the Tax Opinion referred to in Paragraph
(A)(7) of this Article V; and

         (9) Synovus shall have received a letter dated as of the Effective Date from KPMG, its independent certified public accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

         (B) The obligation of Synovus to effect the Merger shall be subject to the satisfaction prior to the Effective Date of the following additional conditions:

                  (1)(a) For purposes of this Article VB(1), the accuracy of the representations and warranties of Bank of Georgia set forth in this Agreement shall be

                                       16


assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties that are confined to a specific date shall speak only as of that date).

                  (b) The representations and warranties set forth in Recital B regarding the number of shares of Bank of Georgia Common Stock outstanding shall be true and correct (except for inaccuracies that are de minimus in amount). There shall not exist inaccuracies in the representations and warranties or instances of non-compliance with the covenants of Bank of Georgia set forth in this Agreement such that the aggregate effect of such inaccuracies or such instances of non-compliance has, or is reasonably likely in the opinion of Synovus to have, a material adverse effect on Bank of Georgia, and Synovus shall have received a certificate, signed by the Chief Executive Officer of Bank of Georgia, dated the Effective Date, to such effect. For purposes of this subsection (b) only, those representations and warranties that are qualified by references to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications;

         (2) no litigation or proceeding is pending which: (i) has been brought against Bank of Georgia by any governmental agency seeking to prevent consummation of the transactions contemplated hereby; or (ii) in the reasonable judgment of Synovus is likely to have a Material Adverse Effect on Bank of Georgia;

         (3) Synovus shall not have learned of any fact or condition with respect to the business, properties, assets, liabilities, deposit relationships or earnings of Bank of Georgia which is materially adversely at variance with one or more of the warranties or representations set forth in this Agreement or which has or, in the reasonable judgment of Synovus, would have a Material Adverse Effect on such business, properties, assets, liabilities, deposit relationships or earnings of Bank of Georgia, including, without limitation, the loan portfolio of Bank of Georgia and the adequacy of the loan loss reserves for such loan portfolio;

         (4) the results of any regulatory examination of Bank of Georgia occurring between the date hereof and the Effective Date shall be reasonably satisfactory to Synovus;

         (5) Frank J. Christa shall have executed an employment agreement with Synovus and shall have agreed that he is not entitled to a termination payment upon the termination of his current employment agreement with Bank of Georgia;

         (6) on the Effective Date, Bank of Georgia will have a CAMEL rating of 1 and have a Community Reinvestment Act Rating of at least Satisfactory;

         (7) on the Effective Date, Bank of Georgia will have a loan loss reserve of at least 1.01% of loans and which will be adequate in all material respects under generally accepted accounting principles applicable to banks;

                                       17


         (8) Bank of Georgia shall have delivered to Synovus the environmental reports referenced in Paragraph (T) of Article III; and

         (9) each of the officers and directors of Bank of Georgia shall have delivered a letter to Synovus to the effect that such person is not aware of any claims he might have against Bank of Georgia other than routine compensation, benefits and the like as an employee, or ordinary rights as a customer.

         (C) The obligation of Bank of Georgia to effect the Merger shall be subject to the satisfaction prior to the Effective Date of the following additional conditions:

         (1)(a) For purposes of this Article VC(1), the accuracy of the representations and warranties of Synovus set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties that are confined to a specific date shall speak only as of that date).

            (b) The representations and warranties set forth in Recital B regarding the number of shares of Synovus and Athens First Common Stock outstanding shall be true and correct (except for inaccuracies that are de minimus in amount). There shall not exist inaccuracies in the representations and warranties or instances of non-compliance with the covenants of Synovus set forth in this Agreement such that the aggregate effect of such inaccuracies or such instances of non-compliance has, or is reasonably likely in the opinion of Bank of Georgia to have, a material adverse effect on Synovus, and Bank of Georgia shall have received a certificate, signed by the Chief Executive Officer of Synovus, dated the Effective Date, to such effect. For purposes of this subsection (b) only, those representations and warranties that are qualified by references to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

         (2) the listing for trading of the shares of Synovus Common Stock which shall be issued pursuant to the terms of this Plan on the NYSE shall have been approved by the NYSE subject to official notice of issuance;

         (3) no litigation or proceeding is pending which: (i) has been brought against Synovus or any of its Subsidiaries by any governmental agency seeking to prevent consummation of the transactions contemplated hereby; or (ii) in the reasonable judgment of Bank of Georgia is likely to have a Material Adverse Effect on Synovus; and

         (4) Bank of Georgia shall not have learned of any fact or condition with respect to the business, properties, assets, liabilities, deposit relationships or earnings of Synovus which is materially adversely at variance with one or more of the warranties or representations set forth in this Agreement or which has or, in the reasonable judgment of Bank of Georgia, would have a Material Adverse Effect on such business, properties, assets, liabilities, deposit relationships or earnings of Synovus, including without limitation, the loan portfolio of Synovus and the adequacy of the loan loss reserves of such loan portfolio.

                                       18


                                 VI. TERMINATION

         A. The Plan may be terminated prior to the Effective Date, either before or after its approval by the stockholders of Bank of Georgia:

                  (1) by the mutual consent of Synovus, Bank of Georgia and Athens First, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

                  (2)  by   Synovus,   Bank  of  Georgia  or  Athens   First  if
consummation of the Merger does not occur by reason of the failure of any of the conditions precedent set forth in Article V hereof; or

                  (3) by Synovus, Bank of Georgia or Athens First if its Board of Directors so determines by vote of a majority of the members of its entire Board in the event that the Merger is not consummated by October 31, 1998 unless the failure to so consummate by such time is due to the breach of the Plan by the party seeking to terminate.

         B. In the event of the termination of this Plan by Synovus, Athens First and/or Bank of Georgia for the reasons and as provided in 1, 2 (except as provided in paragraph C below), or 3 above, this Plan shall thereafter become void and there shall be no liability on the part of any party hereto or their respective officers or directors.

         C. In the event of the termination of this Plan by Bank of Georgia for any other reason (other than as set forth in paragraph D below), including, but not limited to its willful breach of any covenant or its willful misrepresentation of any representation contained herein leading to a violation of the conditions precedent set forth in Article V hereof, Bank of Georgia shall immediately pay Synovus $100,000 in liquidated damages. In the event of the termination of this Plan by Synovus for any other reason, including, but not limited to, its willful breach of any covenant or its willful misrepresentation of any representation contained herein leading to a violation of the conditions precedent set forth in Article V hereof, Synovus shall immediately pay Bank of Georgia $100,000 in liquidated damages.

         D. (1) Notwithstanding any other provision of this Agreement, in the event Bank of Georgia terminates this Agreement as a result of negotiations with a third party concerning a possible business combination with Bank of Georgia, Bank of Georgia shall immediately pay Synovus $200,000 in liquidated damages.

                  (2) In the event Bank of Georgia terminates this Agreement as a result of a determination by its Board of Directors that it is in the best interests of Bank of Georgia and its shareholders to terminate this Agreement, and Bank of Georgia is not otherwise entitled to terminate this Agreement pursuant to the provisions this Article VI, Bank of Georgia shall immediately pay Synovus $200,000 in liquidated damages.

         E. Notwithstanding any other provision of this Agreement, in the event Synovus or Athens First terminates this Agreement as a result of a determination by

                                       19


either of their Boards of Directors that it is in either of their or their shareholders' best interests to terminate this Agreement, and neither Synovus nor Athens First is otherwise entitled to terminate this Agreement pursuant to the provisions of this Article VI, Synovus shall immediately pay Bank of Georgia $200,000 in liquidated damages and will pay up to $25,000 of the legal fees incurred by Bank of Georgia in connection with the Merger prior to the termination of this Plan.

                               VII. EFFECTIVE DATE

         The "Effective Date" shall be the date on which the Merger becomes effective as specified in the Certificate of Merger to be filed with the Secretary of State of Georgia approving the Merger.

                               VIII. OTHER MATTERS

         (A) The agreements and covenants of the parties which by their terms apply in whole or in part after the Effective Date shall survive the Effective Date. Except for Paragraph (P) of Article III, which shall survive the Effective Date, no other representations, warranties, agreements and covenants shall survive the Effective Date. If the Plan shall be terminated, the agreements of the parties in Paragraph (G) of Article IV and Paragraphs (E) and (F) of this Article shall survive such termination.

         (B) Prior to the Effective Date, any provision of the Plan may be: (i) waived by the party benefitted by the provision or by both parties; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto approved by their respective Boards of Directors (to the extent allowed by law) or by their respective Boards of Directors.

         (C) This Plan may be executed in multiple and/or facsimile originals, and each copy of the Plan bearing the manually executed, facsimile transmitted or photocopied signature of each of the parties hereto shall be deemed to be an original.

         (D) The Plan shall be governed by, and interpreted in accordance with, the laws of the State of Georgia.

         (E) Except as provided in Paragraph (E) of Article VI, each party hereto will bear all expenses incurred by it in connection with the Plan and the transactions contemplated hereby, including, but not limited to, the fees and expenses of its respective counsel and accountants.

         (F) Each of the parties and its respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed unless it is advised by counsel that any such information is required by law to be disclosed.

         (G) All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when

                                       20


delivered by hand, telecopy, telegram or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the other party hereto.

         If to Synovus, to Mr. Thomas J. Prescott, Executive Vice President and Chief Financial Officer of Synovus, Suite 201, 901 Front Avenue, Columbus, Georgia 31901 (fax (706) 649-2342), with a copy to Ms. Kathleen Moates at the same address.

     If to Bank of Georgia, to Mr. Frank J. Christa, President of Bank of Georgia, P.O. Box 828, Watkinsville, Georgia 30677 (fax (706) 769-0718), with a copy to Mr. Walter G. Moeling, IV, Powell, Goldstein, Frazer & Murphy, 16th Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303 (fax (404) 572-6999).

         (H) All terms and provisions of the Plan shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided for herein, nothing in this Plan is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Plan.

         (I) The Plan, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.

         (J) This Plan may not be assigned by any party hereto without the written consent of the other parties.

         In Witness Whereof, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.

                            SYNOVUS FINANCIAL CORP.

                            By /s/Kathleen Moates

                                Title:Senior Vice President

                            Attest:/s/Garilou Page

                                Title:Assistant Secretary

                                        ("Synovus")

                                      (Corporate Seal)

                                       21


                            ATHENS FIRST BANK & TRUST COMPANY

                            By:/s/James L. LaBoon, Jr.

                                Title:President

                            Attest:/s/Mary Ellen Fowler

                                Title:Secretary

                                       ("Athens First")

                                      (Corporate Seal)

                            BANK OF GEORGIA

                            By:/s/Frank J. Christa

                                Title:President

                            Attest:/s/Tyrone Byrd

                                Title:Secretary

                                     ("Bank of Georgia")

                                      (Corporate Seal)


                                       22




                                   EXHIBIT "A"

               Board of Directors of Athens First Bank & Trust Company

            Allan W. Barber                             Ricky Chastain
            Lauren M. Coile                             Vincent J. Dooley
            Richard C. Ferguson, Jr.                    James S. Miller
            James L. LaBoon, Jr.                        Coleman Whitehead
            W.H. NeSmith, Jr.
            Frances M. Williams


                                       23

            AMENDMENT NUMBER ONE TO THE AGREEMENT AND PLAN OF MERGER

         This Amendment Number One ("Amendment") dated August 4, 1998, to the Agreement and Plan of Merger dated April 22, 1998 ("Merger Agreement"), made by and between Bank of Georgia and Athens First Bank & Trust Company ("Athens
First") and joined by Synovus Financial Corp. ("Synovus"). All defined terms used in the referenced Merger Agreement have the same definitions for purposes of this Amendment.

                                WITNESSETH THAT:

         WHEREAS, the parties desire to amend the Merger Agreement as set forth below.

         NOW,   THEREFORE,   for  and  upon   receipt   of  good  and   valuable
consideration, the parties do hereby amend the Merger Agreement as follows:

                                      FIRST

         The date "October 31, 1998" contained in paragraph A.(3) of Article VI of the Merger Agreement shall be deleted and the date "December 31, 1998" shall be inserted in lieu thereof.

                                     SECOND

         This Amendment shall be effective as of August 4, 1998.

                                      THIRD

         Except as amended herein in this Amendment, all other remaining provisions of the Merger Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers as of the day and year first above year written.

                                            SYNOVUS FINANCIAL CORP.

                                            By: /s/Kathleen Moates

                                            Title: Senior Vice President

                                            Attest: /s/Garilou Page

                                            Title: Vice President



                                            ATHENS FIRST BANK & TRUST COMPANY

                                            By: /s/James L. LaBoon, Jr.

                                            Title: President

                                            Attest: /s/Mary Ellen Fowler

                                            Title: Secretary

                                            BANK OF GEORGIA

                                            By: /s/Frank J. Christa

                                            Title: President

                                            Attest: /s/Tyrone Byrd

                                            Title: Secretary

                                   Appendix B

                        GEORGIA Business Corporation Code
                         Article 13. Dissenters' Rights

             Part 1. Right to Dissent and Obtain Payment for Shares

14-2-1301                  DEFINITIONS. - As used in this article, the term:
         (1) "Beneficial Shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
         (2) "Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.
         (3) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
         (4) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.
         (5) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
         (6) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.
         (7) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.
         (8) "Shareholder" means the record shareholder or the beneficial shareholder.

         14-2-1302         RIGHT TO  DISSENT. - (a)  A record shareholder of the
corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:
         (1) Consummation of a plan of merger to which the corporation is a party:
         (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or
         (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;
         (2) Consummation of plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;
         (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;
         (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
         (A) Alters  or  abolishes  a  preferential  right of the  shares;



         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;
         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;
         (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2- 604; or
         (F) Cancels, redeems, or repurchases all or part of the shares of the class;
         (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.
         (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.
         (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:
         (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or
         (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

         14-2-1303  DISSENT  BY  NOMINEES  AND  BENEFICIAL  OWNERS.  - A  record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registerd in the names of different shareholders.

              Part 2. Procedure for Exercise of Dissenters' Rights

         14-2-1320 NOTICE OF DISSENTERS' RIGHTS. - (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders'
                                       2

meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.
        (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

         14-2-1321 NOTICE OF INTENT TO DEMAND PAYMENT. - (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:
         (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
         (2) Must not vote his  shares in favor of the  proposed  action.
         (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

         14-2-1322 DISSENTERS' NOTICE. - (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.
         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:
         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;
         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
         (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and
         (4) Be accompanied by a copy of this article.

         14-2-1323 DUTY TO DEMAND PAYMENT. - (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.
         (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.
         (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         14-2-1324 SHARE RESTRICTIONS. - (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.
         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

                                       3

         14-2-1325 OFFER OF PAYMENT. - (a) Except as provided in Code Section 14- 2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.
         (b) The offer of payment must be accompanied by:
         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;
         (2) A statement of the corporation's estimate of the fair value of the shares;
         (3) An explanation of how the interest was  calculated;
         (4) A statement of the dissenter's right to demand payment under Code
Section 14-2-1327; and
         (5) A copy of this article.
         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

         14-2-1326 FAILURE TO TAKE ACTION. - (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.
         14-2-1327 PROCEDURE IF SHAREHOLDER  DISSATISFIED WITH PAYMENT OR OFFER.
- (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:
         (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or
         (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.
         (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection
(a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.
         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:
         (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                                       4
         (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

                      Part 3. Judicial Appraisal of Shares

         14-2-1330  COURT  ACTION.  - (a) If a demand  for  payment  under  Code
Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.
         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.
         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.
         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

         14-2-1331 COURT COSTS AND COUNSEL FEES. - (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.
         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                                       5

         (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2- 1320 through 14-2-1327; or
         (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.
         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         14-2-1332 LIMITATION OF ACTIONS. - No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.


                                        6

                                   Appendix C

August 5, 1998

PRIVATE & CONFIDENTIAL

Board of Directors                                Board of Directors
Synovus Financial Corp.                           Bank of Georgia
P.O. Box 120                                      2100 Experiment Station Road
Columbus, GA  31902                               Watkinsville, GA  30677

Board Members:

You have requested the opinion of KPMG Peat Marwick LLP (KPMG) regarding certain Federal income tax consequences relating to the merger of Bank of Georgia with and into Athens First Bank and Trust Company (Athens First), a wholly owned subsidiary of Synovus Financial Corp. (Synovus). Specifically, you have requested us to opine that the form and substance of the merger of Bank of Georgia with and into Athens First constitutes a tax-free reorganization under
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the Code) (hereinafter all section references are to the Code unless otherwise indicated) and that under the Code no gain or loss will be recognized by the shareholders of Bank of Georgia upon receipt of the Synovus common stock in exchange for their Bank of Georgia common stock upon consummation of the merger.

Our opinion as to the tax-free reorganization treatment of the merger of Bank of Georgia with and into Athens First does not include: (1) cash payments that are to be made to Bank of Georgia common shareholders in lieu of their receipt of fractional shares of Synovus common stock and (2) cash payments that are made to Bank of Georgia shareholders who exercise their statutory dissenters rights against the merger and receive cash. All affected Bank of Georgia common shareholders should consult their own tax advisers on these matters.

                                     Facts

Synovus is a bank holding company organized and existing under the laws of Georgia and having its principal office in Muscogee County, Georgia. It has authorized 600,000,000 shares of $1.00 par value common stock of which 263,100,619 were outstanding at June 30, 1998. Synovus common stock is widely held, is publicly traded and is listed on the New York Stock Exchange.

Athens First, a wholly owned subsidiary of Synovus, is a commercial bank organized and existing under the laws of Georgia and having its principal office in Athens, Georgia. Athens First has authorized 10,000,000 shares of $1.00 par value common stock. As of April 22, 1998, 1,000 shares of Athens First common stock were issued and outstanding.

Synovus common stock carries ten votes per share unless the shares do not meet certain ownership tests, in which case each share is entitled to only one vote. In accordance with the amendment to Synovus Articles of Incorporation which was adopted by the shareholders of Synovus and became effective on April 24, 1986, a holder of Synovus common stock will be entitled to ten votes on each matter submitted to a vote of shareholders for each share of Synovus common stock beneficially owned on the record date for any meeting of shareholders which: (1) has had the same beneficial owner since April 24, 1986; (2)



Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 2


was acquired by reason of participation in a dividend reinvestment plan offered by Synovus and is held by the same beneficial owner for whom it was acquired under such plan; (3) is held by the same beneficial owner to whom it was issued as a result of an acquisition of a company or business by Synovus where the resolutions adopted by Synovus Board of Directors approving such issuance specifically reference and grant such rights; (4) was acquired under any employee, officer and/or director benefit plan maintained for one or more employees, officers and/or directors of Synovus and/or its subsidiaries, and is held by the same beneficial owner for whom it was acquired under any such plan;
(5) is held by the same beneficial owner to whom it was issued by Synovus, or to whom it was transferred by Synovus from treasury shares, and the resolutions adopted by Synovus Board of Directors approving such issuance and/or transfer specifically reference and grant such rights; (6) was acquired as a direct result of a stock split, stock dividend or other type of share distribution if the share as to which it was distributed has been held by the same beneficial owner for a period of 48 consecutive months prior to the record date of any meeting of shareholders at which the share is eligible to be voted; (7) has been beneficially owned continuously by the same shareholder for a period of 48 consecutive months prior to the record date of any meeting of shareholders at which the share is eligible to be voted; or (8) is owned by a holder who, in addition to shares that are beneficially owned under the provisions of (1)-(7) above, is the beneficial owner of less than 1,139,063 shares of Synovus common stock (which amount has been appropriately adjusted to reflect the stock splits which have occurred subsequent to April 24, 1986, and with such amount to be appropriately adjusted to properly reflect any other change in Synovus common stock by means of a stock split, a stock dividend, a recapitalization or otherwise occurring after April 24, 1986). There are no other classes of stock authorized. Ten-vote shares will be issued to the Bank of Georgia shareholders in the proposed transaction.

Effective April 20, 1989, the Board of Directors of Synovus adopted a plan that provides the common shareholders of Synovus with Common Stock Purchase Rights (poison pill rights), i.e. rights to acquire the stock of Synovus or its successor.

Under the terms of the plan, holders of Synovus common stock received a poison pill right for each share of Synovus common stock held by them. A shareholders ability to exercise his rights is contingent upon the occurrence of either a tender offer for 15% or more, or the actual acquisition of 10% or more, of Synovus common stock by a corporation or individual (the acquiring person) without the approval of the Synovus Board of Directors.

In general, the rights become exercisable on the earlier of (1) ten days following a public announcement that, without prior approval of Synovus, a person or group of affiliated persons has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common stock of Synovus, or (2) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer, without the prior written consent of Synovus, for 15% or more of the outstanding shares of Synovus common stock. Until the rights become exercisable, they cannot be transferred separately from the underlying common stock on which they were distributed, nor are the rights represented by any certificate other than the underlying stock certificate itself. Additional, Synovus may redeem the poison pill rights for 1 cent per right until the date that specified events occur. The poison pill rights expire on May 4, 1999.

Once they become exercisable, the poison pill rights entitle the holder to purchase from Synovus one share of common stock. No fractional shares of common stock will be issued upon exercise of the poison pill right. In lieu thereof, a payment in cash will be made to the holder of such poison pill right equal to the same fraction of the current market value of a share of common stock.

Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 3


If, after the rights become exercisable, a flip-in or flip-over event occurs, all holders of such rights, except the acquiring person, are entitled to purchase, at a 50 percent discount, the stock of either Synovus or the acquiring corporation (whichever is applicable). A flip-in event is either (1) the acquisition by the acquiring person of 15% or more of the outstanding stock of Synovus, or (2) the conduct of certain self-dealing transactions between an acquiring person or any of its affiliates or associates and Synovus. A flip-over event is either (1) a merger or other business combination in which Synovus is not the surviving corporation, or (2) a sale or transfer of more than 30% of the assets or earning power of Synovus and its subsidiaries (taken as a whole) in one or a series of transactions.

Bank of Georgia is a commercial bank organized and existing under the laws of Georgia and having its principal office in Watkinsville, Georgia. Bank of Georgia has authorized 100,000,000 shares of $5.00 par value common stock. As of April 22, 1998, 132,500 shares of Bank of Georgia common stock were issued and outstanding. Bank of Georgia shares are not listed on an exchange and are not publicly traded. There are no outstanding warrants, options, rights, calls, or other commitments of any nature that would require the issuance by Bank of Georgia of any additional shares of Bank of Georgia stock. There are no outstanding securities or debt obligations of Bank of Georgia convertible into shares of Bank of Georgia common stock.

                              PROPOSED TRANSACTION

For what has been represented to be valid business purposes, Athens First and Bank of Georgia want to combine their businesses. In order to reach that result, the following transaction is proposed:

1. Pursuant to the Agreement and Plan of Merger dated April 22, 1998 (collectively referred to as the Merger Agreement), by and among Synovus, Athens First, and Bank of Georgia, Bank of Georgia will merge with and into Athens First in accordance with Georgia state law. Athens First will survive the merger and the separate corporate existence of Bank of Georgia will cease.

2. As a result of the Merger and on its effective date, Bank of Georgia shareholders will be entitled to receive from Synovus 6.4181 shares of Synovus common stock for each of their shares of Bank of Georgia common stock with the exact ratio (the Per Share Exchange Ratio). The maximum number of shares of Synovus common stock to be issued in the merger is 850,399 shares.

3. No fractional shares of Synovus common stock will be issued in the Merger. Instead, Bank of Georgia shareholders who would otherwise be entitled to a fractional share of Synovus common stock will be paid in cash for the fractional shares to be determined based upon the closing price per share of Synovus common stock on the NYSE on the fifth business day immediately preceding the effective date of the Merger.

4. Each Bank of Georgia shareholder has the right, pursuant to the state laws of Georgia, to dissent from the Merger. Each dissenting shareholder will be entitled to receive from Synovus (as the successor to Bank of Georgia), the fair value of his or her shares in cash as established by Georgia law.

5. Following the effective date of the Merger, Synovus will enter into an Employment Agreement with Mr. Frank J. Christa, President of Bank of Georgia, for three years. The contract will provide for Mr. Christa to continue to receive substantially the same base salary and benefits which Mr. Christa presently receives, and certain severance benefits and participation by Mr. Christa in various Synovus incentive, welfare and benefit plans.

Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 4


The following assumptions of fact have been made in regard to the proposed merger (and they form an integral part of the opinions contained herein) each of which you have examined and agree with:

a) The fair market value of the Synovus voting common stock and cash to be received by each of the Bank of Georgia shareholders as a result of the merger will be approximately equal, in each instance, to the fair market value of the Bank of Georgia common stock exchanged therefor.

b) The Bank of Georgia shareholders, as a group, will receive an amount of Synovus voting common stock in the Merger having, in the agrigate, a fair market value as of the date of the transaction of not less than 50 percent of the fair market value of the formerly outstanding stock of the Bank of Georgia as of the date of the transaction. For purposes of this representation, shares of Bank of Georgia common stock exchanged for cash as a result of dissenters rights or in lieu of fractional shares will be treated as outstanding stock of Bank of Georgia on the date of the transaction which was disposed of for cash. None of (i) Synovus, (ii) any member of Synovus affiliated group as defined in Section 1504 of the Code without regard to Section 1504(b) of the Code (iii) any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock outstanding is owned directly or indirectly by Synovus, or (iv) any entity that is treated as a partnership for federal income tax purposes and has as an owner a corporation described in (i), (ii) or (iii) of this paragraph, has not any Bank of Georgia common stock prior to the Merger, nor has the intent to, at the time of the merger, or shall, in a transaction that may be considered in connection with the merger, acquire or redeem (directly or indirectly) any shares of Synovus common stock issued in connection with the merger except for repurchases by Synovus of a small percentage of its stock in the open market as part of any ongoing stock repurchase program not created or modified in any way in connection with the merger. For purposes hereof, any entity described in (ii), (iii), or (iv) shall be referred to as a Synovus Related Party. An entity will be treated as a Synovus Related Party if the requisite relationship exists immediately before or immediately after the acquisition or redemption. In addition, an entity (other than Bank of Georgia or any Bank of Georgia Related Party) will be treated as a Synovus Related Party if the requisite relationship is created in connection with the merger. A Bank of Georgia Related Party means any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock outstanding is owned directly or indirectly by Bank of Georgia.

c) Athens First will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Bank of Georgia immediately prior to the transaction. For purposes of this representation, amounts paid by Bank of Georgia to shareholders who receive cash or other property, Bank of Georgia assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Bank of Georgia immediately preceding the transfer, will be included as assets of Bank of Georgia held immediately prior to the transaction.

d) Prior to the Merger, Synovus will be in control of Athens First within the meaning of Section 368(c) of the Code.

Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 5


e) Following the Merger, Athens First will not issue additional shares of its stock that would result in Synovus losing control of Athens First within the meaning of Section 368(c).

f) Synovus has no plan or intention to liquidate Athens First, to merge Athens First with and into another corporation, to sell or otherwise dispose of the stock of Athens First, or to cause to sell or otherwise dispose of any assets of Bank of Georgia acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C).

g) The liabilities of Bank of Georgia assumed by Athens First and the liabilities to which the transferred assets of Bank of Georgia are subject were incurred by Bank of Georgia in the ordinary course of its business.

h) Following the transaction, Athens First will continue the historic business of Bank of Georgia or use a significant portion of Bank of Georgias historic assets in a business.

i) Synovus, Athens First, Bank of Georgia, and the shareholders of Bank of Georgia will each pay their own fees, expenses, and disbursements in connection with the merger.

j) There is no intercorporate debt existing between Synovus and Bank of Georgia or between Athens First and Bank of Georgia that was issued, acquired, settled or will be settled at a discount.

k) No two parties to the merger (i.e. Synovus, Athens First and Bank of Georgia) are investment companies within the meaning of such term as used in Section 368 (a)(2)(F)(iii) and (iv).

l) Bank of Georgia is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of 368(a)(3)(A).

m) On the effective date of the Merger, the fair market value of the assets of Bank of Georgia transferred to Athens First will exceed the sum of the liabilities assumed by Athens First plus the amount of liabilities to which the transferred assets are subject.

n) None of the Synovus common stock being issued to the Bank of Georgia shareholders will represent compensation for past or future services. The compensation to be paid to Bank of Georgia directors, officers, and employees who are stockholders of Bank of Georgia and who will be employed following the Merger will not be part of the consideration paid for their Bank of Georgia common stock but will be commensurate, in each instance, with past or future services.

o) All distributions made by Bank of Georgia prior to the merger will be regular, normal distributions.

p) The maximum amount of cash to be paid in lieu of fractional shares of Synovus voting common stock will, in the aggregate, be less than one percent of the total consideration paid to the Bank of Georgia shareholders in the transaction. The payment of cash in lieu of fractional shares of Synovus common stock is solely for the purpose of avoiding the expense and inconvenience of issuing fractional shares and does not represent separately bargained-for consideration.

Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 6



q)   No event has occurred which would make the poison pill rights exercisable.

r)   No stock of Athens First will be issued in the Merger.

The opinions expressed in this letter are rendered only with respect to the specific matters discussed herein and we express no opinion with respect to any other legal, federal, or state income tax aspect of this transaction. Therefore, no inference should be drawn on any matter not expressly opined on.

The opinions contained herein are based on the facts, circumstances, and assumptions stated above. If any of the above-stated facts, circumstances or assumptions are not entirely complete or accurate, it is imperative that we be informed immediately, as the incompleteness or inaccuracy could have a material effect on our conclusions and we have not independently verified each of the above facts or assumptions.

In rendering our opinion, we are relying upon the relevant provisions of the Internal Revenue Code of 1986, as amended; the regulations thereunder; and judicial and administrative interpretations thereof, all of which are subject to change or modification by subsequent legislative, regulatory, administrative or judicial decisions. Such change could be retroactive in effect and therefore could have an effect on our conclusions. We undertake no responsibility to update our opinions in the event of any such change.

                                   DISCUSSION

Merger

Classification as a reorganization

Section 368(a)(1)(A) provides that the term reorganization includes a statutory merger. The term statutory merger refers to a merger effected pursuant to the corporate laws of the United States, a state or territory, or the District of Columbia, Treasury Regulation Section 1.368-2(b).

Section 368(a)(2)(D) provides that a transaction otherwise qualifying as a statutory merger under Section 368(a)(1)(A) will not be disqualified if the stock of a corporation (the controlling corporation), which before the merger was in control of the acquiring corporation, is used to acquire substantially all of the properties of another corporation if no stock of the acquiring corporation is used in the transaction.

In order to qualify as a reorganization by operation of Section 368(a)(2)(D), the acquiring corporation, (i.e., Athens First) must acquire substantially all of the properties of another corporation (i.e., Bank of Georgia) partly or entirely for stock of a corporation in control of the acquiring corporation (i.e., Synovus). Control for this purpose is defined in Section 368(c) as the direct ownership of stock possessing at least 80 percent of the total combined voting power and at least 80 percent of the total number of shares of all other classes of stock.

The term substantially all as used in Section 368(a)(2)(D) has the same meaning as does the phrase when used in Section 368(a)(1)(C), and in Regulation Section 1.368-2(b)(2). Section 368(a)(1)(C) and the regulations promulgated thereunder do not define what constitutes substantially all the properties of a corporation. The Internal Revenue Service (the Service) has established a quantitative test as to the amount of assets of a corporation that will satisfy the substantially all properties requirement for purposes of obtaining a private letter ruling. Under Revenue Procedure 77-37, 1977-2 C.B. 568, the substantially all requirement is satisfied if the acquiring corporation acquired properties of the transferor corporation representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the transferor corporation immediately prior


Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 7


to the reorganization. In the case of a forward triangular reorganization under 368(a)(2)(D), the transferor corporation is the disappearing corporation.

The ninety/seventy guidelines are arbitrary percentages selected by the Service that do not necessarily represent judicial interpretations of the meaning of the phrase substantially all of the properties under the various subdivisions of
Section 368. See Louis F. Viereck v. United States, 83-2 U.S.T.C. para 9664 (Cl. Cts.), Ralph C. Wilson, Sr. 46 T.C. 334 (1966), John G. Moffar 42 T.C. 558, 363 F2d 860 (9th Cir. 1966)(Affg T.C.) 66-2 U.S.T.C. para 9498, James Armour, Inc., 43 T.C. 295 (1964), Smothers v. United States, 642 f. 2d 894 (5th Cir. 1981)
(affg DC), 79-1 U.S.T.C. para 9216 and American Manufacturing Company, Inc. 55 T.C. 204 (1970).

What constitutes substantially all of the properties in a situation other than a request for a ruling from the Service depends upon the facts and circumstances in each case rather than upon any particular percentage, Revenue Ruling 57-518, 1957-2 C.B. 253. The Service is of the view that the substantially all properties requirement applies separately to each trade or business of the transferor corporation. In this transaction, however, it has been assumed as a fact that the ninety/seventy test will be met, thus, the substantially all requirement should clearly be met.

Requisite to all reorganizations under Section 368(a)(1) are (1) valid business purpose; (2) a continuity of the business enterprise under the modified corporate form; and (3) a continuity of interest in the corporation surviving the merger on the part of those persons who directly or indirectly were the owners of the merged corporation prior to the reorganization, Regulation Section 1.368-1(b). The term reorganization does not embrace the mere purchase by one corporation of the properties of another, Regulation Section 1.368-2(a). These regulations reflect well-developed judicial interpretation of the statutory definition of a reorganization, the purpose of which is to exclude from the scope of the reorganization provisions those transactions that are in fact sales.

Continuity of business enterprise requires that the transferee corporation either continue the transferor corporations historic business or use a significant portion of the transferor corporations historic business assets, Regulation Section 1.368-1(d)(2). This will be satisfied in this transaction as per representation h above.

The regulations under Section 368(a) do not establish the amount of qualifying consideration necessary to satisfy the continuity of shareholder interest requirement. However, the Service has promulgated a definite test as to the requirement for purposes of obtaining a private letter ruling. Under Revenue Procedure 77- 37, 1977-2 C.B. 568, the continuity of interest requirement of Regulation section 1.368-1(b) is satisfied if:

[T]here is continuing interest through stock ownership in the acquiring or transferee corporation.... on the part of the former shareholders of the acquired or transferor corporation which is equal in value, as of the effective date of the reorganization, to at least 50 percent of the value of all the formerly outstanding stock of the acquired or transferor corporation as of the same date. It is not necessary that each shareholder of the acquired or transferor corporation receive in the exchange, stock of the acquiring of transferor corporation... which is equal in value to at least 50 percent of the value of his former stock interest in the acquired or transferor corporation, so long as one or more of the shareholders of the acquired or transferor corporation have a continuing interest through stock ownership in the acquiring or transferee corporation... which is, in the aggregate, equal in value to at least 50 percent of the value of all of the formerly outstanding stock of the acquired or transferor corporation.


Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 8


The 50 percent definitive test of this revenue procedure does not as a matter of law establish the amount of qualifying consideration necessary to meet the continuity of interest requirement of Regulation Section 1.368-1(b). In other words, the continuation of a capital stock ownership in the acquiring corporation equal to less that 50 percent of the value of the stock of the acquired corporation does not itself mark a discontinuity of interest. The Supreme Court in John A. Nelson Co. v. Helvering, 296 U.S. 374 (1935), 36-1 U.S.T.C. para 9019, held that there was a reorganization even though the shareholders of the acquired corporation received less than half of their total consideration in the form of stock of the acquiring corporation and received nonvoting preferred stock. It is only necessary that the shareholders continue to have a definite and substantial equity interest in the assets of the acquiring corporation, Revenue Ruling 61-156, 1961-2 C.B. 62. This requirement should be met in this transaction as per representation b above.

In addition to the foregoing, it has been represented as a fact that this transaction is being undertaken for a bona fide corporate business reason, thus satisfying the first requirement stated above.

The merger of Bank of Georgia with and into Athens First will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368
(a)(2)(D) provided that (1) the merger of Bank of Georgia with and into Athens First qualified as a statutory merger under the applicable federal and state laws and is undertaken for a valid business purpose as stated in the above facts; (2) after the transaction Athens First continues the historic business of Bank of Georgia; and (3) Bank of Georgia shareholders exchange for Synovus voting common stock an amount of the Bank of Georgia stock meeting the continuity of shareholder interest test. Synovus, Athens First and Bank of Georgia will each be a party to a reorganization within the meaning of Section 368(b). As discussed above, each of the foregoing will be complied with in this transaction.

Federal income tax consequences to exchanging shareholders

Section 354(a)(1) provides that no gain or loss will be recognized if stock of a corporation which is a party to a reorganization is, pursuant to the plan or reorganization, exchanged solely for stock of such corporation or of another corporation which is a party to the reorganization. Section 356(a)(1) in relevant part provides that if money or other property is received in an exchange to which section 354 would otherwise apply, then gain, if any, to the recipient will be recognized to the extent of the sum of the money and fair market value of the property received. If the exchange has the effect of the distribution of a dividend, then the amount of gain recognized that is not in excess of each distributee shareholders ratable share of the undistributed earnings and profits of the acquired corporation will be treated as a dividend,
Section 356(a)(2). No loss will be recognized on the exchange, Section 356(c).
Section 358 provides that, generally, shareholders are entitled to a carryover basis for stock received in a reorganization transaction qualifying under
Section 354 or 356.

The Bank of Georgia common shareholders who receive solely Synovus common stock in exchange for their Bank of Georgia common stock will not recognize any gain or loss pursuant to Section 354(a)(1). The tax basis which these Bank of Georgia common shareholders will have in their newly received Synovus common stock will be the same as their tax basis in the Bank of Georgia common stock immediately prior to the merger under Section 358(a).

If the property received in an exchange (i.e., Synovus common stock) has the same (i.e., carryover) basis as the property given up, then Section 1223(1) applies to determine the holding period for the property received. Section 1223(1) provides that the period during which the taxpayer held the property surrendered in the exchange is added to the period he or she holds the property received in the exchange in order to determine the holding period of the property received.


Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 9


This tacking of the previous holding period applies only if the property exchanged (i.e., Bank of Georgia common stock) was a capital asset in the taxpayers hands at the time of the exchange, Section 1223(1). The status of the property as a capital asset is determined under Section 1221, which defines capital asset as any property of a taxpayer other than property within specified classifications. As a general rule, stock of a corporation would be treated as a capital asset under this section. Provided that his or her Bank of Georgia common stock is a capital asset, then each Bank of Georgia shareholder will be able to include his or her respective ownership period of the Bank of Georgia common stock in determining the holding period of the Synovus common stock received in the proposed transaction.

Poison Pill Rights

The shares of Synovus common stock to be issued to the Bank of Georgia shareholders entitle such shareholders to receive the poison pill rights which will become excercisable upon the happening of future events as described above. An issue with respect to the poison pill rights is whether the rights should be considered separable from the Synovus common stock and therefore other property within the meaning of Section 356(a) or rather as an attribute of the Synovus common stock, that is, a right to a future dividend inseparable from the other rights inherent in the stock and not personal to the shareholders.

Presently, the Service has not published any direct authoritative position regarding the treatment of poison pill rights in the context of a corporate reorganization that can be cited as precedent. Nor are there any judicial opinions specifically addressing poison pill rights in the context of a corporate reorganization.

The only available guidance consists of Private Letter Rulings (PLRs) that address the shareholder tax consequences upon the receipt of capital stock incorporating a poison pill rights plan in the context of a corporate reorganization. Under Section 6110(j)(3), PLRs may not be used or cited as precedent. If the Service issues further authority, such authority could be prospective only in accordance with the provisions of Section 7805.

In PLR 8808081, the Service ruled that poison pill rights incorporated in the terms of capital stock issued in a corporate reorganization constituted other property within the meaning of Section 356(a). Accordingly, the filing held that the acquired corporations shareholders recognized gain, to the extent of the fair market value of the poison pill rights, in the exchange for capital stock of the acquiring corporation.

Subsequently, however, the Service reversed its position and ruled in PLR 8925087, PLR 8925088, PLR 9040069, and PLR 9040042 (among others) that poison pill rights did not constitute other property within the meaning of Section 356(a).

Indirect support for the proposition that poison pill rights do not constitute other property can also be found in Revenue Ruling 90-11, 1990-1 C.B. 10. Although not in the context of a corporate reorganization, the Service concluded that the initial issuance of poison pill rights is not a distribution of property which would give rise to current tax to the shareholders. The terms of the poison pill plan described in the ruling are comparable to the terms of the Synovus plan. This ruling is a published ruling, and therefore may be cited as precedent. This published ruling indicates that the more recent private letter rulings cited immediately above reflect the current thinking of the Service, i.e., that poison pill rights do not constitute other property when associated with stock received in a corporate reorganization. Should the Service successfully maintain that the poison pill rights are other property, then gain, if any, realized by a Bank of Georgia common shareholder receiving such rights would be recognized to the extent of the fair market value of such rights.

Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 10



                                   CONCLUSION

Based on the foregoing, it is the opinion of KPMG that:

1. The merger of Bank of Georgia with and into Athens First, provided it is in accordance with Georgia state law, will be treated as a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D), and that Synovus, Athens First and Bank of Georgia will each be a party to the reorganization as defined in Section 368(b).

2. No gain or loss will be recognized by the shareholders of Bank of Georgia who receive solely shares of Synovus voting common stock for their Bank of Georgia common stock upon consummation of the Merger. The basis of the Synovus shares received by such Bank of Georgia shareholders (including any fractional share to which they may be entitled) will be the same as the basis of the Bank of Georgia common stock surrendered in the exchange. Provided that the Bank of Georgia common stock was a capital asset in the shareholders hands, the holding period of the Synovus common stock (including any fractional share to which they may be entitled) will include the holding period of the Bank of Georgia stock.

     3. The payment by Synovus of cash in lieu of fractional share interests in its common stock will, for federal income tax purposes, be treated as if Synovus actually issued the fractional share interests to the Bank of Georgia common shareholders and then Synovus redeemed such fractional shares for cash. See Revenue Ruling 66-365, 1966-2 C.B.
          116. Each affected Bank of Georgia common shareholder should consult their own tax advisor for the tax effect to them of such redemption (i.e. exchange treatment or dividend).

     4. Under Sections 357(a) and 361, no gain or loss will be recognized by Bank of Georgia upon the transfer of substantially all of its assets to Athens First in exchange for solely shares of Synovus common stock and the assumption by Athens First of the Bank of Georgia liabilities. Under Section 361(c), Bank of Georgia will not recognize any gain or loss upon the distribution of the Synovus common stock to its shareholders in pursuance of the plan of reorganization.

     5. Under Revenue Ruling 57-278, 1957-1 C.B. 124, no gain or loss will be recognized by either Synovus or Athens First upon the acquisition of substantially all of the assets of Bank of Georgia in exchange for solely shares of Synovus common stock and the assumption of the Bank of Georgia liabilities.

     6. Based on the discussion above under Poison Pill Rights, it appears reasonable to conclude that the Synovus poison pill rights plan adopted on April 20, 1989, should be treated as an attribute of the Synovus common stock, a right that is inseparable from other rights inherent in the stock and does not constitute other property received by the Bank of Georgia common shareholders in exchange for their Bank of Georgia common stock. However, in view of the lack of precedent, there can be no assurance that the Service will agree with this conclusion. In the event the Service ultimately establishes that such poison pill rights constitute other property, then the Bank of Georgia shareholders, who realize gain on the exchange of their shares for Synovus common stock, will recognize such gain to the extent of the value of the poison pill rights received.

     7. No gain or loss will be recognized by Bank of Georgia upon the transfer of its assets, subject to its liabilities, to Athens First in the Merger (Section 357(a) and 361(a)).


Board of Directors
Synovus Financial Corp.
Bank of Georgia
August 5, 1998
Page 11


     8. The basis of the assets of Bank of Georgia in the hands of Athens First will be the same as the basis of such assets in the hands of Bank of Georgia immediately prior to the Merger (Section 362(b)).

     9. The tax attributes enumerated in Section 381(c), including any earnings and profits or a deficit of earnings and profits, will be taken into account by Synovus following the Merger.

     10. Where a Bank of Georgia shareholder elects to receive cash by exercising statutory dissenters rights, such cash will be treated as having been received by the shareholder as a distribution in redemption of his or her Bank of Georgia stock subject to the provisions and limitations of Section 302 of the Code.

We are furnishing this opinion to you solely in connection with Article V paragraph (A)(7) of the Merger Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.

We consent to the use of our opinion included herein as Appendix C and to the reference to our firm under the heading of Tax Opinion in the prospectus of Synovus Financial Corp. and the proxy statement of Bank of Georgia.

                                        /s/KPMG Peat Marwick, LLP
                                        KPMG Peat Marwick, LLP

                                     PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS; UNDERTAKINGS

     Item 20.   Indemnification of Directors and Officers

     Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred if it is determined that the director has met the relevant standard of conduct, or in connection with any proceeding with respect to conduct under Section 14-2-851 of the Georgia Business Corporation Code for which he was adjudged liable on the basis that personal benefit was improperly received by him. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Georgia Business Corporation Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification under the Georgia Business Corporation Code or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such director met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Georgia Business Corporation Code, failed to comply with Section 14-2-853 of the Georgia Business Corporation Code or was adjudged liable as described in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Georgia Business Corporation Code.

     Section 14-2-852 of the Georgia Business Corporation Code provides that to the extent that a director has been successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

     Section 14-2-857 of the Georgia Business Corporation Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director to such further extent as may be provided in its articles of incorporation, bylaws, action of its board of directors or contract except for liability arising out of conduct specified in Section 14-2-857(a)(2) of the Georgia Business Corporation Code. Section 14-2-857 of the Georgia Business Corporation Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, action of its board of directors or contract.

     In accordance with Article VIII of the Company's Bylaws, every person who is or was (and the heirs and personal representatives of such person) a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company from and against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefits plan), and reasonable expenses (including attorneys' fees and disbursements) that may be imposed upon or incurred by him or her in connection with or resulting from any threatened, pending, or completed, action, suit, or proceeding, whether civil, criminal, administrative, investigative, formal or informal, in which he or she is, or is threatened to be made, a named defendant or respondent: (a) because he or she is or was a director, officer, employee, or agent of the Company; (b) because he or she or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; or (c) because he or she is or was serving as an employee of the corporation who was employed to render professional services as a lawyer or accountant to the corporation; regardless of whether such person is acting in such a capacity at the time such obligation shall have been imposed or incurred, if (i) such person acted in a manner he or she believed in good faith to be in or not opposed to the best interest of such corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful or (ii), with respect to an employee benefit plan, such person believed in good faith that his or her conduct was in the interests of the participants in and beneficiaries of the plan.

     Pursuant to Article VIII of the Bylaws of the Company, reasonable expenses incurred in any proceeding shall be paid by the Company in advance of the final disposition of such proceeding if authorized by the Board of Directors in the specific case, or if authorized in accordance with procedures adopted by the Board of Directors, upon receipt of a written undertaking executed personally by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company, and a written affirmation of his or her good faith belief that he or she has met the standard of conduct required for indemnification.

     The foregoing rights of indemnification and advancement of expenses are not intended to be exclusive of any other right to which those indemnified may be entitled, and the Company has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

     The Company carries insurance for the purpose of providing indemnification to its directors and officers. Such policy provides for indemnification of the Company for losses and expenses it might incur to its directors and officers for successful defense of claims alleging negligent acts, errors, omissions or breach of duty while acting in their capacity as directors or officers and indemnification of its directors and officers for losses and expense upon the unsuccessful defense of such claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Item 21.          Exhibits and Financial Statement Schedules

     The following Exhibits are filed as part of this Registration Statement:

Exhibit No.      Description

         2 Agreement and Plan of Merger is attached as Appendix "A" to the Proxy Statement/Prospectus included in this Registration Statement.

         4.1 Articles of Incorporation of Synovus Financial Corp., as amended, incorporated by reference to Exhibit 4(a) of Synovus Financial Corp.'s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1990 (File No. 33-35926).

         4.2 Bylaws, as amended, of Synovus Financial Corp., incorporated by reference to Exhibit 3.2 of Synovus Financial Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission on March 6, 1997.

         4.3 Form of Rights Agreement incorporated by reference to Exhibit 1 of Synovus Financial Corp.'s Registration Statementb on Form 8-A dated May 3, 1989 filed with the Securities andb Exchange Commission on May 3, 1989 pursuant to Section 12 bof the Securities Exchange Act of 1934, as amended.

         5       Legal  opinion  of   the  Deputy  General  Counsel  of  Synovus
                 regarding the legality of the Synovus Common Stock being issued in the Merger.

         8 Tax opinion of KPMG Peat Marwick LLP regarding the tax consequences of the Merger to shareholders of Bank of Georgia Common Stock is attached as Appendix "C" to the Proxy Statement/Prospectus included in this Registration Statement.

         23.1 The consent of KPMG Peat Marwick LLP re: Consolidated Financial Statements of Synovus Financial Corp. and Subsidiaries.

         23.2 The consent of Mauldin & Jenkins re: Financial Statements of Bank of Georgia.

         23.3    The consent of KPMG Peat Marwick LLP  regarding its tax opinion
                 filed  as  Appendix  "C"  to  the   Proxy  Statement/Prospectus
                 included in this Registration Statement.

         23.4    The  consent  of  the  Deputy  General  Counsel  of  Synovus is
                 contained   in   her   opinion   filed  as  Exhibit  5  to  the
                 Registration Statement.

         24 Powers of Attorney contained on the signature pages of the Registration Statement.

         99      Form of Proxy

     The Registrant agrees to provide to the Commission, upon request, copies of instruments defining the rights of holders of long-term debt of the Registrant.

    Item 22.  Undertakings.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide public offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes the information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 6th day of August, 1998.

                                   SYNOVUS FINANCIAL CORP.
                                   (Registrant)

                                   By:/s/James H. Blanchard
                                   James H. Blanchard,
                                   --------------------------
                                   Chairman of the Board and
                                   Principal Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Stephen L. Burts, Jr., and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/William B. Turner                                        Date: August 6, 1998
---------------------------------------------
William B. Turner,
Director and Chairman of
the Executive Committee


/s/James H. Blanchard                                       Date: August 6, 1998
------------------------------------------
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer


                                                            Date:

John T. Oliver, Jr.,
------------------------------------------
Director and Vice Chairman
of the Executive Committee

/s/James D. Yancey                                          Date: August 6, 1998
------------------------------------------
James D. Yancey,
President and Director


/s/Richard E. Anthony                                       Date: August 6, 1998
-------------------------------------------
Richard E. Anthony,
Vice Chairman of the Board


/s/Walter M. Deriso, Jr.                                    Date: August 6, 1998
---------------------------------------------
Walter M. Deriso, Jr.,
Vice Chairman of the Board


/s/Stephen L. Burts, Jr.                                    Date: August 6, 1998
--------------------------------------------
Stephen L. Burts, Jr.,
Vice Chairman of the Board


/s/Thomas J. Prescott                                       Date: August 6, 1998
--------------------------------------------
Thomas J. Prescott,
Executive Vice President, Treasurer,
Principal Accounting and Financial Officer


--------------------------------------------                Date:
Joe E. Beverly,
Director


/s/Richard Y. Bradley                                       Date: August 6, 1998
--------------------------------------------
Richard Y. Bradley,
Director


--------------------------------------------                Date:
C. Edward Floyd,
Director


--------------------------------------------                Date:
Gardiner W. Garrard, Jr.,
Director

                                                            Date:
--------------------------------------------
V. Nathaniel Hansford,
Director


/s/John P. Illges, III                                      Date: August 6, 1998
-----------------------------------------------
John P. Illges, III,
Director


/s/Mason H, Lampton                                         Date: August 6, 1998
---------------------------------------------
Mason H. Lampton,
Director


--------------------------------------------                Date:
Elizabeth C. Ogie,
Director

--------------------------------------------                Date:
H. Lynn Page,
Director


/s/Robert V. Royall, Jr.                                    Date: August 6, 1998
--------------------------------------------
Robert V. Royall, Jr.,
Director


--------------------------------------------                Date:
Melvin T. Stith,
Director